Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253421

MOBU Focus ER Index Supplement No. 1 to the Prospectus and the Prospectus Supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-253421

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. MOBU Focus ER Index Supplement No. 1

Notes Linked to the Performance of the Goldman Sachs Momentum Builder® Focus ER Index

GS Finance Corp. may from time to time offer and sell notes, the payments and performance of which will be linked to the Goldman Sachs Momentum Builder® Focus ER Index (the “index”). The index measures the performance of a “base index” and non-interest bearing cash positions subject to certain deductions, as described in further detail below. On each index business day, exposure to the base index will be reduced and exposure to the non-interest bearing cash positions increased if (i) the realized volatility of the base index exceeds a volatility control limit of 5% (we refer to the base index, after applying this volatility control limit, as the “volatility controlled index”) or (ii) the volatility controlled index has exhibited negative price momentum.

The base index is composed of underlying assets, which consist of (i) nine underlying indices, potentially providing exposure to the following asset classes: focused U.S. equities; other developed market equities; developed market fixed income; emerging market equities; and commodities; and (ii) a money market position that accrues interest at a rate equal to the federal funds rate (the “return-based money market position”). The base index rebalances on each index business day based on historical returns of the underlying assets, subject to a limitation on realized volatility (which is separate from the volatility control mechanism described in the paragraph above) and minimum and maximum weights for the underlying assets and asset classes. As a result of the rebalancing, the base index may include as few as 2 underlying assets (including the return-based money market position) and may never include some of the underlying indices or asset classes.

The daily base index return is subject to a deduction equal to the return on the federal funds rate and, in addition, the entire index is subject to a deduction of 0.65% per annum (accruing daily).

The net effect of the deduction for the federal funds rate on the base index and the 0.65% deduction on the full index means that any aggregate exposure to the return-based money market position or the non-interest bearing cash positions will reduce the index performance on a pro rata basis by 0.65%. Based on hypothetical historical results, a significant portion of the index would have been allocated to the return-based money market position or the non-interest bearing cash positions at various times.

The accompanying prospectus and the accompanying prospectus supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-253421, describes some of the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement, which we refer to as the applicable pricing supplement and, if specified in the applicable pricing supplement, a separate product supplement, which we refer to as the applicable product supplement, will describe additional terms that apply to your notes.

This index supplement contains the following:

•

A summary overview of the index.  You should read this summary overview in conjunction with (i) the more detailed description of index to be set forth in the applicable pricing supplement and (ii) the descriptions of the index’s eligible underlying assets (including the eligible underlying indices) set forth herein.

•

Certain risks applicable to the index’s eligible underlying indices. You should read these risks in conjunction with the risks and considerations described in the applicable pricing supplement (including risks and considerations relating to the index itself, the particular notes being offered thereby and certain other matters), the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus.

•	A description of the index’s eligible underlying assets.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page S-15 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this index supplement no. 1, the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

GS Finance Corp. may use this index supplement in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC (GS&Co.), or any other affiliate of GS Finance Corp., may use this index supplement in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this index supplement is being used in a market-making transaction.

Goldman Sachs & Co. LLC

MOBU Focus ER Index Supplement No. 1 dated March 25, 2021.

In this index supplement, when we refer to a “note” we mean a note linked to the index specified herein unless the context requires otherwise. Please note that in this index supplement, references to “GS Finance Corp.”, “we”, “our” and “us” refer only to GS Finance Corp. and do not include its consolidated subsidiaries or affiliates. Also, references to “The Goldman Sachs Group, Inc.”, our ultimate parent company, refer only to The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. References to the “accompanying prospectus” mean the accompanying prospectus, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series F, each of GS Finance Corp. and The Goldman Sachs Group, Inc. and each as may be amended from time to time, that form a part of Registration Statement No. 333-253421. Also, references to the “indenture” in this index supplement mean the senior debt indenture, dated October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the above-referenced accompanying prospectus supplement for Medium-Term Notes, Series F.

The Notes Are Part of a Series

The notes are part of a series of debt securities, entitled “Medium-Term Notes, Series F”, that we may issue under our indenture from time to time. The notes are “indexed debt securities”, as defined in the accompanying prospectus. The notes will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. We describe terms that apply generally to all Series F medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for the Series F medium-term notes and the accompanying prospectus, respectively. The applicable pricing supplement will describe any additions or changes to the terms of the notes being offered thereby.

Please note that the information about the settlement or trade dates, issue price, underwriting discounts or commissions and net proceeds to us in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in the Applicable Pricing Supplement and the Applicable Product Supplement, If Any

The specific terms of your notes will be described in the applicable pricing supplement and the applicable product supplement, if any, accompanying this index supplement. The terms described therein are in addition to those described herein and in the accompanying prospectus and the accompanying prospectus supplement.

SUMMARY OVERVIEW OF THE INDEX

Please note that this section constitutes only a brief overview of the index. The index will be described in more detail in the applicable pricing supplement. You should not invest in the notes without also reading the applicable pricing supplement in full, including the sections entitled “The Index” and “Additional Risk Factors Specific to Your Notes” (including risks and considerations relating to the index, the particular notes being offered thereby and certain other matters). Neither this section, the section entitled “Additional Risks Factors Specific to the Eligible Underlying Indices” nor any other information in this index supplement is intended to be a substitute for the information relating to the index, including the risk factors relating to the index, set forth in the applicable pricing supplement.

The Goldman Sachs Momentum Builder® Focus ER Index (the index) measures the weighted performance of a base index composed of the underlying indices and a money market position (the return-based money market position), calculated on an excess return basis over the federal funds rate, together with non-interest bearing hypothetical cash positions that are not components of the base index. The non-interest bearing hypothetical cash positions arise either from the application of a 5% volatility control to the base index (the deleverage cash position) or a momentum risk control adjustment mechanism (the momentum risk control cash position). In addition to the base index deduction described above, the entire index is subject to a deduction of 0.65% per annum (accruing daily), as described below.

The index rebalances on each index business day from among 10 eligible underlying assets (considering the return-based money market position and non-interest bearing cash positions as a single eligible underlying asset) that have been categorized in the following asset classes: focused U.S. equities; other developed market equities; developed market fixed income; emerging market equities; commodities; and cash equivalent. The index attempts to track the positive price momentum in the eligible underlying assets (as defined below), subject to limitations on volatility, a minimum and maximum weight for each base index underlying asset and each asset class, and reduced exposure to the extent that the realized volatility of the base index exceeds a volatility control level of 5% or the volatility controlled index has exhibited negative price momentum, each as described below. The return-based money market position reflects the notional returns accruing to a hypothetical investor from an investment in a money market account denominated in U.S. dollars that accrues interest at the notional interest rate (a rate equal to the federal funds rate). As used in this index description, “realized volatility” is a measure of the degree of variation in historical returns.

On each index business day, the index is rebalanced as follows:

•	First the base index is calculated.
o	The return of the base index reflects a deduction at the federal funds rate.
•

Next, the volatility control is applied to produce the “volatility controlled index” as an interim step. In applying the volatility control, exposure to the base index may be reduced by ratably allocating a portion of the base index exposure to the deleverage cash position to the extent that the realized volatility of the base index exceeds the volatility control level of 5%.

o	The return of the volatility controlled index reflects a deduction of 0.65% per annum (accruing daily).
•

Finally, the momentum risk control is applied to produce the index. In applying the momentum risk control, exposure to the volatility controlled index (and therefore to the base index) may be reduced by ratably allocating a portion of the index exposure to the momentum risk control cash position.

o	The portion of the index ratably allocated to the momentum risk control cash position reflects a deduction of 0.65% per annum (accruing daily).

At this level, the deduction rate of 0.65% applies only to the momentum risk control cash position, rather than the index as a whole, because the deduction rate has already been factored into the calculation of the volatility controlled index. As a result, the deduction rate applies to the entire index.

Base Index Rebalancing

On each index business day (in the following contexts, a rebalancing day), the base index is rebalanced as follows:

•

For each index business day, the hypothetical portfolios of eligible base index underlying assets (i.e., the eligible underlying indices and the return-based money market position) that would have provided the highest historical returns during each of three look-back periods (nine months, six months and three months) are calculated.  The look-back periods are measured from (and excluding) the day which falls respectively nine (9), six (6) or three (3) calendar months before the third index business day prior to the given index business day (or, if any such date is not an index business day, the index business day immediately preceding such day) to (and including) the third index business day prior to the given index business day. Each portfolio is subject to (i) a 5% volatility limit (which may be relaxed in certain circumstances) on the degree of variation in the closing levels of the aggregate of such eligible base index underlying assets over the relevant look-back period and (ii) a minimum and maximum weight for each eligible base index underlying asset and each base index asset class. This results in three hypothetical portfolios of eligible base index underlying assets (one for each look-back period) for each index business day.

•

For each index business day, a target weight is calculated for each eligible base index underlying asset as the average of the weights of such eligible base index underlying asset in the three hypothetical portfolios.

•

For each rebalancing day, the weight of each eligible base index underlying asset for the base index rebalancing will equal the average of the target weights for such eligible base index underlying asset over the weight averaging period related to such rebalancing day. The weight averaging period for any rebalancing day will be the period from (but excluding) the tenth index business day on which no index market disruption event occurs or is continuing with respect to any eligible base index underlying asset prior to such day to (and including) such day.

•

The basket of base index underlying assets resulting from the application of the weights calculated above is the base index. As a result of the constraints applied in its methodology, the base index may include as few as two eligible base index underlying assets (including the return-based money market position) and may not include some of the eligible base index underlying assets or base index asset classes during the entire term of the notes. The base index is calculated on an excess return basis, reflecting a deduction of the return that could be earned on a notional cash deposit at the notional interest rate, which is a rate equal to the federal funds rate.

The following is a list of the eligible base index underlying assets for the index, including the related base index asset classes, base index asset class minimum and maximum weights and base index underlying asset minimum and maximum weights.

BASE INDEX ASSET CLASS	BASE INDEX ASSET CLASS MINIMUM WEIGHT	BASE INDEX ASSET CLASS MAXIMUM WEIGHT	ELIGIBLE BASE INDEX UNDERLYING ASSET	TICKER	BASE INDEX UNDERLYING ASSET MINIMUM WEIGHT	BASE INDEX UNDERLYING ASSET MAXIMUM WEIGHT
Focused US Equities	20%	50%	US Equity Futures Rolling Strategy Index	FRSIUSE	0%**	30%
			US Technology Equity Futures Rolling Strategy Series Q Total Return Index	GSISNQET	0%**	30%
Other Developed Market Equities	0%	50%	European Equity Futures Rolling Strategy Index	FRSIEUE	0%	30%
			Japanese Equity Futures Rolling Strategy Index	FRSIJPE	0%	30%
Developed Market Fixed Income	0%	80%	US Government Bond Futures Rolling Strategy Index	FRSIUSB	0%	60%
			European Government Bond Futures Rolling Strategy Index	FRSIEUB	0%	60%
			Japanese Government Bond Futures Rolling Strategy Index	FRSIJPB	0%	60%
Emerging Market Equities	0%	20%	Emerging Markets Equity Futures Rolling Strategy Index	FRSIEME	0%	20%
Commodities	0%	25%	Bloomberg Gold Subindex Total Return	BCOMGCTR	0%	25%
Cash Equivalent	0%	80%*	Return-Based Money Market Position	N/A	0%	80%*

* The base index asset class maximum weight and base index underlying asset maximum weight applicable to the Cash Equivalent in the table only apply to the return-based money market position in the base index, and not the deleverage cash position or the momentum risk control cash position (which are outside of the base index). As a result of the volatility control and momentum risk control adjustment features, the index may allocate nearly its entire exposure to hypothetical cash positions.

** Although the underlying asset weight of each of the US Large-Cap Equities (US Equity Futures Rolling Strategy Index) and US Technology Equities (US Technology Equity Futures Rolling Strategy Series Q Total Return Index) may be as low as 0%, their minimum combined weight must equal at least 20%.

Volatility Control

After a base index rebalancing, if on such rebalancing day the realized volatility of the base index’s excess returns (which take into account daily deductions at the notional interest rate) exceeds the volatility control level of 5%, the index will be rebalanced again in order to reduce such realized volatility to 5% by ratably reallocating a portion of the index exposure from the base index to the deleverage cash position.

The weighted basket resulting from the application of the volatility control is referred to as the “volatility controlled index”. The volatility controlled index measures the performance of the base index and the non-interest bearing deleverage cash position, with respective weights determined on each index business day as described above, minus 0.65% per annum (accruing daily).

The volatility measure used to calculate the volatility controlled index is based on the higher of two realized volatilities of base index excess returns using (i) a short-term “decay factor” of 0.94 giving relatively greater weight to more recent volatilities and (ii) a long-term “decay factor” of 0.97 giving relatively greater weight to older volatilities. Generally, a higher “decay factor” gives relatively greater weight to older data, reflecting a longer-term perspective.

Momentum Risk Control

After a volatility controlled index rebalancing, if on such rebalancing day the volatility controlled index has exhibited negative price momentum (i.e., negative returns), the index will be rebalanced again by ratably reallocating a portion of the index exposure from the volatility controlled index to the momentum risk control cash position. Negative price momentum is deemed to occur if, on one or more index business days during the 21 index business day period from (but excluding) the 23rd index business day, to (and including) the 2nd index business day, prior to such rebalancing day, the volatility controlled index level is lower than its level 100 index business days prior to such day. Such 21 index business day period is defined as the momentum measurement period with respect to such rebalancing day, and each index business day in such period is defined as a momentum measurement day. The returns on the portion of the index allocated to the momentum risk control cash position are subject to a deduction of 0.65% per annum (accruing daily).

On any rebalancing day, the exposure of the index to the volatility controlled index will be based on a weighted percentage of the number of momentum measurement days during which the volatility controlled index level equals or exceeds its level on the 100th index business day preceding such momentum measurement day, with a value of 1 assigned to each momentum measurement day for which such condition is satisfied and a value of 0.25 assigned to each momentum measurement day for which such condition is not satisfied. For example, if the level of the volatility controlled index on each of the 21 momentum measurement days was greater than or equal to its level 100 index business days prior to such momentum measurement day, the index would be allocated 100% to the volatility controlled index and 0% to the momentum risk control cash position on such rebalancing day. Conversely, if the level of the volatility controlled index on each of the momentum measurement days was less than its level 100 index business days prior to such momentum measurement day, the index would be allocated 25% to the volatility controlled index and 75% to the momentum risk control cash position on such rebalancing day.

Index Values and Deductions

The image below depicts the calculation of the index values of each of the three layers of the index. This image is presented as a summary and should be read together with the more complete description of the calculation of the index immediately above.

•

Base index:  First, the orange innermost layer of the image represents the base index, which is comprised of the underlying indices and the return-based money market position (if any). The base index is calculated on an excess return basis, meaning that the return of the base index reflects a deduction of the return that could be earned on a notional cash deposit at the notional interest rate (a rate equal to the federal funds rate). The image shows that the value of the base index is based on the weighted sum of:

o	the performance of the underlying indices
o	plus the performance of any return-based money market position (which performance will equal the federal funds rate),

less a deduction at the federal funds rate (applied to each base index component).

•

Volatility controlled index:  Second, the green middle layer of the image represents the volatility controlled index, which is comprised of the base index and the deleverage cash position (if any) based on a measure of volatility. The image shows that the value of the volatility controlled index (composed of the base index and the deleverage cash position) is based on the weighted sum of:

o	the excess returns of the base index, as described above
o	plus a zero return attributable to any non-interest bearing deleverage cash position,

less a deduction rate of 0.65% per annum (accruing daily) (applied to each component of the volatility controlled index).

•

Index:  Finally, the blue outer layer of the image represents the index, which is comprised of the volatility controlled index and the momentum risk control cash position (if any) based on a measure of momentum. The image shows that the value of the index is based on the weighted sum of:

o	the performance of the volatility controlled index, as described above
o

plus a zero return attributable to the non-interest bearing momentum risk control cash position less a deduction rate of 0.65% per annum (accruing daily) that applies solely to the momentum risk control cash position (if any).

At this level, the deduction rate of 0.65% applies only to the momentum risk control cash position, rather than the index as a whole, because the deduction rate has already been factored into the calculation of the volatility controlled index.

As a result, any portion of the index attributable to a return-based money market position, a deleverage cash position or a momentum risk control cash position will effectively have a zero net return on an excess return basis before deducting 0.65% per annum (accruing daily) at the index level.

The final row of the image (no color) shows the cumulative impact of fees and deductions on each component of the index.

Index
Volatility controlled index				Momentum risk control cash position (if any)
	Base index		Deleverage cash position (if any)
	Underlying indices	Return-based money market position (if any)
Returns	+ underlying asset return*	+ Fed Funds Rate	0**	0**
Base index-level deductions	- Fed Funds Rate		Not applicable	Not applicable
Volatility controlled index-level deductions	- 0.65%/ annum			Not applicable
Index-level deductions	0			- 0.65%/ annum
Underlying Assets	Underlying indices	Return-based money market position (if any)	Deleverage cash position (if any)	Momentum risk control cash position (if any)
Net Impact	underlying asset return* – Fed Funds Rate – 0.65% / annum	- 0.65%/ annum	- 0.65%/ annum	- 0.65%/ annum

*The return contribution of the underlying indices to the base index is the weighted sum of underlying index returns weighted according to their respective weights in the base index, and the return contribution of the underlying indices to the index may be reduced by deleveraging of volatility controlled index exposure to the base index resulting from the application of the 5% volatility control to the base index or deleveraging of the index exposure to the volatility controlled index resulting from application of the momentum risk control adjustment mechanism to the volatility controlled index.

**The deleverage cash position and momentum risk control cash position represent hypothetical non-interest bearing cash positions. As neither position bears interest, the return attributable to these positions will always be zero.

Internal Currency Hedge

With respect to the eligible underlying assets denominated in a currency other than U.S. dollars (i.e., European Equity Futures Rolling Strategy Index (FRSIEUE), the Japanese Equity Futures Rolling Strategy Index (FRSIJPE), the European Government Bond Futures Rolling Strategy Index (FRSIEUB)

and the Japanese Government Bond Futures Rolling Strategy Index (FRSIJPB)), the index reflects an internal simulated currency hedge, which, through a series of hypothetical currency hedging transactions, seeks to partially mitigate such eligible underlying assets’ exposure to exchange rate fluctuations in such currencies.

Definitions

For the purpose of this “Summary Overview of the Index”:

●

an “eligible underlying asset” is any of the eligible underlying indices, the return-based money market position, the deleverage cash position or the momentum risk control cash position, in each case that is eligible for inclusion in the index on an index business day;

●	an “eligible underlying index” is one of the indices that is eligible for inclusion in the index on an index business day;
●	an “eligible base index underlying asset” is one of the eligible underlying indices or the return-based money market position that is eligible for inclusion in the base index on an index business day;
●	an “underlying asset” is an eligible underlying asset with a non-zero weighting in the index on any index business day;
●	an “underlying index” is an eligible underlying index with a non-zero weighting in the index on any index business day;
●	a “base index underlying asset” is one of the underlying indices or the return-based money market position with a non-zero weighting in the base index on an index business day;
●	a “cash position” is any of the return-based money market position, the deleverage cash position or the momentum risk control cash position;
●	a “non-interest bearing cash position” is any of the deleverage cash position or the momentum risk control cash position; and
●

an “index business day” is a day which is an asset business day for all of the eligible base index underlying assets and on which no market disruption event is continuing, and such day is not an additional index holiday following an index market disruption event.

Index and Base Index Underlying Asset Weightings

The following chart sets forth the weighting of each eligible base index underlying asset in the base index as of March 12, 2021 and the hypothetical and historical average percentage weightings of the eligible base index underlying assets, the highest percentage weightings of the eligible base index underlying assets and the percentage of index business days with positive weightings for the eligible base index underlying assets in the base index from January 1, 2016 to March 12, 2021. The chart uses historical information from January 12, 2021 (the index launch date) to March 12, 2021 and hypothetical data from January 1, 2016 to January 11, 2021. The hypothetical data is based on the historical levels of the eligible base index underlying assets and uses the same methodology that is used to calculate the index. As a result, the following chart does not reflect the global financial crisis which began in 2008, which had a materially negative impact on certain of the eligible base index underlying assets. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Eligible Base Index Underlying Asset	Weighting (as of March 12, 2021)*	Average Weighting	Highest Weighting	Percentage of Index Business Days When Eligible Base Index Underlying Asset is Included as a Base Index Underlying Asset
US Equity Futures Rolling Strategy Index	19.24%	12.43%	30.00%	93.98%
US Technology Equity Futures Rolling Strategy Series Q Total Return Index	0.97%	11.64%	29.58%	96.70%
European Equity Futures Rolling Strategy Index	3.92%	2.92%	24.49%	62.82%
Japanese Equity Futures Rolling Strategy Index	11.24%	5.91%	27.44%	71.81%
US Government Bond Futures Rolling Strategy Index	0.00%	13.57%	59.57%	78.57%
European Government Bond Futures Rolling Strategy Index	26.29%	25.80%	58.91%	89.12%
Japanese Government Bond Futures Rolling Strategy Index	0.13%	7.36%	56.21%	68.84%
Emerging Markets Equity Futures Rolling Strategy Index	1.98%	1.94%	19.67%	51.28%
Bloomberg Gold Subindex Total Return	0.10%	7.00%	21.64%	85.00%
Money Market Position	36.13%	11.43%	47.33%	74.44%

*Current weighting information is updated from time to time by Solactive AG, the index calculation agent, at solactive.com/indices/. We are not incorporating by reference the website or any material it includes in this index supplement.

While reviewing the charts and related information that follow, you should consider the following:

•

On any given day, we expect that the base index will have exposure to only a limited subset of the 10 eligible base index underlying assets. For example, on the hypothetical rebalancing conducted on May 15, 2020, only 3 eligible base index underlying assets (2 of which were underlying indices) were selected for the upcoming day. Thus, the base index did not target any exposure upon such rebalancing to 7 of the eligible base index underlying assets.

•

The base index will not necessarily allocate the maximum weight or any weight to eligible base index underlying assets with relatively high historical returns on an index business day due to the limitation imposed by the 5% volatility constraint (which volatility is measured on a basket basis and is not determined based on the realized volatility of each eligible base index underlying asset standing alone). To illustrate, even an underlying asset with the highest average historical returns over the applicable look-back periods and over the applicable 10-day weight averaging period may have less than its maximum weight on any index business day due to the 5% volatility constraint.

•

Asset class maximum weight limitations may prevent an eligible base index underlying asset from being allocated its maximum weight in the base index despite relatively high historical returns on an index business day. This result could, in part, be due to each of the other assets in that asset class being allocated their respective maximum weights.

•

Positive returns during the period used to calculate the historical returns do not ensure that a base index underlying asset will provide positive returns after a daily rebalancing if selected as a base index underlying asset. To illustrate, a base index underlying asset that had a positive historical return on a rebalancing day could have a negative return for the day immediately following such rebalancing day.

You should not take the historical information above as an indication of the future performance of the base index or the index.

The following chart sets forth the daily allocation on each index business day between each asset class in the index (not just the base index) from January 1, 2016 to March 12, 2021, using the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information can be found to the right of the vertical solid line marker.) You should not take the historical information or hypothetical data as an indication of the future performance of the index.

For the avoidance of doubt, the allocation shown above shows the weights of asset classes in the index (not just the base index), and takes into account the deleverage cash position resulting from the volatility control feature and the momentum risk control cash position resulting from the momentum risk control adjustment feature, which are included (along with any return-based money market positions) under “Cash Equivalent”.

The following chart sets forth the number of base index underlying assets included in the base index on each index business day during the period from January 1, 2016 to March 12, 2021 based on the historical index information and hypothetical index data previously supplied above. As a result of base index rebalancing, the base index may include as few as two eligible base index underlying assets (as few as one eligible base index underlying index and the return-based money market position). After base index rebalancing, the index may be rebalanced again because of the volatility control mechanism and momentum risk control adjustment mechanism by ratably reallocating a portion of the exposure from the base index to the hypothetical cash positions. Due to the foregoing, the index may have minimal exposure to underlying indices and may allocate nearly its entire exposure to the various hypothetical cash positions. You should not take the historical information or hypothetical data as an indication of the future performance of the base index or the index.

Number of Base Index Underlying Assets	Percent of Days Included
1	0.00%
2	0.00%
3	3.30%
4	0.99%
5	1.73%
6	18.47%
7	21.68%
8	15.83%
9	19.21%
10	18.80%

The following chart sets forth the percentage of index business days during the period from January 1, 2016 to March 12, 2021 on which the asset class maximum weight restrictions reduced the weighting of one or more base index underlying assets within an asset class or prevented one or more eligible base index underlying assets within an asset class from becoming a base index underlying asset due to its effect on some or all of the weight averaging period with respect to the relevant index business day. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the base index or the index.

Asset Class

Percent of Index Business Days That Asset Class Maximum Weight Restriction Reduced a Base Index Underlying Asset Weighting or Prevented an Eligible Base Index Underlying Asset From Becoming a Base Index Underlying Asset Due to its Effect on Some or All of the Weight Averaging Period With Respect to the Relevant Index Business Day

Focused U.S. Equities	0.00%
Other Developed Market Equities	0.00%
Developed Market Fixed Income	3.63%
Emerging Market Equities	2.31%
Commodities	0.82%
Cash Equivalent	0.00%

The following chart sets forth the percentage of index business days during the period from January 1, 2016 to March 12, 2021 on which for the asset class minimum weight restriction of Focused U.S. Equities increased the weighting of one or more relevant base index underlying assets due to its effect on some or all of the weight averaging period with respect to the relevant index business day. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the base index or the index.

Asset Class

Percent of Index Business Days That Asset Class Minimum Weight Restriction of Focused U.S. Equities Increased a Base Index Underlying Asset Weighting Due to its Effect on Some or All of the Weight Averaging Period With Respect to the Relevant Index Business Day

Focused U.S. Equities	55.81%

The following chart sets forth the percentage of index business days during the period from January 1, 2016 to March 12, 2021 on which the base index underlying asset maximum weight restrictions reduced the weighting of the applicable base index underlying assets due to its effect on some or all of the weight averaging period with respect to the relevant index business day. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the base index or the index.

Eligible Base Index Underlying Asset

Percent of Index Business Days That Base Index Underlying Asset Maximum Weight Restriction Reduced a Base Index Underlying Asset Weighting or Prevented an Eligible Base Index Underlying Asset From Becoming a Base Index Underlying Asset Due to its Effect on Some or All of the Weight Averaging Period With Respect to the Relevant Index Business Day

US Equity Futures Rolling Strategy Index	5.28%
US Technology Equity Futures Rolling Strategy Series Q Total Return Index	1.24%
European Equity Futures Rolling Strategy Index	0.00%
Japanese Equity Futures Rolling Strategy Index	0.00%
US Government Bond Futures Rolling Strategy Index	1.65%
European Government Bond Futures Rolling Strategy Index	9.40%
Japanese Government Bond Futures Rolling Strategy Index	1.15%
Emerging Markets Equity Futures Rolling Strategy Index	2.31%
Bloomberg Gold Subindex Total Return	0.82%
Money Market Position	0.00%

The index ratably rebalanced some or all of the exposure from the base index into the deleverage cash position on 53.17% of the index business days during the period from January 1, 2016 to March 12, 2021, based on the historical index information and hypothetical index data previously supplied above. The daily volatility control index rebalancing may occur on some index business days because daily base index rebalancing is based on asset realized volatility and covariance over the three look-back periods (the prior nine months, six months, and three months) and the volatility control mechanism is based on the higher of the two exponentially weighted realized volatilities of the base index with two decay factors. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

The following chart displays the percentage of volatility controlled index (composed of the base index and deleverage cash position) exposure to the base index underlying assets (base index) during the period from January 1, 2016 to March 12, 2021 based on the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information from the index launch date on January 12, 2021 can be found to the right of the vertical solid line marker.) As a result of daily volatility control index rebalancing, the volatility controlled index may have minimal exposure to underlying indices and may allocate nearly its entire exposure to the hypothetical cash positions. Therefore, a percentage less than 100% in the chart below means that a daily volatility control index rebalancing has occurred, reducing exposure in the base index and increasing exposure to the deleverage cash position. For example, on March 23, 2020, the volatility controlled index exposure to the base index was 23.73% and the additional volatility controlled index exposure to the deleverage cash position was 76.27%. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

% of Volatility Controlled Index Invested in Base Index
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The following chart displays the percentage of index exposure to the volatility controlled index (composed of the base index and deleverage cash position) during the period from January 1, 2016 to March 12, 2021 based on the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information from the index launch date on January 12, 2021 can be found to the right of the vertical solid line marker.) As a result of the momentum risk control adjustment mechanism, the index may allocate as little as 25% of its exposure to the volatility controlled index and as much as 75% of its exposure to the momentum risk control cash position. Therefore, a percentage less than 100% in the chart below means that the momentum risk control adjustment mechanism reduces exposure in the volatility controlled index and increases exposure to the momentum risk control cash position. For example, on July 15, 2020, the index exposure to the volatility controlled index was 25% and the additional index exposure to the momentum risk control cash position was 75%. The index ratably rebalanced some or all of the exposure from the volatility controlled index into the momentum risk control cash position on 33.06% of the index business days during the period from January 1, 2016 to March 12, 2021. From October 12, 2018 to April 16, 2019, the index had an allocation to the momentum risk control cash position for 118 consecutive index business days. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

% of Index Invested in Volatility Controlled Index
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Additional Risk Factors Specific to the Eligible Underlying INdices

The following risks relate only to the eligible underlying indices underlying the index.  For risks and considerations relating to the index itself and certain other matters, see the applicable pricing supplement.  You should carefully review all of the risks and considerations herein and in the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus.

An investment in your notes is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in any eligible underlying asset or the assets comprising any eligible underlying index or in notes that bear interest at the notional interest rate. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks related to eligible underlying indices comprised of futures contracts

(including the US Equity Futures Rolling Strategy Index, the US Technology Equity Futures Rolling Strategy Series Q Total Return Index, the European Equity Futures Rolling Strategy Index, the Japanese Equity Futures Rolling Strategy Index, the US Government Bond Futures Rolling Strategy Index, the European Government Bond Futures Rolling Strategy Index, the Japanese Government Bond Futures Rolling Strategy Index, the Emerging Markets Equity Futures Rolling Strategy Index and the Bloomberg Gold Subindex Total Return)

Suspension or Disruptions of Market Trading in Futures Contracts Included in an Eligible Underlying Index May Adversely Affect the Level of the Index

The futures markets occasionally experience disruptions in trading (including temporary distortions or other disruptions due to various factors, such as the lack of liquidity in markets, the participation of speculators and governmental regulation and intervention).  These disruptions include the cessation, for a material time, of trading in the futures contracts underlying an eligible underlying index or the imposition by the futures exchange on which one or more such futures contracts are traded of a “limit price,” a range outside of which these futures contracts are not permitted to trade. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a specified period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. In addition, a futures exchange may replace or delist a futures contract included in the eligible underlying index. There can be no assurance that a disruption, replacement or delisting of a futures contract, or any other event, will not have an adverse or distortive effect on the value of an eligible underlying index or the manner in which it is calculated.

A Negative Roll Yield Could Reduce the Level of an Eligible Underlying Index and Therefore the Level of the Index

The eligible underlying indices are composed of futures contracts rather than underlying securities or physical commodities. Futures contracts normally specify a certain date for settlement of a financial future (such as a futures contract on a securities index) or delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise each eligible underlying index approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify a September expiration. As time passes, the contract expiring in September may be replaced by a contract for delivery in December. This process is referred to as “rolling.”

If all other factors are unchanged, if the market for these contracts is in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the sale of the September contract would take place at a price that is lower than the price of the December contract, thereby creating a negative “carry” or “roll yield.” By contrast, if the market for these contracts is in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the September contract would take place at a price that is higher than the price of the December contract, thereby creating a positive “carry” or “roll yield.” Because of the potential effects of negative roll yields, it is possible for the level of an eligible underlying index and, therefore, the level of the index, to decrease significantly over time even when the relevant indices, bonds, or near-term or spot prices of underlying commodities are stable or increasing. It is also possible, when the relevant indices, bonds, or the near-term or spot prices of the underlying commodities are decreasing, for the level of such eligible underlying index and, therefore, the level of the index, to decrease significantly over time.

Futures Contracts Are Not Assets with Intrinsic Value

The eligible underlying indices are linked to futures contracts. Trading in futures contracts transfers the risk of future price movements from one market participant to another. This means that for every gain, there is an equal and offsetting loss. Futures contracts themselves are not assets with intrinsic value, and simply reflect, in the case of cash-settled contracts, certain rights to payment or obligations to make payments to the other party to the contract, and in the case of physically-settled contracts, an agreement to make or take delivery of a particular asset at a specified price. Accordingly, market participants taking the opposite side of the relevant futures contract trades may believe that the level of an index or the price of a bond or the price of a commodity, as applicable, underlying a futures contract will move against the interests of the corresponding eligible underlying index.

Risks related to eligible underlying indices sponsored by Goldman Sachs International

(including the US Equity Futures Rolling Strategy Index, the US Technology Equity Futures Rolling Strategy Series Q Total Return Index, the European Equity Futures Rolling Strategy Index, the Japanese Equity Futures Rolling Strategy Index, the US Government Bond Futures Rolling Strategy Index, the European Government Bond Futures Rolling Strategy Index, the Japanese Government Bond Futures Rolling Strategy Index and the Emerging Markets Equity Futures Rolling Strategy Index)

The Calculation Agent of an Eligible Underlying Index Will Have Authority to Make Determinations that Could Affect the Level of the Index

Goldman Sachs International, the sponsor of certain eligible underlying indices, has appointed the calculation agent of each such eligible underlying index. Each such calculation agent calculates the value of the relevant eligible underlying index and has discretion with respect to determining market disruption events with respect to an eligible underlying index and with respect to making certain adjustments upon corporate events. The exercise of this discretion by each such calculation agent could adversely affect the level of its eligible underlying index and, therefore, level of the index.

The Policies of Goldman Sachs International, the Sponsor of Certain Eligible Underlying Indices, and Policy Changes That Affect Such Eligible Underlying Indices Could Affect the Level of the Index

Goldman Sachs International is an affiliate of The Goldman Sachs Group, Inc. The policies of Goldman Sachs International, the sponsor of certain eligible underlying indices, concerning the calculation of the level of an eligible underlying index could affect the level of such eligible underlying index and, therefore, the level of the index. The level of an eligible underlying index and the level of the index could also be affected if the sponsor of such eligible underlying index changes these policies, for example, by changing the manner in which it calculates the level of such eligible underlying index or the method by which it constructs such eligible underlying index, or if the sponsor of such eligible underlying index discontinues or suspends calculation or publication of the level of such eligible underlying index, in which case it may become difficult to determine the level of the index.

Risks related to eligible underlying indices comprised of futures contracts on reference equity indices

(including the US Equity Futures Rolling Strategy Index, the US Technology Equity Futures Rolling Strategy Series Q Total Return Index, the European Equity Futures Rolling Strategy Index, the Japanese Equity Futures Rolling Strategy Index and the Emerging Markets Equity Futures Rolling Strategy Index)

Except to the Extent the Goldman Sachs Group, Inc. Is One of the Companies Whose Common Stock Comprises the S&P 500® Index, and Except to the Extent That We or Our Affiliates May Currently or in the Future Own Assets of, or Engage in Business With, the Issuers of Assets Comprising a Reference Equity Index That Is the Subject of a Futures Contract that Comprises One of the Equity Futures Rolling Strategy Indices, There is No Affiliation Between Us and Any Issuer of Assets Comprising Any Reference Equity Index That Is the Subject of a Futures Contract that Comprises One of the Equity Futures Rolling Strategy Indices

The US Equity Futures Rolling Strategy Index is linked to the E-mini futures contract on the S&P 500® Index currently listed for trading on the Chicago Mercantile Exchange. The common stock of The Goldman Sachs Group, Inc. is one of the index stocks comprising the S&P 500® Index. In addition, we or our affiliates may currently or from time to time in the future own securities of, or engage in business with, the issuers of securities comprising an index (a “reference equity index”) (such as the S&P 500® Index) that is the subject of a futures contract (such as E-mini futures contract on the S&P 500® Index) comprising one of the equity futures rolling strategy indices (such as the US Equity Futures Rolling Strategy Index). Unless otherwise disclosed in the applicable pricing supplement, we are not otherwise affiliated with the issuers of securities comprising a reference equity index or the sponsor of a reference equity index. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to any such reference equity index or the issuers of securities comprising any such reference equity index. You, as an investor in your notes, should make your own investigation into such reference indices and the issuers of the securities comprising such reference indices. See “The Eligible Base Index Underlying Assets” below for additional information about reference indices where applicable.

None of the issuers of securities comprising a reference equity index are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, none of the issuers of securities comprising a reference equity index have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might adversely affect the level of such a reference equity index or making any investment decision for such a reference equity index.

Risks related to eligible underlying indices comprised of foreign assets

(including the US Technology Equity Futures Rolling Strategy Series Q Total Return Index, the European Equity Futures Rolling Strategy Index, the Japanese Equity Futures Rolling Strategy Index and the Emerging Markets Equity Futures Rolling Strategy Index)

Your Notes Will Be Subject to Foreign Currency Exchange Rate Risk

Certain eligible underlying indices are comprised of assets that are denominated or trade in non-U.S. dollar currencies. The value of the assets comprising such eligible underlying indices that are denominated in non-U.S. dollar currencies may be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated or trades, the level of the eligible underlying index may not increase even if the non-dollar value of the asset comprising the eligible underlying index increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

●	existing and expected rates of inflation;
●	existing and expected interest rate levels;
●	the balance of payments among countries;
●	the extent of government surpluses or deficits in the relevant foreign country and the United States; and
●	other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and level of the index could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

Regulators Are Investigating Potential Manipulation of Published Currency Exchange Rates

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries, including the United States, are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

Certain eligible underlying indices are comprised of assets that are denominated or trade in non-U.S. dollar currencies and that are adjusted to reflect their U.S. dollar value. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the level of the index. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Intervention in the Foreign Currency Exchange Markets by the Countries Issuing Any Currency In Which an Asset Comprising an Eligible Underlying Index Trades or Is Denominated Could Adversely Affect the Level of the Index

Foreign currency exchange rates can be volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the currencies in which the assets comprising the eligible underlying indices trade or are denominated, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing the currencies in which the assets comprising the eligible underlying indices trade or are denominated. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.

Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that the market price of certain of the assets comprising the eligible underlying indices, and therefore the index could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.

The note calculation agent is not obligated to make any offsetting adjustment or change in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting any eligible underlying index or any asset comprising an eligible underlying index during the life of your notes.

Because certain eligible underlying indices may convert the prices of underlying assets that trade in foreign currencies to their U.S. dollar equivalents, or otherwise, a weakening in the exchange rate of any such foreign currency relative to the U.S. dollar may have an adverse effect on the level of the index.

Suspensions or Disruptions of Market Trading in One or More Foreign Currencies May Adversely Affect the Value of Your Notes

The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. Because certain eligible underlying indices convert the prices of reference assets that trade in foreign currencies to their U.S. dollar equivalents, these circumstances could adversely affect the relevant foreign currency exchange rates and, therefore, the level of certain of the eligible underlying indices and the level of the index.

Your Investment in the Notes Will Be Subject to Risks Associated with Foreign Securities Markets

Certain eligible underlying indices are comprised of assets issued by foreign companies or entities. Investments in foreign securities markets involve particular risks. Any foreign securities market, and in particular emerging markets, in which assets comprising the reference equity indices trade may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission (SEC). Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

The reference equity indices may be comprised of assets that trade in countries considered to be emerging markets. Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for the sponsor of a reference equity index to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the assets included in such reference equity indices.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of a Reference Equity Index with Assets from One or More Foreign Securities Markets and Could Negatively Affect the Level of the Index

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of a reference equity index with assets from one or more foreign securities markets and could negatively affect the level of the index in a variety of ways, depending on the nature of such government regulatory action and the assets comprising a reference equity index that are affected. For example, pursuant to recent executive orders issued by the United States Government, United States persons are prohibited from engaging in transactions in, or possessing, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to assets that are currently included in a reference equity index or that in the future are included in a reference equity index, such assets comprising a reference equity index may be removed from a reference equity index. If government regulatory action results in the removal of assets comprising a reference equity index that have (or historically have had) significant weight in a reference equity index, such removal could have a material and negative effect on the level of such reference equity index and, therefore, level of the index. Similarly, if assets comprising a reference equity index that are subject to those executive orders or subject to other government regulatory action are not removed from a reference equity index, the level of the index could be materially and negatively affected, and transactions in, or holdings of, your notes may become prohibited under United States law. Any failure to remove such assets comprising a reference equity index from a reference equity index could result in the loss of a significant portion or all of your investment in your notes, including if you are forced to divest your notes at a time when the value of your notes has declined.

Risks related to underlying indices comprised of debt securities

(including the US Government Bond Futures Rolling Strategy Index, the European Government Bond Futures Rolling Strategy Index and the Japanese Government Bond Futures Rolling Strategy Index)

Your Investment is Subject to Interest Rate Risk

The performance of eligible underlying indices comprised of futures on debt securities, or “bonds,” may be adversely affected when interest rates rise. An increase in interest rates may cause the value of the fixed rate bonds futures comprising an eligible underlying index to decrease, may lead to heightened volatility in the fixed income markets and may adversely affect the liquidity of certain fixed income bonds futures. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. If any of these events occur, the level of the eligible underlying indices invested in bonds futures and the level of the index could be adversely affected.

Your Investment is Subject to Investment-Grade Credit Risk

Generally, the prices of debt securities are influenced by the creditworthiness of the issuers of those debt securities. The credit ratings of investment grade debt securities in particular may be downgraded to non-investment grade levels, which could lead to a significant decrease in the value of those debt securities and a lack of liquidity in the trading markets for those debt securities. If that occurs, the level of the eligible underlying indices comprised of the formerly investment-grade debt and the level of the index may be adversely affected.

Your Investment is Subject to Concentration Risks

The US Government Bond Futures Rolling Strategy Index is comprised of futures on U.S. Treasury bonds that are obligations of the United States, the European Government Bond Futures Rolling Strategy Index is comprised of futures on Euro bonds issued by the Federal Republic of Germany and the Japanese Government Bond Futures Rolling Strategy Index is comprised of futures on Japanese government bonds that are obligations of Japan (each such debt security, a “reference bond”).  As a result, each such eligible underlying index is concentrated in the performance of bonds issued by a single issuer and having the same general tenor and terms. Although your investment in the notes will not result in the ownership or other direct interest in any reference bonds, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in reference bonds. This increases the risk that any downgrade of the credit ratings of an issuer of any reference bonds from its current ratings, any increase in risk that the issuer of a reference bond may default on its obligations by the market (whether for credit or legislative process reasons) or any other market events that create a decrease in demand for reference bonds would significantly adversely affect the level of the corresponding eligible underlying index and may adversely affect the level of the index. In addition, to the extent that any such decrease in demand is more concentrated in the particular reference bond maturities in which an eligible underlying index is concentrated, the level of such eligible underlying index could be severely affected, which may adversely affect the level of the index.

Risks related to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index

As Compared to Other Index Sponsors, Nasdaq, Inc. Retains Significant Control and Discretionary Decision-Making Over the Nasdaq-100 Index®, Which May Have an Adverse Effect on the Level of the Nasdaq-100 Index® and on Your Notes

The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is comprised of futures contracts on the Nasdaq-100 Index®. Pursuant to the Nasdaq-100 Index® methodology, Nasdaq, Inc. retains the right, from time to time, to exercise reasonable discretion as it deems appropriate in order to ensure Nasdaq-100 Index® integrity, including, but not limited to, changes to quantitative inclusion criteria. Nasdaq, Inc. may also, due to special circumstances, apply discretionary adjustments to ensure and maintain quality of the Nasdaq-100 Index®. Although it is unclear how and to what extent this discretion could or would be exercised, it is possible that it could be exercised by Nasdaq, Inc. in a manner that materially and adversely affects the level of the Nasdaq-100 Index® and therefore the US Technology

Equity Futures Rolling Strategy Series Q Total Return Index. Nasdaq, Inc. is not obligated to, and will not, take account of your interests in exercising the discretion described above.

Risks related to the Bloomberg Gold Subindex Total Return

The Policies of the Sponsor of the Bloomberg Gold Subindex Total Return and Changes that Affect the Bloomberg Gold Subindex Total Return Could Affect the Level of the Index

The policies of sponsor of the Bloomberg Gold Subindex Total Return concerning the calculation of the level of the Bloomberg Gold Subindex Total Return could affect the level of the Bloomberg Gold Subindex Total Return and, therefore, the level of the index. The level of the Bloomberg Gold Subindex Total Return and the level of the index could also be affected if the sponsor of the Bloomberg Gold Subindex Total Return changes these policies, for example, by changing the manner in which it calculates the level of the Bloomberg Gold Subindex Total Return or if the sponsor of the Bloomberg Gold Subindex Total Return discontinues or suspends calculation or publication of the level of the Bloomberg Gold Subindex Total Return, in which case it may become difficult to determine the level of the Bloomberg Gold Subindex Total Return and, therefore, the level of the index.

Your Investment is Subject to Concentration Risks

The Bloomberg Gold Subindex Total Return is concentrated in a single commodity. As a result, the performance of the Bloomberg Gold Subindex Total Return will be concentrated in the performance of that specific commodity. Although your investment in the notes will not result in the ownership or other direct interest in the commodity contained (directly or indirectly) in the Bloomberg Gold Subindex Total Return, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in that commodity. This increases the risk that any market events that create a decrease in demand for or the trading price of the commodity could have an adverse impact on the level of the Bloomberg Gold Subindex Total Return, which may adversely affect the level of the index.

Legal and Regulatory Changes Could Adversely Affect the Level of the Index

The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which effected substantial changes to the regulation of the futures and over-the-counter (OTC) derivatives markets, was enacted in July 2010. Dodd-Frank requires regulators, including the Commodity Futures Trading Commission (CFTC), to adopt regulations to implement many of the requirements of the legislation. While the CFTC has adopted many of the required regulations, a number of them have only recently become effective, and certain requirements remain to be finalized. The ultimate impact of the regulatory scheme, therefore, cannot yet be fully determined. In January 2020, the CFTC proposed new rules, that have not yet been adopted, imposing limits on the size of speculative positions that can be held by market participants in various physically-settled commodity futures, including metals, as well as on economically equivalent options and swaps, and has adopted final rules governing the aggregation of positions by market participants under common control and by trading managers. Their ultimate scope and impact, as well as the content, scope or impact of other CFTC rules, cannot be conclusively determined at present, and these limits could restrict the ability of certain market participants to participate in the commodities, futures and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may also have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways.

In addition, these legislative and regulatory changes have increased, and will continue to increase, the level of regulation of markets and market participants, and therefore the costs of participating in the commodities, futures and OTC derivatives markets. Without limitation, these changes require many OTC derivatives transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers (as defined by the CFTC) are also required to be registered and are subject to various regulatory requirements, including, but not limited to, posting and collecting margin for un-cleared OTC swaps traded bilaterally with financial entities, recordkeeping, reporting and various business conduct requirements, as well as proposed minimum financial capital requirements. These legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. In addition, transaction costs incurred by market participants are likely to be higher than in the past, reflecting the costs of compliance with the new regulations. These consequences could adversely affect the level of the index, which could in turn adversely affect the return on and value of your notes.

In addition, other regulatory bodies have passed or proposed, or may propose in the future, legislation similar to that proposed by Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union (“EU”) Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014)  (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires EU Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) introduced certain requirements in respect of OTC derivatives including: (i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivative contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.

Ongoing Commodities-Related Regulatory Investigations And Private Litigation Could Affect Prices for Commodities, Which Could Adversely Affect Your Notes

An increased focus on price setting and trading prices by regulators and exchanges recently have resulted in a number of changes to the ways in which prices are determined, including prices for commodities. This increased focus also resulted in the publication of standards for benchmark setting by the International Organization of Securities Commissions. Investigations by regulatory authorities, enforcement actions and criminal proceedings in the United States and around the world, and private litigation regarding potential direct and indirect manipulation of the trading prices of certain commodities, are ongoing against a number of firms.

These ongoing investigations, actions, proceedings and litigations may result in further review by exchanges and regulators of the methods by which commodities prices are determined and the manner in which commodities are traded and changes to those methods. In addition, changes to other commodity-related activities, such as storage facilities and delivery methods, may also occur. If any of these changes occur, the price of the futures contracts on gold comprising the Bloomberg Gold Subindex Total Return may be affected, which may thereby adversely affect the level of the index and your notes.

In addition, if alleged trading price manipulation or other alleged conduct that may have artificially affected prices has occurred or is continuing, certain published commodity prices (including historical prices) may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. In particular, the historical trading information of the futures contracts on gold may be incorrect and, as a result, may not be representative of the prices or changes in prices or the volatility of the futures contracts on gold. In the future, any such artificially lower (or higher) prices could have an adverse impact on the futures contracts on gold and any payments on, and the value of, your notes and the trading market for your notes.

Various Unpredictable Factors May Affect the Performance of the Bloomberg Gold Subindex Total Return

Commodity contracts may be traded on regulated specialized futures exchanges (such as futures contracts) or may be traded directly between market participants “over-the-counter” (such as swaps and forward contracts) on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation.

The performance of commodity futures contracts are correlated with, but may be different from, the performance of physical commodities. Commodity futures contracts are normally traded at a discount or a premium to the spot prices of the physical commodity. The difference between the spot prices of the physical commodities and the futures prices of the commodity futures contracts, is, on the one hand, due to adjusting the spot price by related expenses (warehousing, transport, insurance, etc.) and, on the other hand, due to different methods used to evaluate general factors affecting the spot and the futures markets. In addition, and depending on the commodity, there can be significant differences in the liquidity of the spot and the futures markets.

The performance of a commodity, and consequently the corresponding commodity futures contract, is dependent upon various factors, including supply and demand, liquidity, weather conditions and natural disasters, direct investment costs, location and changes in tax rates as set out in more detail below.

Commodity prices are more volatile than other asset categories, making investments in commodities riskier and more complex than other investments.

(i)Supply and demand - The planning and management of commodities supplies is very time-consuming. This means that the scope for action on the supply side is limited and it is not always possible to adjust production swiftly to take account of demand. Demand can also vary on a regional basis. Transport costs for commodities in regions where these are needed also affect their prices. The fact that some commodities take a cyclical pattern, such as agricultural products which are only produced at certain times of the year, can also result in major price fluctuations.

(ii)Liquidity - Not all commodities markets are liquid and able to quickly and adequately react to changes in supply and demand. The fact that there are only a few market participants in the commodities markets means that speculative investments can have negative consequences and may distort prices.

(iii)Weather conditions and natural disasters - Unfavorable weather conditions can influence the supply of certain commodities for the entire year. This kind of supply crisis can lead to severe and unpredictable price fluctuations. Diseases and epidemics can also influence the prices of agricultural commodities.

(iv)Direct investment costs - Direct investments in commodities involve storage, insurance and tax costs. Moreover, no interest or dividends are paid on commodities. The total returns from investments in commodities are therefore influenced by these factors.

(v)Governmental programs and policies, national and international political, military, public health and economic events and trading activities in commodities and related contracts - Commodities are often produced in emerging market countries, with demand coming principally from industrialized nations. The political and economic situation is, however, far less stable in many emerging market countries than in the developed world. They are generally much more susceptible to the risks of rapid political change and economic setbacks. Political crises can affect purchaser confidence, which can as a consequence affect commodity prices. Armed conflicts can also have an impact on the supply and demand for certain commodities. It is also possible for industrialized nations to impose embargos on imports and exports of goods and services. This can directly and indirectly impact commodity prices. Furthermore, numerous commodity producers have joined forces to establish organizations or cartels in order to regulate supply and influence prices.

(vi)Changes in tax rates - Changes in tax rates and customs duties may have a positive or a negative impact on the profitability margins of commodities producers. When these costs are passed on to purchasers, these changes will affect prices.

Any of these factors may affect in varying ways the level of the Bloomberg Gold Subindex Total Return, and therefore the level of the index.

The Sponsor of the Bloomberg Gold Subindex Total Return May Be Required to Replace a Designated Contract If the Existing Commodities Contract Is Terminated or Replaced

A commodity contract known as a “designated contract” has been selected as the reference contract for the physical commodity underlying the Bloomberg Gold Subindex Total Return. Data concerning this designated contract will be used to calculate the Bloomberg Gold Subindex Total Return. If a designated contract were to be terminated or replaced, a comparable commodity contract may be selected by the sponsor of the Bloomberg Gold Subindex Total Return, if available, to replace that designated contract. The termination or replacement of any designated contract may have an adverse impact on the value of the Bloomberg Gold Subindex Total Return, which may adversely affect the level of the index.

Linking to a Commodity Futures Contract is Different From Linking to the Spot Price of the Applicable Physical Commodity

Because the Bloomberg Gold Subindex Total Return is linked to the performance of commodity futures contracts, the level of the eligible underlying index will be related to the performance of the commodity futures contract and not the spot price of the underlying physical commodity. The price of a commodity futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a physical commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing, transporting or handling the commodity for the term of the commodity futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movement of a commodity futures contract is typically correlated with the movements of the spot price of the reference physical commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, your notes may underperform a similar investment that more directly reflects the return on the physical commodity.

There Are Risks Associated with an Investment Linked to the Prices of Commodities Generally

The market prices of commodities can be highly volatile. Unlike fixed-income and equity investments, commodity market prices are not related to the value of a future income or earnings stream, and may be subject to rapid fluctuations based on numerous factors. In addition, many commodities are highly cyclical. These factors may have a larger impact on commodity prices and commodity-linked instruments than on instruments linked to traditional fixed-income and equity securities and may create additional investment risks that cause the value of the securities to be more volatile than the values of traditional securities. These and other factors may affect the performance of the Bloomberg Gold Subindex Total Return, and thus the level of the index, in unpredictable or unanticipated ways.

Economic or Political Events or Crises Could Result in Large-Scale Purchases or Sales of the Bloomberg Gold Subindex Total Return, Which Could Affect the Price of the Bloomberg Gold Subindex Total Return and May Adversely Affect the Level of the Index

Investors, institutions, governments and others may purchase and sell the Bloomberg Gold Subindex Total Return as a hedge against inflation, market turmoil or uncertainty or political events. Under such circumstances, significant large-scale purchases or sales of the Bloomberg Gold Subindex Total Return by market participants may affect the level of the Bloomberg Gold Subindex Total Return, which could adversely affect the level of the index.

Substantial Sales of the Bloomberg Gold Subindex Total Return by Governments or Public Sector Entities Could Result in Price Decreases, Which Would Adversely Affect the Level of the Index

Governments and other public sector entities, such as agencies of governments and multi-national institutions, regularly buy, sell and hold the Bloomberg Gold Subindex Total Return as part of the management of their reserves. In the event that economic, political or social conditions or pressures require or motivate public sector entities to sell the Bloomberg Gold Subindex Total Return, in a coordinated or uncoordinated manner, the resulting sales could cause the level of the Bloomberg Gold Subindex Total Return to decrease substantially, which could adversely affect the level of the index.

THE ELIGIBLE BASE INDEX UNDERLYING ASSETS

The defined terms provided in the description of each eligible base index underlying asset apply only in the description in which they are used. Unless otherwise indicated, these definitions are not intended to be used in other sections of this index supplement.

The eligible base index underlying asset descriptions below are provided in the following order:

BASE INDEX ASSET CLASS	BASE INDEX ASSET CLASS MINIMUM WEIGHT	BASE INDEX ASSET CLASS MAXIMUM WEIGHT	ELIGIBLE BASE INDEX UNDERLYING ASSET	TICKER	BASE INDEX UNDERLYING ASSET MINIMUM WEIGHT	BASE INDEX UNDERLYING ASSET MAXIMUM WEIGHT
Focused US Equities	20%	50%	US Equity Futures Rolling Strategy Index	FRSIUSE	0%**	30%
			US Technology Equity Futures Rolling Strategy Series Q Total Return Index	GSISNQET	0%**	30%
Other Developed Market Equities	0%	50%	European Equity Futures Rolling Strategy Index	FRSIEUE	0%	30%
			Japanese Equity Futures Rolling Strategy Index	FRSIJPE	0%	30%
Developed Market Fixed Income	0%	80%	US Government Bond Futures Rolling Strategy Index	FRSIUSB	0%	60%
			European Government Bond Futures Rolling Strategy Index	FRSIEUB	0%	60%
			Japanese Government Bond Futures Rolling Strategy Index	FRSIJPB	0%	60%
Emerging Market Equities	0%	20%	Emerging Markets Equity Futures Rolling Strategy Index	FRSIEME	0%	20%
Commodities	0%	25%	Bloomberg Gold Subindex Total Return	BCOMGCTR	0%	25%
Cash Equivalent	0%	80%*	Return-Based Money Market Position	N/A	0%	80%*

* The base index asset class maximum weight and base index underlying asset maximum weight applicable to the Cash Equivalent in the table only apply to the return-based money market position in the base index, and not the deleverage cash position or the momentum risk control cash position (which are outside of the base index). As a result of the volatility control and momentum risk control adjustment features, the index may allocate nearly its entire exposure to hypothetical cash positions.

** Although the underlying asset weight of each of the US Large-Cap Equities (US Equity Futures Rolling Strategy Index) and US Technology Equities (US Technology Equity Futures Rolling Strategy Series Q Total Return Index) may be as low as 0%, their minimum combined weight must equal at least 20%.

Certain third party data is used as a source of information for calculating Goldman Sachs indexes. Third party data providers have no other connection to Goldman Sachs indices and services and do not sponsor, endorse, recommend or promote any Goldman Sachs indexes or services. Third party data providers have no obligation or liability in connection with the Goldman Sachs indexes and services.

US Equity Futures Rolling Strategy Index

The US Equity Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	has a launch date of September 24, 2009, with a starting value of 100 as of December 31, 1991; and
•	is sponsored by Goldman Sachs International (“GSI”) and calculated by S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“index calculation agent”).

The US Equity Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with exposure to the total return (including income from interest accruing at the relevant overnight interest rate (as described below)) of E-mini futures contracts on the S&P 500® Index currently listed for trading on the Chicago Mercantile Exchange (“CME”). The US Equity Futures Rolling Strategy Index is comprised of E-mini S&P 500® Index futures contracts (“US equity futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of the E-mini S&P 500® Index futures contracts equals $50 multiplied by the S&P 500® Index (price return version). The US Equity Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. The US Equity Futures Rolling Strategy Index is calculated in U.S. dollars ($) on a total return basis. The US Equity Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the index calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the US Equity Futures Rolling Strategy Index

The US Equity Futures Rolling Strategy Index is comprised of US equity futures contracts. At the time the US Equity Futures Rolling Strategy Index invests in them, the futures contracts have a term to maturity of approximately three months. Each US equity futures contract expires on a specific quarter end date (March, June, September or December). The US equity futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the US equity futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. The US Equity Futures Rolling Strategy Index includes the first nearby US equity futures contract that has not reached expiration or a roll period. As the first nearby US equity futures contract comes to its expiration on the third Friday of the relevant month, it is replaced by the second nearby US equity futures contract via a replacement process referred to as rolling. For example, a US equity futures contract may have a June expiration.  As time passes, the contract expiring in June is replaced by a US equity futures contract with a September expiration during the relevant roll period.

Rolling is carried out during the “roll period”. The roll period refers to the three CME exchange business days starting from, and including, the third to last CME exchange business day prior to the last trade date of the first nearby US equity futures contract (i.e., the third to last CME exchange business day prior to the third Friday of the expiration month) to, and including, the last CME exchange business day prior to the last trade date of such expiring US equity futures contract. On each CME exchange business day during the roll period, one third of the notional investment in the first nearby US equity futures contract is rolled into the second nearby US equity futures contract, and the prices at which the US equity futures contracts are rolled are based on the US equity futures contract valuation prices for each of the first nearby and second nearby US equity futures contracts. Rolling is carried out pursuant to a different methodology when at any time during the roll period the US equity futures contract valuation prices for either or both of the first nearby and second nearby US Equity Futures Contracts are not published or are otherwise unavailable as further described below.

Calculation of the US Equity Futures Rolling Strategy Index

The US Equity Futures Rolling Strategy Index is calculated in U.S. dollars on a total return basis and the value of the index is calculated on each CME exchange business day, which is each day on which the CME is open for trading. The value of the US Equity Futures Rolling Strategy Index on each CME exchange business day is calculated as follows: the product of (i) the value of the US Equity Futures Rolling Strategy Index as of the immediately preceding CME exchange business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the US equity futures contracts (calculated as described below) on such CME exchange business day plus (b) the overnight interest rate for the immediately preceding CME exchange business day multiplied by the applicable day count fraction based on the number of calendar days in the calculation period (calculated as described below).

On each CME exchange business day (other than during the roll period), the daily return ratio of the value of the US equity futures contracts is calculated as the quotient of (a) the US equity futures contract valuation price, which is the official daily settlement price per US equity futures contract quoted by the CME on such CME exchange business day, on the relevant CME exchange business day divided by (b) the US equity futures contract valuation price on the immediately preceding CME exchange business day. During the roll period, the daily return ratio of the values of the US equity futures contracts is calculated as the quotient of (a) the US equity futures contract valuation price of the second nearby US equity futures contract on such CME exchange business day divided by (b) the US equity futures contract valuation price of the second nearby US equity futures contract on the immediately preceding CME exchange business day, rather than the first nearby US equity futures contract to the extent the index’s investment has been rolled over.

The overnight interest rate used to calculate the value of the US Equity Futures Rolling Strategy Index is the overnight interest rate published on the Global Insight DRI page USD-FEDERAL-FUNDS-H15, which follows the ACT/360 day count fraction convention. In the ACT/360 day count fraction convention, the actual number of days in the relevant period is divided by 360. If this overnight interest rate is not published or is otherwise unavailable for any CME exchange business day, then the last available overnight interest rate published on that page is used as the overnight interest rate for such CME exchange business day.

When the US equity futures contract valuation price for the first nearby and/or the second nearby US equity futures contracts is not published or is otherwise unavailable, the index calculation agent will not calculate the value of the US Equity Futures Rolling Strategy Index or will calculate the value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of US Equity Futures Contracts

Unavailability Outside of the Roll Period

If the US equity futures contract valuation price for the first nearby US equity futures contract is not published or otherwise unavailable on any CME exchange business day outside the roll period, then the index calculation agent will not calculate any value for the US Equity Futures Rolling Strategy Index and will publish the last available value for the index.

In this case, if, on the immediately following CME exchange business day, the US equity futures contract valuation price for the first nearby US equity futures contract is available, the daily return ratio of the value of the US equity futures contracts is calculated as the quotient of (a) the US equity futures contract valuation price on that immediately following CME exchange business day divided by (b) the last available US equity futures contract valuation price; provided, however, that if such immediately following CME exchange business day is the first day of the roll period and the US equity futures contract valuation price for the second nearby US equity futures contract is not published or is otherwise unavailable on that immediately following CME exchange business day, then, as further described below, the index calculation agent will not calculate any value for the US Equity Futures Rolling Strategy Index but will publish the last available value.

Unavailability During the Roll Period

If the US equity futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby US equity futures contracts at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

•

Case 1: If (a) the US equity futures contract valuation price is not published or is otherwise unavailable on the first CME exchange business day of the roll period for either or both of the first nearby and second nearby US equity futures contracts and (b) the US equity futures contract valuation price is available on the second CME exchange business day of the roll period for both the first nearby and second nearby US equity futures contracts, then:

o

One half of the notional investment in the first nearby US equity futures contract will be rolled into the second nearby US equity futures contract on the second CME exchange business day of the roll period; and, if the US equity futures contract valuation price is also available on the third CME exchange business day of the roll period for both the first nearby and second nearby US equity futures contracts, then the second half of the notional investment in the first nearby US equity futures contract will be rolled over into the second nearby US equity futures contract on the third CME exchange business day of the roll period; but

o

If the US equity futures contract valuation price is not published or is otherwise unavailable on the third CME exchange business day of the roll period for either or both of the first nearby and second nearby US equity futures contracts, then rolling of any remaining portion of the notional investment in the first nearby US equity futures contract will be carried out as described below in Case 4.

•

Case 2: If the US equity futures contract valuation price is not published or is otherwise unavailable on both the first and second CME exchange business days of the roll period for either or both of the first nearby and second nearby US equity futures contracts, then

o

If the US equity futures contract valuation price is available on the third CME exchange business day of the roll period for both the first nearby and second nearby US equity futures contracts, then the entire notional investment in the first nearby US equity futures contract will be rolled into the second nearby US equity futures contract on the third CME exchange business day of the roll period; but

o	Otherwise, the rolling of any remaining portion of the notional investment in the first nearby US equity futures contract will be carried out as described below in Case 4.
•

Case 3: If the US equity futures contract valuation price is available on the first CME exchange business day of the roll period for both of the first nearby and second nearby US equity futures contracts (on that day one-third of the notional investment in the first nearby US equity futures contract is rolled over into the second nearby US equity futures contract), but the US equity futures contract valuation price is not published or is otherwise unavailable on the second CME exchange business day of the roll period for either or both of the first nearby and second nearby us equity futures contracts, then the remaining two-thirds of the notional investment in the first nearby US equity futures contract will be rolled into the second nearby US equity futures contract on the third CME exchange business day of the roll period. However, if the US equity futures contract valuation price is not published or is otherwise unavailable on the third CME exchange business day of the roll period for either or both of the first nearby and second nearby US equity futures contracts, the rolling of any remaining portion of the notional investment in the first nearby US equity futures contract will be carried out as described below in Case 4.

•

Case 4: In any situation where the US equity futures contract valuation price for either or both of the first nearby and second nearby US equity futures contracts is not published or is otherwise unavailable on the third CME exchange business day of the roll period (including where such price is not published or is otherwise unavailable on both the first and third CME exchange business days of the roll period only, on both the second and third CME exchange business days of the roll period only or on all three CME exchange business days of the roll period), then any remaining amount of the notional investment in the first nearby US equity futures contract will be rolled into the second nearby US equity futures contract on the last trade date of the first nearby US equity futures contract. The last trade date is the CME exchange business day immediately following the third CME exchange business day of the roll period. On the last trade date rolling will be effected by using the special opening quotation for the first nearby US equity futures contract and the first traded price for the second nearby US equity futures contract, provided that, if on such last trade date the special opening quotation for the first nearby US equity futures contract and/or the first traded price for the second nearby US equity futures contract is not published or otherwise unavailable, then the first nearby US equity futures contract will be sold at the US equity futures contract valuation price for such first nearby US equity futures contract on the last reference day (which is the last CME exchange business day on which the US equity futures contract valuation prices for both of the first nearby and second nearby US equity futures contracts were available) and the second nearby US equity futures contract will be bought at the US equity futures contract valuation price for such second nearby US equity futures contract on the last reference day.

When rolling does not occur on a CME exchange business day during the roll period because the US equity futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby US equity futures contracts (such day is referred to as a “no-roll CME exchange business day”), the index calculation agent does not calculate a value for the US Equity Futures Rolling Strategy Index and instead publishes the last available value.

If, on any CME exchange business day immediately following a no-roll CME exchange business day, the US equity futures contracts are rolled over pursuant to the alternative rolling methodology described above, the index calculation agent will apply an alternative calculation method to calculate the level of the

US Equity Futures Rolling Strategy Index on that CME exchange business day. The level of the US Equity Futures Rolling Strategy Index on the CME exchange business day immediately following the no-roll CME exchange business day is calculated as follows: the value of the US Equity Futures Rolling Strategy Index as of the last reference day; multiplied by the sum of (i) the daily return ratio reflecting ether: (a) if such CME exchange business day falls within the roll period, the weighted performance of the first nearby US equity futures contract and the weighted performance of the second nearby US equity futures contract from the last reference day to such CME exchange business day; or (b) if such CME exchange business day is the last trade date of the first nearby US equity futures contract, the product of (x) the weighted performance of the first nearby US equity futures contract from the last reference day up to the rolling effected as of the opening of the market on such last trade date, (y) the weighted performance of the second nearby US equity futures contract from the last reference day up to the rolling effected as of the opening of the market on such last trade date and (z) the performance of the second nearby US equity futures contract, including the second nearby contracts into which any remaining portion of the first nearby US equity futures contract are rolled over on such last trade date, calculated based on the opening price and the official daily settlement price of the second nearby US equity futures contract on such last trade date (if the official daily settlement price of the second nearby US equity futures contract is not published or is otherwise unavailable on such last trade date, then the index calculation agent does not calculate any value for the US Equity Futures Rolling Strategy Index and publishes the last available value), plus (ii) the overnight interest rate for the calculation period.

Maintenance of the US Equity Futures Rolling Strategy Index

Index Committee

The index committee is responsible for overseeing the index and the methodology, while the index calculation agent is responsible for the daily implementation of the methodology, for the calculation of the index and for publication of the index value. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates.  As of the date hereof, at least 40 percent of the committee is comprised of employees of non-revenue generating functions (such employees being “control side” employees).  Other members consist of employees of The Goldman Sachs Group, Inc.’s global markets division, which includes employees who regularly trade the underlying asset.  The index calculation agent may consult the index committee when it comes to interpretation of the methodology or when the price of the US equity futures contracts is unavailable.

Index Adjustments

The index committee may exercise limited discretion with respect to the index. If the terms of the US equity futures contracts are modified or the S&P 500® Index is rebased or otherwise adjusted, the index committee may take steps it considers appropriate in response to such modification, rebasement or adjustment.

Any changes or actions taken by the index committee are publicly announced as promptly as is reasonably practicable and normally at least five CME exchange business days prior to their effective date. Additionally, adjustments made by the index calculation agent in response to the unavailability of the US equity futures contract valuation price will be publicly announced as promptly as is reasonably practicable. Changes to the methodology made by the index committee are announced at least 60 CME exchange business days prior to their effective date.

S&P 500® Index

The S&P 500® Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	was first launched on March 4, 1957 based on an initial value of 10 from 1941-1943; and
•	is sponsored by S&P Dow Jones Indices LLC (“S&P”).

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  Although the S&P 500® Index contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the S&P 500® Index prior to July 31, 2017 may be represented by multiple share class lines in the S&P 500® Index.  The S&P 500® Index is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-500 and spglobal.com. We are not incorporating by reference the websites or any material they include in this index supplement.

S&P intends for the S&P 500® Index to provide a performance benchmark for the large-cap U.S. equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the S&P 500® Index that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $9.8 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) in the proposed constituent to float-adjusted market capitalization of that company should be at least 1.00 and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date; the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the S&P 500® Index relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the S&P 500® Index). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the S&P 500® Index provided they meet the unadjusted company level market capitalization eligibility criteria for the S&P 500® Index. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the S&P 500® Index’s unadjusted company level minimum market capitalization threshold criteria.  Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet the financial viability or IWF criteria may still be added to the S&P 500® Index at the discretion of the Index Committee if the Index Committee determines that the addition could minimize turnover and enhance the representativeness of the S&P 500® Index as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (ADRs). Stocks are deleted from the S&P 500® Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500® Index continuity.

For constituents included in the S&P 500® Index prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the S&P 500® Index, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions.  It is possible that one listed share class line of a company may be included in the S&P 500® Index while a second listed share class line of the same company is excluded.  For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the S&P 500® Index. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the S&P 500® Index prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the S&P 500® Index. If an S&P 500® Index constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the S&P 500® Index at the discretion of the S&P Index Committee.

As of March 12, 2021, the 505 companies included in the S&P 500® Index were divided into eleven Global Industry Classification Sectors. The Global Industry Classification Sectors include (with the approximate percentage currently included in such sectors indicated in parentheses): Communication Services (11.04%), Consumer Discretionary (12.33%), Consumer Staples (6.01%), Energy (3.03%), Financials (11.68%), Health Care (12.88%), Industrials (8.73%), Information Technology (25.92%), Materials (2.71%), Real Estate (2.45%) and Utilities (2.59%). (Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.)

Calculation of the S&P 500® Index

The S&P 500® Index is calculated using a base-weighted aggregative methodology. The value of the S&P 500® Index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the S&P 500® Index times the number of shares of such stock included in the S&P 500® Index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such index stock that are then included in the S&P 500® Index.

The S&P 500® Index is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the S&P 500® Index reflects the total market value of all index stocks relative to the index’s base date of 1941-43.

In addition, the S&P 500® Index is float-adjusted, meaning that the share counts used in calculating the S&P 500® Index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers (including hedge funds with no board of director representation), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in S&P 500® Index calculations.

The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Maintenance of the S&P 500® Index

In order to keep the S&P 500® Index comparable over time S&P engages in an index maintenance process. The S&P 500® Index maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the S&P 500® Index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the S&P 500® Index methodology, at least once within any 12 month period, the S&P Index Committee reviews the S&P 500® Index methodology to ensure the S&P 500® Index continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the S&P 500® Index, or investment and financial experts.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the S&P 500® Index. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected index stock and consequently of altering the aggregate market value of the index stocks following the event. In order that the level of the S&P 500® Index not be affected by the altered market value (which could be an increase or decrease) of the affected index stock, S&P generally derives a new divisor by dividing the post-event market value of the index stocks by the pre-event index value, which has the effect of reducing the S&P 500® Index’s post-event value to the pre-event level.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.

Accelerated Implementation Rule

1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:

(a)	at least US $150 million, and
(b)	at least 5% of the pre-event total shares.

In addition to the materiality threshold, public offerings must satisfy the following conditions:

•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.

For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.

2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.

Exception to the Accelerated Implementation Rule

For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least

US $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.

All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g. due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.

Announcement Policy

For accelerated implementation, S&P will provide two (2) business days’ notice for all non-US domiciled stocks, and one (1) business days’ notice for all US domiciled stocks.

IWF Updates

Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.

IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule.

Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.

Other than the situations described above, please note that IWF changes are only made at the annual IWF review.

Share Updates

When total shares outstanding increase by at least 5%, but the new share issuance is to a strategic or major shareholder, it implies that there is no change in float- adjusted shares. However, in such instances, S&P will apply the share change and resulting IWF change regardless of whether the float change is greater than or equal to 5%.

For companies with multiple share class lines, the 5% share change threshold is based on each individual multiple share class line rather than total company shares.

Changes to share counts that total less than 5% of total shares are accumulated and made quarterly on the third Friday of March, June, September, and December.

Exceptions:

Any non- fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalance.

Rebalancing Guidelines – Share/IWF Freeze

A share/IWF freeze period is implemented during each quarterly rebalancing. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e. March, June, September, and December) and ends after the market close on the third Friday of the rebalancing month. Pro-forma files are normally released after the market close on the second Friday, one week prior to the rebalancing effective date. In September, preliminary share and float data is released on the first Friday of the month. However, the share freeze period for September follows the same schedule as the other three quarterly share freeze periods. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 13, the share/IWF freeze period will begin after the close of trading on Tuesday, March 10 and will end after the close of trading the following Friday, March 20 (i.e. the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings), and the accelerated implementation rule is suspended. The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the S&P 500® Index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the S&P 500® Index from changing as a result of the corporate action. This helps ensure that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index.

Spin-Offs

As a general policy, a spin-off security is added to the S&P 500® Index on the ex-date at a price of zero (with no divisor adjustment) and will remain in the S&P 500® Index for at least one trading day. The spin-off security will remain in the S&P 500® Index if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the S&P 500® Index, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Companies that are spun off from a constituent of the S&P 500® Index do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the Index Committee, a spin-off company may be retained in the S&P 500® Index if the Index Committee determines it has a total market capitalization representative of the S&P 500® Index. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the S&P 500® Index but there are other constituent companies in the S&P 500® Index that have a significantly lower total market capitalization than the spin-off company, the Index Committee may decide to retain the spin-off company in the S&P 500® Index.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the S&P 500® Index.

Recalculation Policy

S&P reserves the right to recalculate and republish the S&P 500® Index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the S&P 500® Index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from a recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the S&P 500® Index is recalculated.  In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the S&P 500® Index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the S&P 500® Index following specified guidelines. In the event that the S&P 500® Index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the S&P 500® Index are calculated by S&P based on the closing price of the individual constituents of the S&P 500® Index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.

If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spglobal.com indicating any changes to the prices used in S&P 500® Index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the S&P 500® Index. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.

If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:

Market Disruption Prior to Open of Trading:

(i)

If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:

(i)

If exchanges indicate that trading will not resume for a given day, the S&P 500® Index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday S&P 500® Index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

Disclaimers

The US Equity Futures Rolling Strategy Index (the “Index”) is the exclusive property of Goldman Sachs International, which has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P Dow Jones Indices”) to calculate and maintain the Index.  S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed to S&P Dow Jones Indices.  Neither S&P Dow Jones Indices, SPFS, Dow Jones nor any of their affiliates sponsor and promote the Index and none shall be liable for any errors or omissions in calculating the Index.

CME GROUP MARKET DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN GOLDMAN SACHS PRODUCTS. CME GROUP HAS NO OTHER CONNECTION TO GOLDMAN SACHS PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY GOLDMAN SACHS PRODUCTS OR SERVICES. CME GROUP HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE GOLDMAN SACHS PRODUCTS AND SERVICES. CME GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY MARKET DATA LICENSED TO GOLDMAN SACHS AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME GROUP AND GOLDMAN SACHS.

Historical Closing Levels of the Index

The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the index during the period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of the index as an indication of the future performance of the index. We cannot give you any assurance that the future performance of the index will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the index. Before investing in the offered notes, you should consult publicly available information to determine the relevant index closing levels between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the index over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graph below shows the daily historical levels of the index from January 1, 2016 through March 12, 2021. We obtained the closing levels shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of US Equity Futures Rolling Strategy Index

US Technology Equity Futures Rolling Strategy Series Q Total Return Index

The US Technology Equity Futures Rolling Strategy Series Q Total Return Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	has a launch date of November 26, 2019, with a starting value of 100 as of April 30, 2013; and
•	is sponsored and calculated by Goldman Sachs International (“GSI”) (“index sponsor” and “index calculation agent”).

The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is designed to measure the performance of an investment strategy with synthetic exposure to the total return (including a synthetic interest rate return on a notional cash amount) of E-mini futures contracts on the Nasdaq-100 Index® currently listed for trading on the Chicago Mercantile Exchange (“CME”). The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is comprised of E-mini Nasdaq-100 Index® futures contracts (“futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of the E-mini Nasdaq-100 Index ® futures contracts equals $20 multiplied by the Nasdaq-100 Index® (price return version). The US Technology Equity Futures Rolling Strategy Series Q Total Return Index uses a roll methodology to replace these futures contracts as they expire. The Nasdaq-100 Index® is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks. The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is calculated in U.S. dollars ($) on a total return basis. The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is sponsored and maintained by GSI. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index

The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is comprised of E-mini Nasdaq-100 Index® futures contracts currently listed for trading on the CME. Each futures contract expires on a specific quarter end date (March, June, September or December). The futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. The US Technology Equity Futures Rolling Strategy Series Q Total Return Index includes the first nearby futures contract that has not reached expiration or a roll period. As the first nearby futures contract comes to its expiration, it is replaced by the second nearby futures contract via a replacement process referred to as rolling.

Rolling is carried out during the “roll period”. The roll period refers to the five CME exchange business days starting from, and including, the day which falls five CME exchange business day prior to the futures contract selection date (which is the CME exchange business day immediately prior to the last trading date of the first nearby futures contract) to, but not including, the futures contract selection date of such futures contract. With respect to a futures contract, the last trading date refers to the last scheduled trading day of such contract according to the trading calendar of the CME. Futures contract weights are assigned and rebalanced periodically to the first nearby futures contract and the second nearby futures contract to reflect the rolling methodology. Each day in the roll period on which a rebalancing of the futures contracts takes place is referred to as a rebalancing day. On any rebalancing day, the weight of the first nearby futures contract is calculated as the number of rebalancing days in the relevant roll period which fall strictly after the relevant rebalancing day divided by the total number of rebalancing days in the relevant roll period. The weight of the second nearby futures contract on any rebalancing day is calculated as 1 minus the weight of the first nearby futures contract on the relevant rebalancing day. Under certain circumstances like disruption events described below, the index calculation agent may postpone a rebalancing with respect to one or more futures contracts.

Calculation of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index

The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is calculated in U.S. dollars on a total return basis and the value of the index is calculated on each CME exchange business day, which is each day on which the CME is open for trading. The value of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index is floored at zero. The performance of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index on each CME exchange business day reflects the performance of the US Technology Equity Futures Rolling Strategy Series Q Excess Return Index as increased by a synthetic interest rate return on a notional cash amount (as described in more detail below).

The excess return value of the index on each CME exchange business day is calculated as follows: the product of (i) the excess return value as of the immediately preceding rebalancing day multiplied by (ii) the sum of (a) 1 plus (b) the product of (1) the weight of the first nearby futures contract as of the immediately preceding rebalancing day times (2) the ratio of the settlement price of the first nearby futures contract on the relevant CME exchange business day to the settlement price of the first nearby futures contract on the immediately preceding rebalancing day minus 1 plus (c) the product of (1) the weight of the second nearby futures contract as of the immediately preceding rebalancing day times (2) the ratio of the settlement price of the second nearby futures contract on the relevant CME exchange business day to the settlement price of the second nearby futures contract on the immediately preceding rebalancing day minus 1. The resulting excess return value is the value of the US Technology Equity Futures Rolling Strategy Series Q Excess Return Index.

Next, the value of the US Technology Equity Futures Rolling Strategy Series Q Excess Return Index must be converted into a total return value in order to calculate the value of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index. This is accomplished by adding a synthetic interest rate return on a notional cash amount to the value of the excess return version of the index, which is calculated as follows on each CME exchange business day: the product of (i) the value of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index as of the immediately preceding CME exchange business day multiplied by (ii) the sum of (1) the quotient of the reference level of the US Technology Equity Futures Rolling Strategy Series Q Excess Return Index on the relevant CME exchange business day divided by the reference level of the US Technology Equity Futures Rolling Strategy Series Q Excess Return Index on the immediately preceding CME exchange business day and (2) the quotient of the reference level of the USD Goldman Sachs Overnight Money Market Index on the relevant CME exchange business day divided by the reference level of the USD Goldman Sachs Overnight Money Market Index on the immediately preceding CME exchange business day minus 1. The USD Goldman Sachs Overnight Money Market Index is intended to express the notional returns accruing to a hypothetical investor from an investment in a notional overnight money account denominated in U.S. dollars that accrues interest at a rate equal to the US Federal Funds Rate. The USD Goldman Sachs Overnight Money Market Index will generate positive notional returns if the US Federal Funds Rate is positive.

The reference level of US Technology Equity Futures Rolling Strategy Series Q Excess Return Index may be adjusted by the index calculation agent to account for the occurrence of any potential disruption event, that has a diluting or concentrative effect on the theoretical value of the excess return index level, as determined by the index sponsor. Because the value of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index is derived from the excess return version of the index, any adjustments by the index calculation agent to the reference level of the excess return version of the index would indirectly impact the level of the total return version of the index.

Disruption Events and Consequences

Under certain circumstances, the index calculation agent may postpone or amend the calculation or publication of the value of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index. If a futures contract comprising the index is not calculated or quoted by or traded on the CME but is calculated or quoted by and traded on a successor exchange acceptable to the index sponsor, then the affected futures contract will continue to be a future contract in the index. If the relevant futures contract is replaced by a successor futures contract having, in the determination of the index sponsor, the same or substantially similar terms as the affected futures contract, then such successor futures contract will become the relevant futures contract in the index and will replace the affected futures contract. In both cases, the index sponsor may, acting in reasonable manner and in good faith, make such adjustments to the methodology as it deems appropriate to account for such change (and such replacement and/or adjustment will be deemed to be effective as of the date determined by the index sponsor).

If, with respect to a futures contract comprising the index (a “disrupted futures contract”), any one or more of the following occurs:

•	any term of such disrupted futures contract is changed or modified by the CME or subject to any order, ruling directive or law of any government agency or body; or
•

trading in such disrupted futures contract never commences, is permanently discontinued at any time, ceases to exist or is no longer tradable, in each case without there being a successor futures contract, then the index sponsor may, in its sole and absolute discretion, acting in reasonable manner and in good faith, take one of, or both of, or neither of the following actions: remove the disrupted futures contract and/or select any futures contract to replace the disrupted futures contract (provided that the index sponsor shall use commercially reasonable efforts to select a replacement futures contract that it considers, in its sole and absolute discretion, to be a similar alternative), and may make such adjustments to the methodology as it deems appropriate to account for such removal and/or replacement; or amend in the index sponsor's sole and absolute discretion, on either a permanent or temporary basis, the methodology used to determine which futures contract of the relevant expiration month will constitute the relevant futures contract for the purposes of the index, with the aim of preserving the existing approximate time period between the settlement dates of any pair of first nearby and second nearby futures contracts while taking into account, among other criteria, the liquidity and volatility of the relevant futures contracts (and such replacement and/or adjustment will be deemed to be effective as of the date determined by the index sponsor).

Additionally, if, with respect to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index, or a futures contract comprising the index or the US Federal Funds Rate (each an “index component”), any one or more of the following events (each, a "disruption event") occurs:

(a)     the index sponsor becomes aware of (i) the adoption of, or change in, any applicable law or (ii) the promulgation of, or any change in, the interpretation of any applicable law by a court, tribunal or regulatory authority with competent jurisdiction, which has the effect that (A) the performance by the index sponsor or index calculation agent of their respective roles with respect to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index has become unlawful, impracticable or would result in materially increased costs to them in whole or in part for any reason, or (B) any relevant entity would be prevented from entering into transactions with respect to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index or any index component by any applicable law or regulation;

(b)     the index sponsor determines that a market participant, as a result of a market-wide condition relating to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index and/or futures contracts comprising the index would (x) be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of all or a material portion of any hedge position relating to such futures contracts comprising the index, or (y) incur a materially increased cost in doing so, including due to any capital requirements or other law or regulation;

(c)

the occurrence of a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labour disruption or any similar intervening circumstance that is beyond the reasonable control of the index sponsor, index calculation agent or any of their respective affiliates that the index sponsor determines is likely to have a material effect on an index component, or on its ability to perform its role with respect to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index;

(d) (i)	the official price, level, rate or other measure of any index component is unavailable on any relevant day on which such measure is scheduled to be published;
(ii)	the CME is not open for trading during its regular trading session, or closes prior to its scheduled closing time, on any relevant day;
(iii)

a trading disruption occurs with respect to the CME or any other event or circumstance occurs which in the reasonable judgement of the index sponsor or index calculation agent affects the ability of market participants in general to enter into transactions with respect to such futures contracts, that impairs the liquidity of any transactions in relation to such futures contracts and/or that affects the value of such futures contracts; or

(iv)    the value of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index and/or index component is, in the reasonable judgement of the index sponsor or index calculation agent, manifestly incorrect,

(e)

where required, the index sponsor (after using commercially reasonable efforts) ceases to have the relevant data license in respect of such index component comprising the US Technology Equity Futures Rolling Strategy Series Q Total Return Index,

then the index sponsor or index calculation agent may, acting in good faith and in a commercially reasonable manner, determine in its sole discretion to take one or more of the following actions (or take no such actions), with reference to preserving the purpose of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index:

(I)

make such determinations or adjustments to the terms of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index, including to the methodology and relevant data sources, as it deems appropriate to account for such disruption event and, as applicable, to the extent necessary to calculate an index value in respect of such day (for which purpose it may use its own internal models and other market data sources as it reasonably determines is necessary);

(II)

postpone any applicable rebalancing in whole or in part with respect to the US Technology Equity Futures Rolling Strategy Series Q Total Return Index or futures contracts comprising the index (a "relevant rebalancing") to the immediately following applicable business day (a "relevant business day") on which no disruption event is continuing, and make any relevant adjustments to the methodology for calculating the US Technology Equity Futures Rolling Strategy Series Q Total Return Index that it deems appropriate to account for such postponement of the relevant rebalancing;

(III)	suspend the publication of the index value to the immediately following relevant business day on which no disruption event is continuing;

(IV)	publish an indicative value of the index with respect to each business day on which a disruption event is continuing (and no official index value with respect to such index will be published); or
(V)	remove and/or replace any affected futures contract comprising the index with an alternative asset where it considers in its sole discretion that a similar alternative is available.

Maintenance of the US Technology Equity Futures Rolling Strategy Series Q Total Return Index

The US Technology Equity Futures Rolling Strategy Series Q Total Return Index is calculated and published by GSI, the index sponsor. The index sponsor may appoint from time to time a person to serve as the index calculation agent. The index sponsor and index calculation agent does not exercise discretion with respect to the index, except in limited circumstances. It is possible that market, legal, regulatory, judicial, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events the index, as the case may be, or any other events affecting the ability of a third party data source to supply the necessary data for purposes of calculating the index value) will arise that would, in the view of the index sponsor, necessitate or make desirable a modification or change of the index methodology in order to preserve the purpose of the index. The index sponsor reserves the right to make any other changes to the composition of an index or to the methodology or to any third party data source used to calculate the value of the index, as the index sponsor may, in its sole discretion, determine to be necessary as a result of market, legal, regulatory, judicial, financial, fiscal or other circumstances.

Nasdaq-100 Index®

The Nasdaq-100 Index®, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	has a base date of January 31, 1985, with a base value of 125.00, as adjusted; and
•	is calculated, maintained and published by Nasdaq, Inc.

The Nasdaq-100 Index® is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks. The Nasdaq-100 Index® is a “price return” index and is calculated using a modified market capitalization-weighted methodology. We have derived all information contained in this index supplement regarding the Nasdaq-100 Index® from publicly available information. Additional information about the Nasdaq-100 Index® is available on the following website: indexes.nasdaqomx.com/Index/Overview/NDX. We are not incorporating by reference the website or any material it includes in this index supplement.

As of March 12, 2021, the 102 stocks included in the Nasdaq-100 Index® were classified into eight industry sectors (with the approximate percentage currently included in such sectors indicated in parentheses): Technology (55.67%), Consumer Services (21.05%), Health Care (6.22%), Consumer Goods (9.22%), Industrials (5.42%), Telecommunications (1.28%), Utilities (0.92%) and Basic Materials (0.22%). (Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations.  In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ.  As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.)

The top ten constituent stocks of the Nasdaq-100 Index® as of March 12, 2021, by weight, are: Apple Inc. (11.14%), Microsoft Corporation (9.65%), Amazon.com, Inc. (8.39%), Tesla, Inc. (4.41%), Alphabet Inc. Class C (3.68%), Facebook Inc. Class A (3.49%), Alphabet Inc. Class A (3.34%), NVIDIA Corporation (2.62%), Paypal Holdings Inc. (2.42%) and Comcast Corporation Class A (2.15%).

Security Eligibility Criteria

Eligible security types generally include American depositary receipts, common stocks, ordinary shares, and tracking stocks. Companies organized as real estate investment trusts are not eligible for index inclusion. If the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the "issuer" are references to the underlying security and the total shares outstanding (“TSO”) is the actual depositary shares outstanding as reported by the depositary banks.

If an issuer has listed multiple security classes, all security classes are eligible, subject to meeting all other security eligibility criteria.

The issuer of the security's primary U.S. listing must exclusively be listed on the Nasdaq Global Select Market or the Nasdaq Global Market. If the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a registered options market in the U.S. or be eligible for listed options trading on a registered options market in the U.S.

The security must be classified as a non-financial company (any industry other than Financials) according to the Industry Classification Benchmark, a product of FTSE International Limited that is used under license.

There is no market capitalization eligibility criterion. Each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date).

The security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American or CBOE BZX. Eligibility is determined as of the constituent selection reference date, and includes that month. There is no float eligibility criterion.

The issuer of the security generally may not currently be in bankruptcy proceedings.

The issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee.

Index Calendar

Nasdaq selects constituents once annually in December. The security eligibility criteria are applied using market data as of the end of October and TSO as of the end of November. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The Nasdaq-100 Index® is rebalanced on a quarterly basis in March, June, September and December. The Nasdaq-100 Index® rebalance uses the TSO and last sale price of all index securities as of the prior month-end (February, May, August and November respectively). Index rebalance changes are announced in early March, June, September and December and become effective after the close of trading on the third Friday in March, June, September and December. A special rebalance may be conducted at any time based on the weighting restrictions described in the index rebalance procedure if it is determined to be necessary to maintain the integrity of the Nasdaq-100 Index®.

Constituent Selection

A reconstitution is conducted on an annual basis, at which time all eligible issuers, ranked by market capitalization, are considered for index inclusion based on the following order of criteria.

•	The top 75 ranked issuers will be selected for inclusion in the Nasdaq-100 Index®.
•	Any other issuers that were already members of the Nasdaq-100 Index® as of the reconstitution reference date and are ranked within the top 100 are also selected for inclusion in the Nasdaq-100 Index®.
•

In the event that fewer than 100 issuers pass the first two criteria, the remaining positions will first be filled, in rank order, by current index members that were in the top 100 at the previous reconstitution but are ranked in positions 101-125 in the current reconstitution.

•

In the event that fewer than 100 issuers pass the first three criteria, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of the Nasdaq-100 Index® as of the reference date.

Constituent Weighting

Constituent Weighting Scheme

The Nasdaq-100 Index® is a modified market capitalization-weighted index.

Constituent Weighting Process

The Nasdaq-100 Index®’s quarterly weight adjustment employs a two-stage weight adjustment scheme according to issuer- level constraints.

Index securities’ initial weights are determined using up to two calculations of market capitalization: TSO-derived market capitalization and index share-derived market capitalization. TSO-derived market capitalization is defined as a security’s last sale price times its total shares outstanding. Index share-derived market capitalization is defined as a security’s last sale price times its updated index shares as of the prior month end. Both TSO-derived and index share-derived market capitalizations can be used to calculate TSO-derived and index share-derived initial index weights by dividing each index security’s (TSO- or index share-derived) market capitalization by the aggregate (TSO- or index share-derived) market capitalization of all index securities.

When the rebalance coincides with the reconstitution, only TSO-derived initial weights are used. When the rebalance does not coincide with the reconstitution, index share-derived initial weights are used when doing so results in no weight adjustment; otherwise, TSO-derived weights are used in both stages of the weight adjustment procedure. Issuer weights are the aggregated weights of the issuers’ respective index securities.

Stage 1. If no initial issuer weight exceeds 24%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted to meet the following Stage 1 constraint, producing the Stage 1 weights:

•	No issuer weight may exceed 20% of the Nasdaq-100 Index®.

Stage 2. If the aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% does not exceed 48%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted to meet the following Stage 2 constraint, producing the final weights:

•	The aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% is set to 40%.

Annual Weight Adjustment

The Nasdaq-100 Index®’s annual weight adjustment employs a two-stage weight adjustment scheme according to security-level constraints. Index securities’ initial weights are determined via the quarterly weight adjustment procedure.

Stage 1. If no initial security weight exceeds 15%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted to meet the following Stage 1 constraint, producing the Stage 1 weights:

•	No security weight may exceed 14% of the Nasdaq-100 Index®.

Stage 2. If the aggregate weight of the subset of index securities with the five largest market capitalizations is less than 40%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted to meet the following constraints, producing the final weights:

•	The aggregate weight of the subset of index securities with the five largest market capitalizations is set to 38.5%.
•

No security with a market capitalization outside the largest five may have a final index weight exceeding the lesser of 4.4% or the final index weight of the index security ranked fifth by market capitalization.

Nasdaq-100 Index® Calculation

The discussion below describes the “price return” calculation of the Nasdaq-100 Index®. As compared to the gross total return or net total return versions of the Nasdaq-100 Index®, the price return version is ordinarily calculated without regard to ordinary cash dividends on the Nasdaq-100 Index® stocks. However, all Nasdaq-100 Index® calculations reflect special cash dividends.

The Nasdaq-100 Index® is a modified market capitalization-weighted index. The value of the Nasdaq- 100 Index® equals the Nasdaq-100 Index® market value divided by the Nasdaq-100 Index® divisor. The overall Nasdaq-100 Index® market value is the aggregate of each Nasdaq-100 Index® stock’s market value, as may be adjusted for any corporate actions. A Nasdaq-100 Index® stock’s market value is determined by multiplying the last sale price by the number of shares of the index security included in the Nasdaq-100 Index®. In other words, the value of the Nasdaq-100 Index® is equal to (i) the sum of the products of (a) the index shares of each of the Nasdaq-100 Index® stocks multiplied by (b) each such stock’s last sale price (adjusted for corporate actions, if any), divided by (ii) the divisor of the Nasdaq-100 Index®.

The price return Nasdaq-100 Index® divisor is calculated as the ratio of (i) the start of day market value of the Nasdaq-100 Index® divided by (ii) the previous day Nasdaq-100 Index® value.

If an index security does not trade on the relevant Nasdaq exchange on a given day or the relevant Nasdaq exchange has not opened for trading, the previous index calculation day’s closing price for index security (adjusted for corporate actions occurring prior to market open on the current day, if any) is used. If an index security is halted during the trading day, the most recent last sale price is used until trading resumes. For securities where the Nasdaq Stock Market is the relevant Nasdaq exchange, the last sale price may be the Nasdaq Official Closing Price when it is closed.

Index Maintenance

Deletion Policy

If, at any time other than an index reconstitution, Nasdaq determines that an index security has or will undergo a fundamental alteration that would make it ineligible for index inclusion, the index security is removed as soon as practicable.

Such alterations may include:

•	A listings switch to an ineligible index exchange.
•	Merger, acquisition, or other major corporate event that would adversely impact the integrity of the Nasdaq-100 Index®.
•	If a company is reorganized as a real estate investment trust.
•	If an index security is reclassified as a financial company (Financial industry) according to the Industry Classification Benchmark.
•	If the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month ends.

In the case of mergers and acquisitions, the effective date for the removal of an index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

If at the time of the removal of the index issuer or security there is not sufficient time to provide advance notification of the replacement issuer or security so that both the removal and replacement can be effective on the same day, the index issuer or security being removed will be retained and persisted in the index calculations at its last sale price until the effective date of the replacement issuer or security’s entry to the Nasdaq-100 Index®.

Replacement Policy

Securities may be added to the Nasdaq-100 Index® outside of the index reconstitution when there is a deletion. The index security (or all index securities under the same issuer, if appropriate) is replaced as soon as practicable if the issuer in its entirety is being deleted from the Nasdaq-100 Index®. The issuer with the largest market capitalization and that meets all eligibility criteria as of the prior month end which is not in the Nasdaq-100 Index® will replace the deleted issuer.

For pending deletions set to occur soon after an index reconstitution and/or index rebalance effective date, Nasdaq may decide to remove the index security from the Nasdaq-100 Index® in conjunction with the index reconstitution and/or index rebalance effective date.

Corporate Actions

In the periods between scheduled index reconstitution and rebalancing events, individual index securities may be subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100 Index®.

At the quarterly rebalancing, no changes are made to the Nasdaq-100 Index® from the previous month end until the quarterly share change effective date, with the exception of corporate actions with an ex-date.

Special Cash Dividends

A special cash dividend is a cash payment by the issuer of the index security to shareholders that the issuer does not consider to be part of its regular dividend paying cycle. A dividend is considered special in the Nasdaq-100 Index® if the information provided by the vendor or the index exchange indicates that the dividend is special. Other nomenclature for a special dividend may include but not be limited to extra, extraordinary, non-recurring, one-time, unusual, etc.

The start of day price of the index security is adjusted downward for the amount of the special cash dividend with no adjustment to the index shares resulting in a change to the divisor.

Return of Capital

A return of capital is a cash distribution paid from the company’s capital surplus rather than its net income or retained earnings. For the purposes of index calculation, Nasdaq will determine the treatment (regular vs. special) of each return of capital event based on whether the payment fits with the company’s regular pattern of dividend payments, or if the payment appears to be extraordinary in nature.

Liquidation Distributions

A liquidation distribution, sometimes referred to as a “liquidating dividend” is a cash distribution made by an issuer in conjunction with the dissolution of its business. Bankruptcy liquidations rarely result in liquidation payments to equity shareholders. Voluntary liquidations, on the other hand, will generally produce one or more liquidation payment events. For the purposes of index calculation, Nasdaq treats liquidation distributions in the same manner as special dividends.

Stock Split / Stock Dividend / Bonus Issue

A stock split, stock dividend and bonus issue are similar transactions which generally result in no change to the market capitalization of the security. They essentially imply the same event and the only difference is in the way the terms are quoted. A stock split or bonus issue is quoted in terms of shares received to shares held and stock dividends are quoted in percentages. This event increases the index shares of the index security based on an adjustment factor, while simultaneously reducing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.

Cash and Stock Dividend

An issuer of a security may pay a cash and stock dividend on the same security on the same date. In this case, the cash dividend is processed in the Nasdaq-100 Index® before the stock dividend unless otherwise indicated.

Optional Dividend

An issuer of a security may permit the shareholder to choose between receiving a dividend in cash or stock. In this case, the adjustment is made to the index security in the manner the dividend is announced.

Reverse Stock Split / Consolidation

A reverse split generally results in no change to the market capitalization of the security. Reverse splits are quoted in terms of shares received to shares held. This event decreases the number of index shares of the index security based on an adjustment factor while simultaneously increasing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.

Rights Offering / Issue

An issuer may offer to existing shareholders the right to participate in a new issuance of shares in proportion to each shareholder’s existing holdings of the security at a set price (the subscription price) during a subscription period. Shareholders are allotted rights in accordance with the ratio set by the company. The rights may trade for a certain period of time during the subscription period, allowing shareholders the opportunity to sell their rights in the market. Failure to subscribe to the rights prior to the end of the subscription period will result in their expiration and the shareholders forfeiture of the opportunity to purchase new shares under the rights issuance.

Renounceable rights offering: The rights issued to an existing shareholder are transferable in the open market and are able to be sold separately from the shares to other investors during the life of the right. Renounceable rights are referred to as “transferable” or “tradable”.

Non-renounceable rights offering: The rights issued to an existing shareholder cannot be traded. Shareholders must either subscribe to the rights or they lapse upon expiration of the subscription period.

Whether the rights offering is renounceable or non-renounceable, if the distribution is of the same index security, the price and index shares are adjusted if the rights have a subscription price on an equivalent per share basis that is less than its last sale price (in-the money) of the index security. The price is adjusted downward for the value of the right.

The index shares are increased to reflect the full exercise of the rights offering. The number of additional index shares is determined by multiplying the number of rights issued per index security by the current number of index shares, then dividing that product by the number of rights required to purchase one new index security. This results in a divisor adjustment.

If the rights have a subscription price on an equivalent per share basis that is greater than the last sale price (out of the money) of the index security on the day before the ex-distribution date, no adjustment will be made to the price or index shares of the index security, even if the offering is underwritten or otherwise guaranteed in some way. If the distribution is not available to all shareholders, then no adjustment is made to either the price or index shares of the index security.

Stock Distribution of Another Security

An issuer may distribute shares of a different class or class of shares of another existing company to shareholders of the index security.

The price of the index security will be adjusted downward to reflect the value of the distribution. The value of the distribution is calculated as the last sale price of the distributed security multiplied by the distribution ratio and no adjustment will be made to the index shares. This will result in a divisor adjustment.

Spin-offs

A spin-off or de-merger occurs when an issuer (the parent) “spins off” a business it owns into a separate new issuer (the spinco). The spinco takes assets, intellectual property, technology, and/or existing products from the parent and forms its own company. Shares of the spinco are distributed to the shareholders of the parent at a ratio established by the parent. It is expressed as the ratio of new shares in the spinco to the existing shares in the parent.

If the parent is an index security and there is a when-issued market for the spinco, the price of the parent is adjusted downward for the value of the spinco. The value of the spinco is calculated as the spin-off ratio multiplied by the when-issued last sale price of the spinco. There is no adjustment to the index shares of the parent. This will result in a divisor adjustment. The spinco is not added to the Nasdaq-100 Index®.

If there is no when-issued market for the spinco, then no price or index share adjustment is made to the index security. The spinco is not added to the Nasdaq-100 Index®.

Tracking Stocks

A separate line of stock which is issued for the purpose of “tracking” the financial performance of a particular business line, division or subsidiary of a company is often referred to as a “tracking stock.” The pro-rata distribution of a newly issued tracking stock to existing shareholders of the “parent” company is handled in accordance with the guidelines for spin-offs. A similar distribution of a pre-existing tracking stock is handled as a stock distribution of another security.

Mergers & Acquisitions (M&A)

A merger/acquisition is the combination of two (or more) companies into one larger company, involving an exchange of stock and/or cash payment to the shareholders of the acquired company.

If the issuer of the index security is the company being acquired, the index security is removed the day following the shareholder vote or the expected expiration of the tender offer, provided the acquisition is not contested. In the event the acquisition is contested, the deletion occurs once results have been received that indicate the acquisition will likely be successful. If the approval is by written consent, then the removal occurs as soon as reasonably practical thereafter.

When the acquiring company is an index security, it may incur an increase in its index shares if the acquisition involves an exchange of stock as payment.

Additions / Deletions

The addition or deletion of a security will generally result in a divisor change. Index securities are added or removed from the Nasdaq-100 Index® at their last sale price on the day prior to the effective date of the change.

Halted Securities

If an index security, at the time of its removal from the Nasdaq-100 Index®, is halted from trading on its index exchange and its current last sale price cannot readily be determined, the index security may, at Nasdaq’s discretion, be removed at a price of 0.00000001 (“zero price”). This price is applied to the index security after the close of all the trading markets in the Nasdaq-100 Index® but prior to the time the official closing value of the Nasdaq-100 Index® is disseminated.

Index Share and TSO Changes

A security’s index shares may change as a result of events other than those corporate actions/events noted above. If a change in TSO arising from other corporate events is greater than or equal to 10%, an adjustment to index shares is made as soon as practicable after being sufficiently verified. If the change in TSO is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The index shares are adjusted by the same percentage amount by which the TSO has changed.

Bankruptcy

In the event that an existing index constituent files for bankruptcy or equivalent protection from creditors, affected securities will be removed from their respective indexes, on a best-efforts basis, as soon as practicable after Nasdaq becomes aware of the filing.

If the index constituent is still available for trading on its primary exchange, it is removed from the Nasdaq-100 Index® at the security’s last trading price. If the security is no longer trading per its primary exchange, the constituent may be removed at an OTC price, if judged reliable. When no sufficiently reliable price exists, the security is removed at a price of zero.

Sanctions

Generally, Nasdaq Indices will approach the treatment of sanctions through the lens of United States, United Kingdom, and/or European Union based investors. Most sanctions can be thought of as being either comprehensive or selective:

Comprehensive sanctions programs are geographically oriented, and often apply broad-based financial restrictions on entire countries. Examples include Cuba, North Korea, Iran, and Syria. Companies in countries targeted by comprehensive sanctions are not eligible for inclusion in the Nasdaq-100 Index®.

Other sanctions programs are more selective, and target specific companies and individuals regardless of their locations. Nasdaq consults multiple sources in order to identify and interpret relevant sanctions on a best-efforts basis.

Because different sanctions programs include a variety of evolving restrictions and requirements, sanctions generally require a case-by-case review. Any resulting index adjustments, if necessary, will be made at the sole discretion of the Nasdaq Index Management Committee.

Other Adjustments

Nasdaq may make adjustments in circumstances other than those detailed in the index methodology, but not limited to adjustments necessary to ensure Nasdaq-100 Index® and/or market integrity. Nasdaq may exercise discretion or expert judgement (other than that which is purely mechanical and, where relevant, implemented in accordance with the index methodology) when the situation calls for the interpretation of data in calculating and maintaining the Nasdaq-100 Index®, including application of corporate actions. The use of expert judgement is overseen by the index governance process and mandates that the discretion or expert judgement would be exercised (i) in good faith and in a commercially reasonable manner and (ii) in such a manner as to ensure, as far as commercially reasonable, consistency in the approach it adopts with regard to the exercise of such discretion or expert judgement.

Index Governance

The Nasdaq Index Management Committee approves all new index methodologies. This committee is comprised of full-time professional members of Nasdaq. The committee meets regularly, and reviews items including, but not limited to, pending corporate actions that may affect index constituents, statistics comparing the composition of the indexes to the market, companies that are being considered as candidates for addition to an index, and any significant market events.

Discretionary Adjustment

The index methodology was created by Nasdaq to achieve the aforementioned objective of measuring the underlying purpose of the Nasdaq-100 Index®. Any deviations from the index methodology are made in the sole judgment and discretion of Nasdaq so that the Nasdaq-100 Index® continues to achieve its objective.

Disclaimers

NASDAQ HAS NO CONNECTION, AFFILIATION, OBLIGATION, OR LIABILITY IN, TO, OR WITH GOLDMAN SACHS OR THE GOLDMAN SACHS INDEX AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY GOLDMAN SACHS INDEX.

CME GROUP MARKET DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN GOLDMAN SACHS PRODUCTS. CME GROUP HAS NO OTHER CONNECTION TO GOLDMAN SACHS PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY GOLDMAN SACHS PRODUCTS OR SERVICES. CME GROUP HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE GOLDMAN SACHS PRODUCTS AND SERVICES. CME GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY MARKET DATA LICENSED TO GOLDMAN SACHS AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME GROUP AND GOLDMAN SACHS.

Historical Closing Levels of the Index

The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the index during the period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of the index as an indication of the future performance of the index. We cannot give you any assurance that the future performance of the index will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the index. Before investing in the offered notes, you should consult publicly available information to determine the relevant index closing levels between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the index over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graph below shows the daily historical levels of the index from January 1, 2016 through March 12, 2021. Since the index was launched on November 26, 2019 and has a limited operating history, the graph includes hypothetical performance data for the underlier prior to its launch on November 26, 2019.  We obtained the closing levels shown in the graph below from Bloomberg Financial Services without independent verification. (In the graph, historical closing levels can be found to the right of the vertical solid line marker.)

Historical Performance of US Technology Equity Futures Rolling Strategy Series Q Total Return Index

European Equity Futures Rolling Strategy Index

The European Equity Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	has a launch date of September 24, 2009, with a starting value of 100 as of December 31, 1991, which was the initial calculation date of the European Equity Futures Rolling Strategy Index; and
•	is sponsored by Goldman Sachs International (“GSI”) and calculated by Stoxx Limited (“index calculation agent”).

The European Equity Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with a synthetic exposure to the total return (including income from interest accruing at the relevant overnight interest rate (as described below)) of the first nearby futures contracts on the EURO STOXX 50® Index currently listed for trading on the Eurex. The European Equity Futures Rolling Strategy Index is comprised of EURO STOXX 50® Index futures contracts (“European equity futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of the EURO STOXX 50® Index futures contracts equals 10 euros multiplied by the EURO STOXX 50® Index (price return version). The European Equity Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50® Index trade in Euros, and are allocated, based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain, which we refer to collectively as the Eurozone. The European Equity Futures Rolling Strategy Index is calculated in euros (€) on a total return basis. The European Equity Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the index calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the European Equity Futures Rolling Strategy Index

The European Equity Futures Rolling Strategy Index is comprised of European equity futures contracts. Each European equity futures contract has a quarterly contract month for expiration (March, June, September or December). The European equity futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the European equity futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. The European Equity Futures Rolling Strategy Index includes the first nearby European equity futures contract. As the first nearby European equity futures contract comes to its expiration, it is replaced by the second nearby European equity futures contract via a replacement process referred to as rolling. For example, a European equity futures contract purchased and held in May may have a June expiration.  As time passes, the contract expiring in June is replaced by a European equity futures contract with a September expiration during the relevant rolling period.

Rolling is carried out during the “roll period”. The roll period refers to the three Eurex exchange business days starting from, and including, the fourth to last Eurex exchange business day prior to the last trading date of the first nearby European equity futures contracts to, and including, the second to last Eurex exchange business day prior to the last trading date of such expiring European equity futures contracts. On each Eurex exchange business day during the roll period, one third of the notional investment in the first nearby European equity futures contracts is rolled into the second nearby European equity futures contracts. Rolling is carried out pursuant to a different methodology when at any time during the roll period the European equity futures contract valuation prices for either or both of the first nearby and second nearby European equity futures contracts are not published or are otherwise unavailable as further described below.

Calculation of the European Equity Futures Rolling Strategy Index

The European Equity Futures Rolling Strategy Index is calculated in euros on a total return basis and the value of the index is calculated on each Eurex exchange business day, which is each day on which Eurex is open for trading. The value of the European Equity Futures Rolling Strategy Index on each Eurex exchange business day is calculated as follows: the product of (i) the value of the European Equity Futures Rolling Strategy Index as of the immediately preceding Eurex exchange business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the European equity futures contracts (calculated as described below) on such Eurex exchange business day plus (b) the overnight interest rate for the given Eurex exchange business day multiplied by the applicable day count fraction based on the number of days in the calculation period (calculated as described below).

On each Eurex exchange business day (other than during the roll period), the daily return ratio of the value of the European equity futures contracts is calculated as the quotient of (a) the European equity futures contract valuation price, which is the official daily settlement price per European equity futures contract published by Eurex on such Eurex exchange business day, on the relevant Eurex exchange business day divided by (b) the European equity futures contract valuation price on the immediately preceding Eurex exchange business day. During the roll period, the daily return ratio of the values of the European equity futures contracts is calculated as the quotient of (a) the European equity futures contract valuation price of the second nearby European equity futures contract on such Eurex exchange business day divided by (b) the European equity futures contract valuation price of the second nearby European equity futures contract on the immediately preceding Eurex exchange business day, to the extent the first nearby European equity futures contracts have been rolled over.

The overnight interest rate used to calculate the value of the European Equity Futures Rolling Strategy Index is the overnight interest rate published on the Reuters page EUR-EONIA-OIS-COMPOUND on EONIA RSF.REC.EONIA=.NaE, which follows the ACT/360 day count fraction convention as defined in the 2006 ISDA definitions. If this overnight interest rate is not published or is otherwise unavailable for any Eurex exchange business day, then the last available overnight interest rate published on that page is used as the overnight interest rate for such Eurex exchange business day.

When the European equity futures contract valuation price for the first nearby and/or the second nearby European equity futures contracts is not published or is otherwise unavailable, the index calculation agent will not calculate the value of the European Equity Futures Rolling Strategy Index or will calculate the value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of European Equity Futures Contracts

Unavailability Outside of the Roll Period

If the European equity futures contract valuation price for the first nearby European equity futures contracts is not published or otherwise unavailable on any Eurex exchange business day outside the roll period, then the index calculation agent will not calculate any value for the European Equity Futures Rolling Strategy Index and will publish the last available value for the index.

In this case, if, on the immediately following Eurex exchange business day, the European equity futures contract valuation price for the first nearby European equity futures contract is available, the daily return ratio of the value of the European equity futures contracts is calculated as the quotient of (a) the European equity futures contract valuation price on that immediately following Eurex exchange business day divided by (b) the last available European equity futures contract valuation price; provided, however, that if such immediately following Eurex exchange business day is the first day of the roll period and the European equity futures contract valuation price for the second nearby European equity futures contracts is not published or is otherwise unavailable on that immediately following Eurex exchange business day, then, as further described below, the index calculation agent will not calculate any value for the European Equity Futures Rolling Strategy Index but will publish the last available value. In addition, if such Eurex exchange business day is the last trading day of the first nearby European equity futures contracts on which, in derogation of the rolling methodology described above, rolling of any remaining portion of the notional investment in the first nearby European equity futures contracts takes place pursuant to the alternative rolling methodology, then the index calculation agent will apply the alternative calculation methodology summarized below.

Unavailability During the Roll Period

If the European equity futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby European equity futures contracts at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

•

Case 1: If (a) the European equity futures contract valuation price is not published or is otherwise unavailable on the first Eurex exchange business day of the roll period for either or both of the first nearby and second nearby European equity futures contracts and (b) the European equity futures contract valuation price is available on the second Eurex exchange business day of the roll period for both the first nearby and second nearby European equity futures contracts, then:

o

One half of the notional investment in the first nearby European equity futures contract will be rolled into the second nearby European equity futures contract on the second Eurex exchange business day of the roll period; and, if the European equity futures contract valuation price is also available on the third Eurex exchange business day of the roll period for both the first nearby and second nearby European equity futures contracts, then the second half of the notional investment in the first nearby European equity futures contract will be rolled over into the second nearby European equity futures contract on the third Eurex exchange business day of the roll period; but

o

If the European equity futures contract valuation price is not published or is otherwise unavailable on the third Eurex exchange business day of the roll period for either or both of the first nearby and second nearby European equity futures contracts, then rolling of any remaining portion of the notional investment in the first nearby European equity futures contract will be carried out as described below in Case 4.

•

Case 2: If the European equity futures contract valuation price is not published or is otherwise unavailable on both the first and second Eurex exchange business days of the roll period for either or both of the first nearby and second nearby European equity futures contracts, then

o

If the European equity futures contract valuation price is available on the third Eurex exchange business day of the roll period for both the first nearby and second nearby European equity futures contracts, then the entire notional investment in the first nearby European equity futures contract will be rolled into the second nearby European equity futures contract on the third Eurex exchange business day of the roll period; but

o	Otherwise, the rolling of any remaining portion of the notional investment in the first nearby European equity futures contract will be carried out as described below in Case 4.
•

Case 3: If the European equity futures contract valuation price is available on the first Eurex exchange business day of the roll period for both of the first nearby and second nearby European equity futures contracts (on that day one-third of the notional investment in the first nearby European equity futures contract is rolled over into the second nearby European equity futures contract), but the European equity futures contract valuation price is not published or is otherwise unavailable on the second Eurex exchange business day of the roll period for either or both of the first nearby and second nearby European equity futures contracts, then the remaining two-thirds of the notional investment in the first nearby European equity futures contract will be rolled into the second nearby European equity futures contract on the third Eurex exchange business day of the roll period. However, if the European equity futures contract valuation price is not published or is otherwise unavailable on the third Eurex exchange business day of the roll period for either or both of the first nearby and second nearby European equity futures contracts, the rolling of any remaining portion of the notional investment in the first nearby European equity futures contract will be carried out as described below in Case 4.

•

Case 4: In any situation where the European equity futures contract valuation price for either or both of the first nearby and second nearby European equity futures contracts is not published or is otherwise unavailable on the third Eurex exchange business day of the roll period (including where such price is not published or is otherwise unavailable on both the first and third Eurex exchange business days of the roll period only, on both the second and third Eurex exchange business days of the roll period only or on all three Eurex exchange business days of the roll period), then any remaining amount of the notional investment in the first nearby European equity futures contract will be rolled into the second nearby European equity futures contract on the Eurex exchange business day immediately following the third Eurex exchange business day of the roll period. On such Eurex exchange business day, rolling will be effected using the first nearby European equity futures contract valuation price and the second nearby European equity futures contract valuation price, provided that if either or both of such European equity futures contract valuation prices is not published or otherwise unavailable on such Eurex exchange business day, then no rolling will be effected on such day and the entire remaining amount of the notional investment in the first nearby European equity futures contracts will be rolled into the second nearby European equity futures contracts on the last trading date of the first nearby European equity futures contracts, which is the second Eurex exchange business day following the third Eurex exchange business day of the roll period. On the last trading date rolling will be effected by using the first traded prices for the first nearby European equity futures contracts and the second nearby European equity futures contracts, provided that, if on such last trading date the first traded price for the first nearby European equity futures contracts and/or the second nearby European equity futures contracts is not published or is otherwise unavailable, then the first nearby European equity futures contracts will be sold at the European equity futures contract valuation price for such first nearby European equity futures contracts on the last reference day (which is the last Eurex exchange business day on which the European equity futures contract valuation prices for both of the first nearby and second nearby European equity futures contracts were available) and the second nearby European equity futures contracts will be bought at the European equity futures contract valuation price for such second nearby European equity futures contracts on the last reference day.

When rolling does not occur on a Eurex exchange business day during the roll period because the European equity futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby European equity futures contracts (such day is referred to as a an “equity no-roll Eurex exchange business day”), the index calculation agent does not calculate a value for the European Equity Futures Rolling Strategy Index and instead publishes the last available value. An equity no-roll Eurex exchange business day may include any Eurex exchange business day of the roll period and the Eurex exchange business day immediately following the third Eurex exchange business day of the roll period.

If, on any Eurex exchange business day immediately following an equity no-roll Eurex exchange business day, the European equity futures contracts are rolled over pursuant to the alternative rolling methodology described above, the index calculation agent will apply an alternative calculation method to calculate the level of the European Equity Futures Rolling Strategy Index on that Eurex exchange business day. The level of the European Equity Futures Rolling Strategy Index on the Eurex exchange business day immediately following the equity no-roll Eurex exchange business day is calculated as follows: the value of the European Equity Futures Rolling Strategy Index as of the last reference day; multiplied by the sum of (i) the daily return ratio reflecting ether: (a) if such Eurex exchange business day falls within the roll period or is the Eurex exchange business day immediately following the third Eurex exchange business day of the roll period, the weighted performance of the first nearby European equity futures contracts and the weighted performance of the second nearby European equity futures contracts from the last reference day to such Eurex exchange business day; or (b) if such Eurex exchange business day is the last trading date of the first nearby European equity futures contract, the product of (x) the weighted performance of the first nearby European equity futures contracts from the last reference day up to the rolling effected as of the opening of the market on such last trading date, (y) the weighted performance of the second nearby European equity futures contracts from the last reference day up to the rolling effected as of the opening of the market on such last trading date and (z) the performance of the second nearby European equity futures contracts, including the second nearby contracts into which any remaining portion of the first nearby European equity futures contracts are rolled over on such last trading date, calculated based on the opening price and the official daily settlement price of the second nearby European equity futures contract on such last trading date (if the official daily settlement price of the second nearby European equity futures contracts is not published or is otherwise unavailable on such last trading date, then the index calculation agent does not calculate any value for the European Equity Futures Rolling Strategy Index and publishes the last available value), plus (ii) the overnight interest rate for the calculation period.

Maintenance of the European Equity Futures Rolling Strategy Index

Index Committee

The index committee is responsible for overseeing the index and the methodology, while the index calculation agent is responsible for the daily implementation of the methodology, for the calculation of the index and for publication of the index value. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates.  As of the date hereof, at least 40 percent of the committee is comprised of employees of non-revenue generating functions (such employees being “control side” employees).  Other members consist of employees of The Goldman Sachs Group, Inc.’s global markets division, which includes employees who regularly trade the underlying asset.  The index calculation agent may consult the index committee when it comes to interpretation of the methodology or when the price of the European equity futures contracts is unavailable.

Index Adjustments

The index committee may exercise limited discretion with respect to the index. If a market disruption event affects European Equity Futures Rolling Strategy Index, or the terms of the European equity futures contracts are modified, or the European equity futures contract valuation price is not published or is otherwise unavailable, or the EURO STOXX 50® Index is rebased or otherwise adjusted, GSI may take steps it considers appropriate in response to such modification, rebasement or adjustment.

Any changes or actions taken by the index committee are publicly announced as promptly as is reasonably practicable and normally at least five Eurex exchange business days prior to their effective date. Additionally, adjustments made by the index calculation agent in response to the unavailability of the European equity futures contract valuation price will be publicly announced as promptly as is reasonably practicable. Changes to the methodology made by the index committee are announced at least 60 Eurex exchange business days prior to their effective date.

EURO STOXX 50® Index

The EURO STOXX 50® Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	was first published on February 26, 1998, based on an initial index value of 1,000 as of December 31, 1991; and
•	was created and is sponsored and maintained by STOXX Limited.

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50® Index trade in Euros, and are allocated, based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain, which we refer to collectively as the Eurozone. Companies allocated to a Eurozone country but not traded in Euros are not eligible for inclusion in the EURO STOXX 50® Index. The level of the EURO STOXX 50® Index is disseminated on the STOXX Limited website.  STOXX Limited is under no obligation to continue to publish the EURO STOXX 50® Index and may discontinue publication of it at any time. Additional information regarding the EURO STOXX 50® Index may be obtained from the STOXX Limited website: stoxx.com.  We are not incorporating by reference the website or any material it includes in this index supplement.

The top ten constituent stocks of the EURO STOXX 50® Index as of March 12, 2021, by weight, are: ASML Holding N.V. (6.97%), LVMH Moët Hennessy Louis Vuitton SE (5.36%), LINDE PLC (4.21%), SAP SE (4.14%), Total SE (3.97%), Siemens (3.66%), Sanofi S.A. (3.28%), Allianz SE (3.16%), L'Oréal (2.81%) and Schneider Electric SE (2.61%); constituent weights may be found at stoxx.com/download/indices/factsheets/SX5GT.pdf under “Factsheets and Methodologies” and are updated periodically.

As of March 12, 2021, the nineteen industry sectors which comprise the EURO STOXX 50® Index represent the following weights in the index: Automobiles & Parts (4.28%), Banks (6.96%), Chemicals (8.86%), Construction & Materials (3.00%), Consumer Products and Services (10.20%), Energy (4.96%), Financial Services (0.95%), Food & Beverage (4.10%), Health Care (8.18%), Industrial Goods & Services (14.34%), Insurance (6.21%), Media (0.86%), Personal Care, Drug and Grocery Stores (0.85%), Real Estate (1.04%), Retail (2.80%), Technology (13.42%), Telecommunications (2.60%), Travel & Leisure (1.04%) and Utilities (5.36%); industry weightings may be found at stoxx.com/download/indices/factsheets/SX5GT.pdf under “Factsheets and Methodologies” and are updated periodically. Percentages may not sum to 100% due to rounding. Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

As of March 12, 2021, the eight countries which comprise the EURO STOXX 50® Index represent the following weights in the index: Belgium (1.58%), Finland (1.65%), France (36.74%), Germany (28.28%), Ireland (6.41%), Italy (4.72%), Netherlands (14.35%) and Spain (6.28%); country weightings may be found at stoxx.com/download/indices/factsheets/SX5GT.pdf under “Factsheets and Methodologies” and are updated periodically.

EURO STOXX 50® Index Composition.

The EURO STOXX 50® Index is composed of 50 index stocks chosen by STOXX Limited from the 20 EURO STOXX Supersector indices, which represent the Eurozone portion of the STOXX Europe 600 Supersector indices. The 20 supersectors from which stocks are selected for the EURO STOXX 50® Index are: Automobiles & Parts; Banks; Basic Resources; Chemicals; Construction & Materials; Consumer Products & Services; Energy; Financial Services; Food, Beverages & Tobacco; Health Care; Industrial Goods & Services; Insurance; Media; Personal Care, Drug & Grocery Stores; Real Estate; Retailers; Technology; Telecommunications; Travel & Leisure; and Utilities; although stocks from each of these supersectors are not necessarily included at a given time.

Component Selection

The composition of the EURO STOXX 50® Index is reviewed by STOXX Limited annually in September. Within each of the 20 EURO STOXX Supersector indices, the respective index component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding EURO STOXX Total Market Index Supersector Index. If the next highest-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All remaining stocks that are current EURO STOXX 50® Index components are then added to the selection list. The stocks on the selection list are then ranked by free-float market capitalization. The 40 largest stocks on the selection list are chosen as index components. The remaining 10 stocks are then selected from the largest current stocks ranked between 41 and 60. If the number of index components is still below 50, then the largest remaining stocks on the selection list are added until the EURO STOXX 50® Index contains 50 stocks. In exceptional cases, the STOXX Limited Management Board may make additions and deletions to the selection list.

Ongoing Maintenance of Component Stocks

The component stocks of the EURO STOXX 50® Index are monitored on an ongoing monthly basis for deletion and quarterly basis for addition. Changes to the composition of the EURO STOXX 50® Index due to corporate actions

(including mergers and takeovers, spin-offs, sector changes and bankruptcy) are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.

The component stocks of the EURO STOXX 50® Index are subject to a “fast exit” rule. A component stock is deleted if it ranks 75 or below on the monthly selection list and it ranked 75 or below on the selection list of the previous month. Additionally, any component stocks that are not traded for 10 consecutive days, are suspended from trading for 10 consecutive days, are officially delisted or are the subject of ongoing bankruptcy proceedings will be deleted from the EURO STOXX 50® Index. The highest-ranked non-component stock will replace the exiting component stock.  The EURO STOXX 50® Index is also subject to a “fast entry” rule. All stocks on the latest selection lists and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added if it qualifies for the latest blue-chip selection list generated at the end of February, May, August or November and if it ranks within the lower buffer (between 1 and 25) on the selection list. If added, the stock replaces the smallest component stock.

A deleted stock is replaced immediately to maintain the fixed number of stocks. The replacement is based on the latest monthly selection list. In the case of a merger or takeover where a component stock is involved, the original component stock is replaced by the new component stock. Generally, non-surviving stock(s) are deleted at the last traded price of the security. If any non-surviving stock is not trading anymore (delisted or suspended before its deletion), a new artificial price based on the acquisition/merger terms is calculated and the company is kept/deleted with this price instead of the last traded one. For the calculation of the artificial price only ordinary cash and stock terms will be used. Other instruments such as contingent value rights will not be considered. In the case of a spin-off, if the original stock was a component stock, then each spin-off stock qualifies for addition if it lies within the upper buffer (between 1 and 40) on the latest selection list. The largest qualifying spin-off stock replaces the original component stock, while the next qualifying spin-off stock replaces the lowest ranked component stock and likewise for other qualifying spin-off stocks.

The free float factors and outstanding number of shares for each index stock that STOXX Limited uses to calculate the EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.  Certain extraordinary adjustments to the free float factors and/or the number of outstanding shares are implemented and made effective more quickly. The timing depends on the magnitude of the change. Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free float market capitalization. The free float factor reduces the index stock’s number of shares to the actual amount available on the market. All holdings that are larger than five percent of the total outstanding number of shares and held on a long-term basis are excluded from the index calculation (including, but not limited to, stock owned by the company itself, stock owned by governments, stock owned by certain individuals or families, and restricted shares).

Index Calculation

STOXX Limited calculates the EURO STOXX 50® Index using the “Laspeyres formula,” which measures the aggregate price changes in the index stocks against a fixed base quantity weight. The discussion below describes the “price return” calculation of the EURO STOXX 50® Index. The formula for calculating the EURO STOXX 50® Index value can be expressed as follows:

EURO STOXX 50® Index =	Free Float Market Capitalization of the EURO STOXX 50® Index
Divisor

The “free float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the product of the price, the number of shares, the free float factor and the weighting cap factor for each index stock as of the time the EURO STOXX 50® Index is being calculated. The index stocks trade in Euros and thus, no currency conversion is required. Where any index component stock price is unavailable on any trading day, the index sponsor will generally use the last reported price for such component stock.

In case the investability and tradability of the EURO STOXX 50® Index and index based products is affected by an upcoming market or company event that is considered significant or “extreme”  by the STOXX Management Board, the following actions or a combination of the following actions are taken. For all such changes a minimum notification period of two full trading days will be observed. The action scope may include but is not limited to:

•	application of expert judgment for index component pricing data,
•	adjustment of operational procedures,

•	postponement of index adjustments,
•	adjustment of selection lists,
•	change of weights of index constituents by adjusting the number of shares, free-float factors or weighting cap-factors, or
•	adjustment of index compositions.

EURO STOXX 50 Divisor

The EURO STOXX 50® Index is calculated using a divisor that helps to maintain the continuity of the EURO STOXX 50® Index’s value so that corporate actions do not artificially increase or decrease the level of the EURO STOXX 50® Index.

The divisor is calculated by starting with the previous divisor in effect for the EURO STOXX 50® Index (which we call the “original divisor value”) and multiplying it by a fraction, the numerator of which is the previous free float market capitalization of the  EURO STOXX 50® Index, plus or minus the difference between the closing market capitalization of the EURO STOXX 50® Index and the adjusted closing market capitalization of the EURO STOXX 50® Index, and the denominator of which is the previous free float market capitalization of the EURO STOXX 50® Index. The adjusted free float market capitalization is calculated for stocks of companies that have experienced a corporate action of the type described below as of the time the new divisor value is being calculated using the free float market capitalization calculated with adjusted closing prices, the new number of shares, and the new free float factor minus the free float market capitalization calculated with that stock’s original closing price, number of shares, and free float factor, in each case as used in calculating the original divisor value. Errors in divisor calculation are corrected on an intraday basis if discovered on the same day the new divisor is effective. If the error is discovered later, the error is corrected on an intraday basis if feasible and only if the error is considered significant by the STOXX Limited Management Board.

Divisor Adjustments

STOXX Limited adjusts the divisor for the EURO STOXX 50® Index to maintain the continuity of the EURO STOXX 50® Index values across changes due to corporate actions. Changes in weights due to corporate actions are distributed proportionally across all index components and equal an investment into the portfolio. The following is a summary of the adjustments to any index stock made for corporate actions and the effect of such adjustments on the divisor, where shareholders of the index stock will receive “B” new shares for every “A” share held (where applicable) and assuming that the version of the EURO STOXX 50® Index to which your notes are linked is the price return version. All adjusted prices consider withholding taxes based on the new shares being distributed, using “B * (1 – withholding tax where applicable)”.

(1) Special cash dividend:

Adjusted price = closing price – dividend announced by the company * (1- withholding tax if applicable)

Divisor: decreases

(2) Split and reverse split:

Adjusted price = closing price * A / B

New number of shares = old number of shares * B / A

Divisor: no change

(3) Rights offering:

Adjusted price = (closing price * A + subscription price * B) / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: increases

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in the money. The average value between lower and upper range will be used as a subscription price.

Extremely dilutive rights issues having a share ratio larger or equal to 2000% (B/A>20) are treated as follows:

STOXX will announce the deletion of the company from the EURO STOXX 50® Index following the standard rules for index replacements if sufficient notice of two trading days before the ex-date can be given.

The company may enter the EURO STOXX 50® Index again at the next periodic index review, but only after the new rights issue shares have been listed.

Extremely dilutive rights issues for which two trading days' notice before the ex-date cannot be given, and all highly dilutive rights issues having a share ratio larger or equal to 200% (B/A>2) are treated as follows:

•	The rights issue shares are included into the EURO STOXX 50® Index with a theoretical price on the ex-date;
•	The rights issue shares must be listed on an eligible stock exchange and tradable starting on the ex-date, otherwise, only a price adjustment is made and the rights are not included;
•	The rights issue shares will have the same parameters as the parent company;
•	The rights issue shares will be removed at the close of the day they start to trade with traded price being available; and
•	The number of shares and weighting factors will be increased after the new rights issue shares have been listed.

(4) Stock dividend:

Adjusted price = closing price * A / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: no change

(5) Stock dividend from treasury stock if treated as extraordinary dividend:

 Adjusted close = close – close * B / (A + B)

Divisor: decreases

(6) Stock dividend (from redeemable shares) if treated as extraordinary dividend.

Stock dividends from redeemable shares will be adjusted as cash dividends. In such a case redeemable shares are considered as:

•	A separated share line with a fixed price
•	Ordinary shares that are self-tendered on the same ex-date

Adjusted close = close - close * B / (A + B)

Divisor: decreases

(7) Stock dividend of another company:

Adjusted price = (closing price * A – price of other company * B) / A

Divisor: decreases

(8) Return of capital and share consolidation:

Adjusted price = [closing price – capital return announced by company * (1– withholding tax)] * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(9) Repurchase of shares / self-tender:

Adjusted price = [(price before tender * old number of shares) – (tender price * number of tendered shares)] / (old number of shares – number of tendered shares)

New number of shares = old number of shares – number of tendered shares

Divisor: decreases

 (10) Spin-off:

Adjusted price = (closing price * A – price of spun-off shares * B) / A

Divisor: decreases

(11) Combination stock distribution (dividend or split) and rights offering:

 For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held; and

If A is not equal to one, all the following “new number of shares” formulae need to be divided by A.

If rights are applicable after stock distribution (one action applicable to another):

Adjusted price = [closing price * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)]

New number of shares = old number of shares * [(A + B) * (1 + C / A)] / A

Divisor: increases

If stock distribution is applicable after rights (one action applicable to another):

Adjusted price = (closing price * A + subscription price * C) / [(A + C) * (1 + B / A)]

New number of shares = old number of shares * [(A + C) * (1 + B / A)]

Divisor: increases

Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B + C) / A

Divisor: increases

(12)  Addition/deletion of a company

No price adjustments are made.  The net change in market capitalization determines the divisor adjustment.

(13) Free float and shares changes

No price adjustments are made.  The net change in market capitalization determines the divisor adjustment.

Disclaimer

Goldman Sachs International has contracted with STOXX Limited, Zurich, Switzerland (“STOXX”) to maintain and calculate the European Equity Futures Rolling Strategy Index.  STOXX does not have any legal obligations towards the purchasers of any products tied to the performance of the European Equity Futures Rolling Strategy Index and cannot be held liable for any losses or damages which relate to investments in products tied to the European Equity Futures Rolling Strategy Index.  Purchasers of such products are made aware and accept that index calculations are based on large quantities of data provided by third parties and are thus susceptible to errors and delays.  This may result in errors and delays in the European Equity Futures Rolling Strategy Index which may have an impact on the products tied to it.

Historical Closing Levels of the Index

The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the index during the period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of the index as an indication of the future performance of the index. We cannot give you any assurance that the future performance of the index will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the index. Before investing in the offered notes, you should consult publicly available information to determine the relevant index closing levels between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the index over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graph below shows the daily historical levels of the index from January 1, 2016 through March 12, 2021. We obtained the closing levels shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of European Equity Futures Rolling Strategy Index

Japanese Equity Futures Rolling Strategy Index

The Japanese Equity Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	has a launch date of September 24, 2009, with a base value of 100 as of its base date, December 30, 1991; and
•	is sponsored by Goldman Sachs International (“GSI”) and calculated by S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“calculation agent”).

The Japanese Equity Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with exposure to the total return (including income from interest accruing at the relevant overnight interest rate (as described below)) of Japanese equity futures contract on the TOPIX® currently listed for trading on the Osaka Securities Exchange (“OSE”). The Japanese Equity Futures Rolling Strategy Index is comprised of TOPIX® futures contracts (“Japanese equity futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of the TOPIX® futures contracts equals 10,000 Japanese yen multiplied by the TOPIX®. The Japanese Equity Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. The TOPIX® is a capitalization weighted index of all the domestic common stocks listed on the First Section of the Tokyo Stock Exchange (“TSE”). The Japanese Equity Futures Rolling Strategy Index is calculated in Japanese yen on a total return basis. The Japanese Equity Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the Japanese Equity Futures Rolling Strategy Index

The Japanese Equity Futures Rolling Strategy Index is comprised of Japanese equity futures contracts. At the time the Japanese Equity Futures Rolling Strategy Index invests in them, the futures contracts have a term to maturity of approximately three months. Each Japanese equity futures contract expires on a specific quarter end date (March, June, September or December). The Japanese equity futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the Japanese equity futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. The Japanese Equity Futures Rolling Strategy Index includes the first nearby Japanese equity futures contract that has not reached expiration or a roll period. As the first nearby Japanese equity futures contract comes to its expiration, it is replaced by the second nearby Japanese equity futures contract via a replacement process referred to as rolling. For example, a Japanese equity futures contract may have a June expiration.  As time passes, the contract expiring in June is replaced by a Japanese equity futures contract with a September expiration during the relevant roll period.

Rolling is carried out during the “roll period”. The roll period refers to the three exchange business days starting from, and including, the third to last exchange business day prior to the special quotation date of the first nearby Japanese equity futures contract to, and including, the last exchange business day prior to the special quotation date of such expiring Japanese equity futures contract. The special quotation day is the first exchange business day following the last trading day of the expiring contract (such last trading day is usually the exchange business day preceding the second Friday of the expiration month). On each exchange business day during the roll period, one third of the notional investment in the first nearby Japanese equity futures contract is rolled into the second nearby Japanese equity futures contract. Rolling is carried out pursuant to a different methodology when at any time during the roll period the Japanese equity futures contract valuation prices for either or both of the first nearby and second nearby Japanese Equity Futures Contracts are not published or are otherwise unavailable as further described below.

Calculation of the Japanese Equity Futures Rolling Strategy Index

The Japanese Equity Futures Rolling Strategy Index is calculated in Japanese yen on a total return basis and the value of the index is calculated on each exchange business day, which is each day on which the OSE is open for trading. The value of the Japanese Equity Futures Rolling Strategy Index on each exchange business day is calculated as follows: the product of (i) the value of the Japanese Equity Futures Rolling Strategy Index as of the immediately preceding exchange business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the Japanese equity futures contracts (calculated as described below) on such exchange business day plus (b) the overnight interest rate for the immediately preceding exchange business day multiplied by the applicable day count fraction based on the number of calendar days in the calculation period (calculated as described below).

On each exchange business day (other than during the roll period), the daily return ratio of the value of the Japanese equity futures contracts is calculated as the quotient of (a) the Japanese equity futures contract valuation price on the relevant exchange business day divided by (b) the Japanese equity futures contract valuation price on the immediately preceding exchange business day. The Japanese equity futures contract valuation price is the last traded price per

Japanese equity futures contract quoted by the OSE on such exchange business day, provided that, if there is a closing special quote per Japanese equity futures contract quoted by the OSE, such quote shall be deemed to be the relevant Japanese equity futures contract last traded price. Special quotes are mechanisms designed to prevent short-term wild price fluctuations. During the roll period, the daily return ratio of the values of the Japanese equity futures contracts is calculated as the quotient of (a) the Japanese equity futures contract valuation price of the second nearby Japanese equity futures contract on such exchange business day divided by (b) the Japanese equity futures contract valuation price of the second nearby Japanese equity futures contract on the immediately preceding exchange business day, rather than the first nearby Japanese Equity Futures Contract to the extent the index’s investment has been rolled over.

The overnight interest rate used to calculate the value of the Japanese Equity Futures Rolling Strategy Index is the overnight interest rate published on the Reuters page JPY-BOJ-TONAT, which follows the ACT/365 (Fixed) day count fraction convention as defined in the 2006 ISDA definitions. If this overnight interest rate is not published or is otherwise unavailable for any exchange business day, then the last available overnight interest rate published on that page is used as the overnight interest rate for such exchange business day.

When the Japanese equity futures contract valuation price for the first nearby and/or the second nearby Japanese equity futures contracts is not published or is otherwise unavailable, the calculation agent will not calculate the value of the Japanese Equity Futures Rolling Strategy Index or will calculate the value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of Japanese Equity Futures Contracts

Unavailability Outside of the Roll Period

If the Japanese equity futures contract valuation price for the first nearby Japanese equity futures contract is not published or otherwise unavailable on any exchange business day outside the roll period, then the calculation agent will not calculate any value for the Japanese Equity Futures Rolling Strategy Index and will publish the last available value for the index.

In this case, if, on the immediately following exchange business day, the Japanese equity futures contract valuation price for the first nearby Japanese equity futures contract is available, the daily return ratio of the value of the Japanese equity futures contracts is calculated as the quotient of (a) the Japanese equity futures contract valuation price on that immediately following exchange business day divided by (b) the last available Japanese equity futures contract valuation price; provided, however, that if such immediately following exchange business day is the first day of the roll period and the Japanese equity futures contract valuation price for the second nearby Japanese equity futures contract is not published or is otherwise unavailable on that immediately following exchange business day, then, as further described below, the calculation agent will not calculate any value for the Japanese Equity Futures Rolling Strategy Index but will publish the last available value.

Unavailability During the Roll Period

If the Japanese equity futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby Japanese equity futures contracts at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

•

Case 1: If (a) the Japanese equity futures contract valuation price is not published or is otherwise unavailable on the first exchange business day of the roll period for either or both of the first nearby and second nearby Japanese equity futures contracts and (b) the Japanese equity futures contract valuation price is available on the second exchange business day of the roll period for both the first nearby and second nearby Japanese equity futures contracts, then:

o

One half of the notional investment in the first nearby Japanese equity futures contract will be rolled into the second nearby Japanese equity futures contract on the second exchange business day of the roll period; and, if the Japanese equity futures contract valuation price is also available on the third exchange business day of the roll period for both the first nearby and second nearby Japanese equity futures contracts, then the second half of the notional investment in the first nearby Japanese equity futures contract will be rolled over into the second nearby Japanese equity futures contract on the third exchange business day of the roll period; but

o

If the Japanese equity futures contract valuation price is not published or is otherwise unavailable on the third exchange business day of the roll period for either or both of the first nearby and second nearby Japanese equity futures contracts, then rolling of any remaining portion of the notional investment in the first nearby Japanese equity futures contract will be carried out as described below in Case 4.

•

Case 2: If the Japanese equity futures contract valuation price is not published or is otherwise unavailable on both the first and second exchange business days of the roll period for either or both of the first nearby and second nearby Japanese equity futures contracts, then

o

If the Japanese equity futures contract valuation price is available on the third exchange business day of the roll period for both the first nearby and second nearby Japanese equity futures contracts, then the entire notional investment in the first nearby Japanese equity futures contract will be rolled into the second nearby Japanese equity futures contract on the third exchange business day of the roll period; but

o	Otherwise, the rolling of any remaining portion of the notional investment in the first nearby Japanese equity futures contract will be carried out as described below in Case 4.
•

Case 3: If the Japanese equity futures contract valuation price is available on the first exchange business day of the roll period for both of the first nearby and second nearby Japanese equity futures contracts (on that day one-third of the notional investment in the first nearby Japanese equity futures contract is rolled over into the second nearby Japanese equity futures contract), but the Japanese equity futures contract valuation price is not published or is otherwise unavailable on the second exchange business day of the roll period for either or both of the first nearby and second nearby Japanese equity futures contracts, then the remaining two-thirds of the notional investment in the first nearby Japanese equity futures contract will be rolled into the second nearby Japanese equity futures contract on the third exchange business day of the roll period. However, if the Japanese equity futures contract valuation price is not published or is otherwise unavailable on the third exchange business day of the roll period for either or both of the first nearby and second nearby Japanese equity futures contracts, the rolling of any remaining portion of the notional investment in the first nearby Japanese equity futures contract will be carried out as described below in Case 4.

•

Case 4: In any situation where the Japanese equity futures contract valuation price for either or both of the first nearby and second nearby Japanese equity futures contracts is not published or is otherwise unavailable on the third exchange business day of the roll period (including where such price is not published or is otherwise unavailable on both the first and third exchange business days of the roll period only, on both the second and third exchange business days of the roll period only or on all three exchange business days of the roll period), then any remaining amount of the notional investment in the first nearby Japanese equity futures contract will be rolled into the second nearby Japanese equity futures contract on the special quotation date, which is the exchange business day immediately following the third exchange business day of the roll period. On such special quotation date, rolling will be effected by using the special quotation price for the first nearby Japanese equity futures contract and the first traded price for the second nearby Japanese equity futures contract, provided that, if on such special quotation date, the special quotation price for the first nearby Japanese equity futures contract and/or the first traded price for the second nearby Japanese equity futures contract is not published or is otherwise unavailable, then the first nearby Japanese equity futures contract will be sold at the Japanese equity futures contract valuation price for such first nearby Japanese equity futures contract on the last reference day (which is the last exchange business day on which the Japanese equity futures contract valuation prices for both of the first nearby and second nearby Japanese equity futures contracts were available) and the second nearby Japanese equity futures contract will be bought at the Japanese equity futures contract valuation price for such second nearby Japanese equity futures contract on the last reference day.

When rolling does not occur on an exchange business day during the roll period because the Japanese equity futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby Japanese equity futures contracts (such day is referred to as a “no-roll exchange business day”), the calculation agent does not calculate a value for the Japanese Equity Futures Rolling Strategy Index and instead publishes the last available value.

If, on any exchange business day immediately following a no-roll exchange business day, the Japanese equity futures contracts are rolled over pursuant to the alternative rolling methodology described above, the calculation agent will apply an alternative calculation method to calculate the level of the Japanese Equity Futures Rolling Strategy Index on that exchange business day. The level of the Japanese Equity Futures Rolling Strategy Index on the exchange business day immediately following the no-roll exchange business day is calculated as follows: the value of the Japanese Equity Futures Rolling Strategy Index as of the last reference day; multiplied by the sum of (i) the daily return ratio reflecting ether: (a) if such exchange business day falls within the roll period, the weighted performance of the first nearby Japanese equity futures contract and the weighted performance of the second nearby Japanese equity futures contract from the last reference day to such exchange business day; or (b) if such exchange business day is the special quotation date of the first nearby Japanese equity futures contract, the product of (x) the weighted performance of the first nearby Japanese equity futures contract from the last reference day up to the rolling effected as of the opening of the market on such special quotation date, (y) the weighted performance of the second nearby Japanese equity futures contract from the last reference day up to the rolling effected as of the opening of the market on such special quotation date and (z) the performance of the second nearby Japanese equity futures contract, including the second nearby contracts into which any remaining portion of the first nearby Japanese equity futures contract are rolled over on such special quotation date, from the opening of the market to market close on such special quotation date (if the last traded price of the second nearby Japanese equity futures contract is not published or is otherwise unavailable on such special quotation date, then the calculation agent does not calculate any value for the

Japanese Equity Futures Rolling Strategy Index and publishes the last available value), plus (ii) the overnight interest rate for the calculation period.

Maintenance of the Japanese Equity Futures Rolling Strategy Index

Index Committee

The index committee is responsible for overseeing the index and the methodology, while the calculation agent is responsible for the daily implementation of the methodology, for the calculation of the index and for publication of the index value. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates.  As of the date hereof, at least 40 percent of the committee is comprised of employees of non-revenue generating functions (such employees being “control side” employees).  Other members consist of employees of The Goldman Sachs Group, Inc.’s global markets division, which includes employees who regularly trade the underlying asset.  The calculation agent may consult the index committee when it comes to interpretation of the methodology or when the price of the Japanese equity futures contracts is unavailable.

Index Adjustments

The index committee may exercise limited discretion with respect to the index. If the terms of the Japanese equity futures contracts are modified or the TOPIX® is rebased or otherwise adjusted, the index committee may take steps it considers appropriate in response to such modification, rebasement or adjustment.

Any changes or actions taken by the index committee are publicly announced as promptly as is reasonably practicable and normally at least five exchange business days prior to their effective date. Additionally, adjustments made by the calculation agent in response to the unavailability of the Japanese equity futures contract valuation price will be publicly announced as promptly as is reasonably practicable. Changes to the methodology made by the index committee are announced at least 60 exchange business days prior to their effective date.

TOPIX®

TOPIX (also referred to herein as the “index”), also known as the Tokyo Stock Price Index:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	was first launched on July 1, 1969 with a base level of 100 as of January 4, 1968; and
•	is sponsored, calculated published and disseminated by the Tokyo Stock Exchange, Inc., which we refer to as the TSE.

TOPIX is a capitalization weighted index of all the domestic common stocks listed on the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the TSE First Section, the TSE Second Section or the TSE Mothers. Stocks listed in the First Section, which number approximately 1,700, are among the most actively traded stocks on the TSE. Additional information about TOPIX is available on the following website: jpx.co.jp/english/markets/indices/topix/. We are not incorporating by reference the website or any material it includes in this index supplement.

The companies included in TOPIX are divided into 33 industry sectors: Fishery, Agriculture & Forestry, Mining, Construction, Foods, Textiles & Apparels, Pulp & Paper, Chemicals, Pharmaceutical, Oil & Coal Products, Rubber Products, Glass & Ceramics Products, Iron & Steel, Nonferrous Metals, Metal Products, Machinery, Electric Appliances, Transportation Equipment, Precision Instruments, Other Products, Electric Power & Gas, Land Transportation, Marine Transportation, Air Transportation, Warehousing & Harbor Transportation Services, Information & Communication, Wholesale Trade, Retail Trade, Banks, Securities & Commodity Futures, Insurance, Other Financing Business, Real Estate and Services.

TOPIX Stock Weighting by Sector as of March 12, 2021

Sector: ǂ	Percentage (%)*
Air Transportation	0.46%
Banks	5.18%
Chemicals	7.41%
Construction	2.37%
Electric Appliances	17.31%
Electric Power and Gas	1.34%

Fishery, Agriculture and Forestry	0.10%
Foods	3.33%
Glass and Ceramics Products	0.81%
Information and Communication	9.64%
Insurance	1.88%
Iron and Steel	0.75%
Land Transportation	3.55%
Machinery	5.67%
Marine Transportation	0.22%
Metal Products	0.64%
Mining	0.18%
Nonferrous Metals	0.77%
Oil and Coal Products	0.46%
Other Financing Business	1.11%
Other Products	2.36%
Pharmaceutical	5.53%
Precision Instruments	2.52%
Pulp and Paper	0.25%
Real Estate	2.01%
Retail Trade	4.65%
Rubber Products	0.60%
Securities and Commodities Futures	0.84%
Services	5.49%
Textiles and Apparels	0.50%
Transportation Equipment	7.10%
Warehousing and Harbor Transportation Services	0.18%
Wholesale Trade	4.81%

ǂ Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

* Information provided by TSE. Percentages may not sum to 100% due to rounding.

TOPIX Composition and Maintenance

TOPIX is comprised of all domestic common stocks listed on the TSE First Section, excluding certain types of securities such as subscription warrant securities and preferred equity contribution securities. Companies scheduled to be delisted or newly listed companies that are still in the waiting period are excluded from the indices. TOPIX has no constituent review. The number of constituents will change according to new listings and delistings. The reasons for stock additions and deletions to the TSE First Section are described further below.

TOPIX Calculation

TOPIX is a free-float-adjusted market-capitalization-weighted index, which reflects movements in the market capitalization as measured from a base index value of 100 set on the base date of January 4, 1968. The discussion below describes the “price return” calculation of TOPIX.

TSE calculates TOPIX by multiplying the base index value of 100 by the quotient of the current free-float-adjusted market value divided by the base market value. The resulting value is not expressed in Japanese yen but presented as a number of points, rounded to the nearest one hundredth. The formula for calculating TOPIX value can be expressed as follows:

Index value =	Base index value of 100 ×	Current free-float-adjusted market value
Base market value

The current free-float-adjusted market value is the sum of the products of the price times the number of free-float-adjusted shares for each constituent stock.

The number of free-float-adjusted shares for this calculation is the total number of listed shares multiplied by free-float weight. The total number of listed shares used for this purpose is usually the same as the number of actual listed shares. However, in some cases these numbers will differ as a consequence of the index methodology. For instance, in the case of a stock split, the number of listed shares will increase on the additional listing date after the stock split becomes effective; on the other hand, the number of listed shares for index calculation purposes will increase on the ex-rights date.

Free-float weight is the weight of listed shares deemed to be available for trading in the market, and is determined and calculated by the TSE for each constituent stock. It is calculated by subtracting the quotient of non-free-float shares divided by listed shares from one. Free-float weight is reviewed once a year in order to reflect the latest distribution of share ownership. The TSE estimates non-free-float shares using publicly available documents, and generally deems shares held by the top ten major shareholders (with certain exceptions), treasury stocks and shares held by members of the issuer’s board of directors to be unavailable for trading in the market. The TSE may deem other shares to be unavailable for trading in the market. The timing of the yearly free- float-weight review is different according to the settlement terms of listed companies. In addition to the yearly review, extraordinary reviews may be conducted for events TSE expects will significantly affect the free-float weight. These include when new shares are allocated to a third party, preferred shares are converted or subscription warrants are exercised, as well as in the event of a company spin-off, merger, stock-swap, take-over bid and other events TSE judges deem will significantly affect free-float weight.

In the event of any increase or decrease in the current free-float-adjusted market value due to causes other than fluctuations in the stock market, such as public offerings or changes in the number of listed companies in the TSE First Section, adjustments are made by TSE to the base market value in order to maintain the continuity of TOPIX.

Additions and Deletions to the TSE First Section (and therefore, TOPIX)

TSE adds or removes securities for various listing and delisting events as shown in the table below.

Additions and Deletions of Constituents

	Event	Adjustment Date	Stock Price Used for Adjustment

Addition	A company is to be newly listed on the TSE First Section (directly listed or via another stock exchange)	Last business day of the month after such listing	Stock price at the end of trading on the business day before adjustment date

Addition

New listing of a newly formed company resulting from a corporate consolidation, acquisition, merger or split (personnel split) that results in a TOPIX or Ex-TOPIX constituent being delisted and the new company being included in TOPIX.

		New listing date. If the initial listing date falls on a holiday, it will be the following business day	Base price

Addition	Assignment to the TSE First Section from the TSE Second Section, Tokyo Stock Exchange Mothers Index or JASDAQ Index.

Last business day of the month after such assignment (a free float weight of 0.00 is used from the assignment date to the month after the assignment date and thus the number of shares to be used for calculation will be 0.00 during such period)

Stock price at the end of trading on the business day before adjustment date

Deletion

New listing of a newly formed company resulting from a corporate consolidation, acquisition, merger or split (personnel split) that results in a TOPIX or Ex-TOPIX constituent being delisted and the new company being included in TOPIX.

Listing date of the newly formed company (normally two business days following delisting date)

Stock price at the end of trading on the business day before delisting date. The stock price at the end of trading on the business day before the delisting date is used to calculate TOPIX for the period from the delisting date to the removal date

Deletion	A constituent is to be delisted due to a reason other than as described in the preceding scenario	Delisting date	Stock price at the end of trading on the business day before adjustment date

Deletion	A constituent’s securities are designated to be delisted	Four business days after designation. If the designation date falls on a holiday, it will be the next business day	Stock price at the end of trading on the business day before adjustment date

Deletion	Assignment to the TSE Second Section, Mothers or JASDAQ from the TSE First Section	Date of change	Stock price at the end of trading on the business day before adjustment date

The adjusted base market value will equal the old base market value multiplied by the quotient of the free-float-adjusted market value on the business day before the adjustment date plus or minus, as applicable, the adjustment amount divided by the free-float-adjusted market value on the business day before the adjustment date.

The adjustment amount for the foregoing calculation will be an amount equal to the product of the change (the absolute value of the increase or decrease) in the number of shares used for index calculations times the price of the shares used for adjustment.

Changes in the number of shares and the price of the shares for adjustments to the base market value will be made as described in the table below.

Change in the Number of Shares

Event	Adjustment Date	Stock Price Used for Adjustment

Change of free-float weight	Date of change	Stock price at the end of trading on the business day before adjustment date
Public offering	Additional listing date (day after payment date). If listing date falls on a holiday, it will be the next business day	Stock price at the end of trading on the business day before adjustment date
Allocation of new shares to a third party	Five business days after additional listing date (two business days after payment date)	Stock price at the end of trading on the business day before adjustment date

Issues to shareholders with payment	Ex-rights date	Payment price per share
Exercise of subscription warrants	Last business day of the month following exercise	Stock price at the end of trading on the business day before adjustment date
Conversion of preferred shares	Last business day of the month following conversion	Stock price at the end of trading on the business day before adjustment date
Cancellation of treasury stock	Last business day of the month following cancellation	Stock price at the end of trading on the business day before adjustment date

Merger or acquisitions between a non-surviving constituent and another constituent	Delisting date of the non-surviving constituent	Stock price at the end of trading on the business day before adjustment date

Merger or acquisitions other than that described above	Listing change date (effective date)	Stock price at the end of trading on the business day before adjustment date

Rights offering (limited to case where the allotted subscription warrant securities are listed; the case where the allotted subscription warrant securities are not listed is treated as “Exercise of subscription warrants”)

	Ex-rights date	Payment price per share
Offering for sale of shares held by the Japanese government (Nippon Telegraph, Telephone and Japan Tobacco and Japan Post Holdings only)	Date determined by TSE (generally the delivery date)	Stock price at the end of trading on the business day before adjustment date
Company split (merged split)	Listing change date (the effective date)	Stock price at the end of trading on the business day before adjustment date
Other adjustments	Last business day of the month in which the information appears in “Sho-ho” (TSE Notice) or the last business day of the following month	Stock price at the end of trading on the business day before adjustment date

 No adjustments will be made to the base market value in the case of a stock split, gratis allotment of shares (limited to cases where the allotted treasury stock)  or reverse stock split.

Retroactive adjustments will not be made to revise the figures of the index that have already been calculated and disseminated even if issuing companies file amendments on previously released information.

Market Disruption

If trading in a certain constituent is halted, the TSE regards the constituent’s share price for purposes of calculating TOPIX to be unchanged. Where an event that is not specified in the rules of TOPIX occurs, or if the TSE decides that it is impossible to use its existing methods to calculate TOPIX, the TSE may use an alternate method of index calculation as it deems valid.

Disclaimer

The Japanese Equity Futures Rolling Strategy Index (the “Index”) is the exclusive property of Goldman Sachs International, which has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P Dow Jones Indices”) to calculate and maintain the Index.  S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed to S&P Dow Jones Indices.  Neither S&P Dow Jones Indices, SPFS, Dow Jones nor any of their affiliates sponsor and promote the Index and none shall be liable for any errors or omissions in calculating the Index

Historical Closing Levels of the Index

The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the index during the period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of the index as an indication of the future performance of the index. We cannot give you any assurance that the future performance of the index will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the index. Before investing in the offered notes, you should consult publicly available information to determine the relevant index closing levels between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the index over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graph below shows the daily historical levels of the index from January 1, 2016 through March 12, 2021. We obtained the closing levels shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of Japanese Equity Futures Rolling Strategy Index

US Government Bond Futures Rolling Strategy Index

The US Government Bond Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•	is a fixed income index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	has a launch date of September 24, 2009, with a base value of 100 as of its base date, December 31, 1991; and
•	is sponsored by Goldman Sachs International (“GSI”) and calculated by S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“calculation agent”).

The US Government Bond Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with exposure to the total return (including income from interest) of 10-Year U.S. Treasury Notes futures contracts currently listed on the Chicago Board of Trade, part of the CME Group (the “CBOT”) and traded via CME Globex. The US Government Bond Futures Rolling Strategy Index is comprised of 10Y U.S. Treasury Futures Contracts (“US Treasury futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of a US Treasury futures contracts equals one U.S. treasury note with a face value of $100,000 or a multiple thereof and (as of the date hereof) has a remaining term to maturity of at least six and a half years, but not more than 10 years, from the first day of the delivery month. The US Government Bond Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. The US Government Bond Futures Rolling Strategy Index is calculated in U.S. dollars ($) on a total return basis. The US Government Bond Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the US Government Bond Futures Rolling Strategy Index

The US Government Bond Futures Rolling Strategy Index is comprised of US Treasury futures contracts. At the time the US Government Bond Futures Rolling Strategy Index invests in them, the futures contracts have a term to maturity of approximately three months. The US Treasury futures contracts expire on specific quarter end dates (March, June, September or December). The US Government Bond Futures Rolling Strategy Index includes the first nearby US Treasury futures contract that has not reached expiration or a roll period. As the first nearby US Treasury futures contract approaches its expiration month, the CBOT rules require that any holder of a contract that will be delivering U.S. Treasury Notes to its counterparty at expiration give notice within a specified period that it will make such delivery. The first such date is called the first notice date. As the first nearby US Treasury futures contract approaches its first notice date, it is replaced by the second nearby US Treasury futures contract via a replacement process referred to as rolling. For example, a US Treasury futures contract may have a June expiration.  As time passes, the contract expiring in June is replaced by a US Treasury futures contract for delivery in September. Rolling is carried out during the “roll period”. The roll period refers to the three exchange business days starting from, and including, the third to last exchange business day prior to the first notice date of the first nearby US Treasury futures contract to, and including, the last exchange business day prior to the first notice date of such expiring US Treasury futures contract. On each exchange business day during the roll period, one third of the notional investment in the first nearby US Treasury futures contract is rolled into the second nearby US Treasury futures contract. Rolling is carried out pursuant to a different methodology when at any time during the roll period the US Treasury futures contract valuation prices for one or both of the first nearby and second nearby US Treasury Futures Contracts are not published or are otherwise unavailable as further described below.

Calculation of the US Government Bond Futures Rolling Strategy Index

The US Government Bond Futures Rolling Strategy Index is calculated in U.S. dollars on a total return basis and the value of the index is calculated on each exchange business day, which is each day on which the CBOT is open for trading. The value of the US Government Bond Futures Rolling Strategy Index on any given exchange business day is calculated as follows: the product of (i) the value of the US Government Bond Futures Rolling Strategy Index as of the immediately preceding exchange business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the US Treasury futures contracts (calculated as described below) on such exchange business day and (b) the overnight interest rate for the immediately preceding exchange business day multiplied by the applicable day count fraction based on the number of calendar days in the calculation period (calculated as described below).

On each exchange business day (other than during the roll period), the daily return ratio of the value of the US Treasury futures contracts is calculated as the quotient of (a) the US Treasury futures contract valuation price, which is the official daily settlement price per US Treasury futures contract quoted by the CBOT on such exchange business day, on the relevant exchange business day divided by (b) the US Treasury futures contract valuation price on the immediately preceding exchange business day. During the roll period, the calculation of the daily return ratio of the US

Treasury futures contracts will reflect the price of the second nearby US Treasury futures contract rather than the first nearby US Treasury Futures Contract to the extent the index’s investment has been rolled over during the roll period.

The overnight interest rate used to calculate the value of the US Government Bond Futures Rolling Strategy Index is the overnight interest rate published on the Global Insight DRI page USD-FEDERAL-FUNDS-H15 and the ACT/360 day count fraction convention. In the ACT/360 day count fraction convention, the actual number of days in the relevant period is divided by 360. If the overnight interest rate is not published or is otherwise unavailable for an applicable calculation period, then the last available overnight interest rate published on that page is used as the overnight interest rate for such calculation period.

When the US Treasury futures contract valuation price for the first nearby and/or the second nearby US Treasury futures contracts is not published or is otherwise unavailable, the calculation agent will not calculate the value of the US Government Bond Futures Rolling Strategy Index or will calculate the value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of US Treasury Futures Contracts

Unavailability Outside of the Roll Period

If the US Treasury futures contract valuation price for the first nearby US Treasury futures contract is not published or otherwise unavailable on any exchange business day outside the roll period, then the calculation agent will not calculate any value for the US Government Bond Futures Rolling Strategy Index and will publish the last available value for the index.

If, on the immediately following exchange business day, the US Treasury futures contract valuation price for the first nearby US Treasury futures contract is available, the daily return ratio of the value of the US Treasury futures contracts is calculated as the quotient of (a) the US Treasury futures contract valuation price on that exchange business day and (b) the last available US Treasury  futures contract valuation price (however if such exchange business day is the first day of the roll period and the US Treasury futures contract valuation price for the second nearby US Treasury futures contract is not published or is otherwise unavailable on that exchange business day, then, as further described below, the calculation agent will not calculate any value for the US Government Bond Futures Rolling Strategy Index but will publish the last available value).

Unavailability During the Roll Period

If the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

•

Case 1: If the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contract is not published or is otherwise unavailable on the first exchange business day of the roll period, then one half of the notional investment in the first nearby US Treasury futures contract will be rolled into the second nearby US Treasury futures contract on the second exchange business day of the roll period if the US Treasury futures contract valuation prices for both the first nearby and second nearby US Treasury futures contracts are available on such second exchange day, and the second half of the notional investment in the first nearby US Treasury futures contract will be rolled over into the second nearby US Treasury futures contract on the third exchange business day of the roll period if the US Treasury futures contract valuation prices for both the first nearby and second nearby US Treasury futures contracts are available on such third exchange business day; however, if the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable on the third exchange business day, then rolling of any remaining portion of the notional investment in the first nearby US Treasury futures contract will be carried out as described below in Case 4.

•

Case 2: If the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable on both of the first and second exchange business days of the roll period, then the entire notional investment in the first nearby US Treasury futures contract will be rolled into the second nearby US Treasury futures contract on the third exchange business day of the roll period; however, if the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable on such third exchange business day, then rolling of any remaining portion of the notional investment in the first nearby US Treasury futures contract will be carried out as set out below in respect of Case 4.

•

Case 3: If the US Treasury futures contract valuation price for both of the first nearby and second nearby US Treasury futures contracts is available on the first exchange business day of the roll period, on which one third of the notional investment in the first nearby US Treasury futures contract is rolled over into the second nearby US Treasury futures contract, but the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable on the second exchange business day of the roll period, then the remaining two thirds of the notional investment in the first nearby US Treasury futures contract will be rolled into the second nearby US Treasury futures contract on the third exchange business day of the roll period; however, if the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable on such third exchange business day, then rolling of any remaining portion of the notional investment in the first nearby US Treasury futures contract will be carried out as set out below in respect of Case 4.

•

Case 4: In any situation where the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable on the third exchange business day of the roll period (including where such price is not published or is otherwise unavailable on both of the first and third exchange business days of the roll period only, both of the second and third exchange business days of the roll period only or all of the three exchange business days of the roll period), then any remaining amount of the notional investment in the first nearby US Treasury futures contract will be rolled into the second nearby US Treasury futures contract on the first notice date, which is the exchange business day immediately following the third exchange business day of the roll period. On such first notice date, rolling will be effected by using the first traded prices for the first nearby US Treasury futures contract and the second nearby US Treasury futures contract, provided that if, on such first notice date, the first traded price for the first nearby US Treasury futures contract and/or the second nearby US Treasury futures contract is not published or is otherwise unavailable, then the first nearby US Treasury futures contract will be sold at the valuation price for such first nearby US Treasury futures contract on the last reference day (which is the last exchange business day on which the US Treasury futures contract valuation prices for both of the first nearby and second nearby US Treasury futures contracts were available) and the second nearby US Treasury futures contract will be bought at the valuation price for such second nearby US Treasury futures contract on the last reference day.

When rolling does not occur on any given exchange business day during the roll period because the US Treasury futures contract valuation price for one or both of the first nearby and second nearby US Treasury futures contracts is not published or is otherwise unavailable (such day is referred to as a “no-roll exchange business day”), the calculation agent does not calculate a value for the US Government Bond Futures Rolling Strategy Index and instead publishes the last available value.

If, on any exchange business day immediately following a no-roll exchange business day, the US Treasury futures contracts are rolled over pursuant to the alternative rolling methodology described above, the calculation agent will apply an alternative calculation method to calculate the level of the US Government Bond Futures Rolling Strategy Index on that exchange business day. The level of the US Government Futures Rolling Strategy Index on the exchange business day immediately following the no-roll exchange business day is calculated as follows: the value of the US Government Bond Futures Rolling Strategy Index as of the last reference day; and the sum of (i) the daily return ratio reflecting ether: (a) if such exchange business day falls within the roll period, the weighted performance of the first nearby US Treasury futures contract and the weighted performance of the second nearby US Treasury futures contract from the last reference day to such exchange business day; or (b) if such exchange business day is the first notice date, the product of (x) the weighted performance of the first nearby US Treasury futures contract from the last reference day up to the rolling effected as of the opening of the market on the first notice date, (y) the weighted performance of the second nearby US Treasury futures contract from the last reference day up to the rolling effected as of the opening of the market on such first notice date and (z) the performance of the second nearby US Treasury futures contract, including the second nearby contract into which any remaining portion of the first nearby US Treasury futures contract is rolled over on such first notice date, calculated based on the opening price and the official daily settlement price of the second nearby US Treasury futures contract on such first notice date (if the official daily settlement price of the second nearby US Treasury futures contract is not published or is otherwise unavailable on such first notice date, then the calculation agent does not calculate any value for the US Government Bond Futures Rolling Strategy Index and publishes the last available value), and (ii) the overnight interest rate for the calculation period.

Maintenance of the US Government Bond Futures Rolling Strategy Index

Index Committee

The index committee is responsible for overseeing the index and the methodology, while the calculation agent is responsible for the daily implementation of the methodology, for the calculation of the index and for publication of the index value. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates.  As of the date hereof, at least 40 percent of the committee is comprised of employees of non-revenue generating functions (such employees being “control side” employees).  Other members consist of employees of The Goldman Sachs Group, Inc.’s global markets division, which includes employees who regularly trade the underlying asset.  The calculation agent may consult the index committee when it comes to interpretation of the methodology.

Index Adjustments

The index committee may exercise limited discretion with respect to the index. If the terms of the US Treasury futures contracts are modified, the index committee may take steps it considers appropriate in response to such modification.

Any changes or actions taken by the index committee are publicly announced as promptly as is reasonably practicable and normally at least five exchange business days prior to their effective date. Additionally, adjustments made by the calculation agent in response to the unavailability of the US Treasury futures contract valuation price will be publicly announced as promptly as is reasonably practicable. Changes to the methodology made by the index committee are announced at least 60 exchange business days prior to their effective date.

U.S. Treasury Notes

U.S. Treasury Notes on which the 10-Year U.S. Treasury Notes futures contracts are based are notes issued by the U.S. government (as of the date hereof) with a remaining term to maturity of at least six and a half years, but not more than 10 years, from the first day of the delivery month. Treasury Notes are sold in increments of $100 USD. The price and interest rate of a note are determined at auction. The price may be greater than, less than or equal to the note’s par amount of $100 USD.

Disclaimers

The US Government Bond Futures Rolling Strategy Index, European Government Bond Futures Rolling Strategy Index (the “Index”) is the exclusive property of Goldman Sachs International, which has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P Dow Jones Indices”) to calculate and maintain the Index.  S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed to S&P Dow Jones Indices.  Neither S&P Dow Jones Indices, SPFS, Dow Jones nor any of their affiliates sponsor and promote the Index and none shall be liable for any errors or omissions in calculating the Index.

CME GROUP MARKET DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN GOLDMAN SACHS PRODUCTS. CME GROUP HAS NO OTHER CONNECTION TO GOLDMAN SACHS PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY GOLDMAN SACHS PRODUCTS OR SERVICES. CME GROUP HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE GOLDMAN SACHS PRODUCTS AND SERVICES. CME GROUP DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY MARKET DATA LICENSED TO GOLDMAN SACHS AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME GROUP AND GOLDMAN SACHS.

Historical Closing Levels of the Index

The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the index during the period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of the index as an indication of the future performance of the index. We cannot give you any assurance that the future performance of the index will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the index. Before investing in the offered notes, you should consult publicly available information to determine the relevant index closing levels between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the index over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graph below shows the daily historical levels of the index from January 1, 2016 through March 12, 2021. We obtained the closing levels shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of US Government Bond Futures Rolling Strategy Index

European Government Bond Futures Rolling Strategy Index

The European Government Bond Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•	is a fixed income index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	has a launch date of September 24, 2009, with a base value of 100 as of its base date, December 31, 1991; and
•	is sponsored by Goldman Sachs International (“GSI”) and calculated by S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“calculation agent”).

The European Government Bond Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with exposure to the total return (including income from interest accruing at the relevant overnight interest rate (as described below)) of futures contracts on bonds of the Federal Republic of Germany (“German bonds”) currently listed for trading on the Eurex. The European Government Bond Futures Rolling Strategy Index is comprised of futures contracts on German bonds (“Euro bond futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of the Euro bond futures contracts equals one Euro bond issued by the Federal Republic of Germany with a par value of 100,000 euros. The European Government Bond Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. The German bonds on which the Euro bond futures contracts are based are German bonds issued by the Federal Republic of Germany, which (as of the date hereof) have a remaining term at the time of expiration of the Euro bond futures contracts of 8.5 to 10.5 years and a coupon of 6%. The European Government Bond Futures Rolling Strategy Index is calculated in euros (€) on a total return basis. The European Government Bond Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the European Government Bond Futures Rolling Strategy Index

The European Government Bond Futures Rolling Strategy Index is comprised of Euro bond futures contracts. Each Euro bond futures contract expires on a specific quarter end date (March, June, September or December). The Euro bond futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the Euro bond futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. At any given time, there is more than one listed Euro bond futures contract on Eurex, and the European Government Bond Futures Rolling Strategy Index includes the first nearby Euro bond futures contract that has not reached expiration or a roll period. As the first nearby Euro bond futures contract approaches its expiration month, the Eurex rules require that any holder of a contract that will be delivering German bonds to its counterparty at expiration give notice within a specified period that it will make such delivery. The first such date is called the first notice date. As the first nearby Euro bond futures contract approaches its first notice date, it will be replaced by the second nearby Euro bond futures contract via a replacement process referred to as rolling. For example, a Euro bond futures contract may have a June expiration.  As time passes, the contract expiring in June is replaced by a Euro bond futures contract with a September expiration during the relevant roll period.

Rolling is carried out during the “roll period”. The roll period refers to the three Eurex exchange business days starting from, and including, the third to last Eurex exchange business day prior to the first notice date of the expiring Euro bond futures contract to, and including, the last Eurex exchange business day prior to the first notice date of such expiring Euro bond futures contract. On each Eurex exchange business day during the roll period, one third of the notional investment in the first nearby Euro bond futures contract is rolled into the second nearby Euro bond futures contract. Rolling is carried out pursuant to a different methodology when at any time during the roll period the Euro bond futures contract valuation prices for one or both of the first nearby and second nearby Euro bond futures contracts are not published or are otherwise unavailable as further described below.

Calculation of the European Government Bond Futures Rolling Strategy Index

The European Government Bond Futures Rolling Strategy Index is calculated in euros on a total return basis and the value of the index is calculated on each Eurex exchange business day, which is each day on which the Eurex is open for trading. The value of the European Government Bond Futures Rolling Strategy Index on each Eurex exchange business day is calculated as follows: the product of (i) the value of the European Government Bond Futures Rolling Strategy Index as of the immediately preceding Eurex exchange business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the Euro bond futures contracts (calculated as described below) on such Eurex exchange business day plus (b) the overnight interest rate for the immediately preceding Eurex exchange business day multiplied by the applicable day count fraction based on the number of calendar days in the calculation period (calculated as described below).

On each Eurex exchange business day (other than during the roll period), the daily return ratio of the value of the Euro bond futures contracts is calculated as the quotient of (a) the Euro bond futures contract valuation price, which is the official daily settlement price per Euro bond futures contract quoted by the Eurex on such Eurex exchange business day, on the relevant Eurex exchange business day divided by (b) the Euro bond futures contract valuation price on the immediately preceding Eurex exchange business day. During the roll period, the daily return ratio of the values of the Euro bond futures contracts is calculated as the quotient of (a) the Euro bond futures contract valuation price of the second nearby Euro bond futures contract on such Eurex exchange business day divided by (b) the Euro bond futures contract valuation price of the second nearby Euro bond futures contract on the immediately preceding Eurex exchange business day, rather than the first nearby Euro bond futures contract to the extent the index’s investment has been rolled over.

The overnight interest rate used to calculate the value of the European Government Bond Futures Rolling Strategy Index is the overnight interest rate published on the Reuters page EUR-EONIA-OIS-COMPOUND on EONIA RSF.REC.EONIA=.NaE, which follows the ACT/360 day count fraction convention. In the ACT/360 day count fraction convention, the actual number of days in the relevant period is divided by 360. If this overnight interest rate is not published or is otherwise unavailable for an applicable calculation period, then the last available overnight interest rate published on that page is used as the overnight interest rate for such calculation period.

When the Euro bond futures contract valuation price for the first nearby and/or the second nearby Euro bond futures contracts is not published or is otherwise unavailable, the calculation agent will not calculate the value of the European Government Bond Futures Rolling Strategy Index or will calculate the value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of European Government Bond Futures Contracts

Unavailability Outside of the Roll Period

If the Euro bond futures contract valuation price for the first nearby Euro bond futures contract is not published or otherwise unavailable on any Eurex exchange business day outside the roll period, then the calculation agent will not calculate any value for the European Government Bond Futures Rolling Strategy Index and will publish the last available value for the index.

In this case, if, on the immediately following Eurex exchange business day, the Euro bond futures contract valuation price for the first nearby Euro bond futures contract is available, the daily return ratio of the value of the Euro bond futures contracts is calculated as the quotient of (a) the Euro bond futures contract valuation price on that immediately following Eurex exchange business day divided by (b) the last available Euro bond futures contract valuation price; provided, however, that if such immediately following Eurex exchange business day is the first day of the roll period and the Euro bond futures contract valuation price for the second nearby Euro bond futures contract is not published or is otherwise unavailable on that immediately following Eurex exchange business day, then, as further described below, the calculation agent will not calculate any value for the European Government Bond Futures Rolling Strategy Index but will publish the last available value.

Unavailability During the Roll Period

If the Euro bond futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby Euro bond futures contracts at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

•

Case 1: If (a) the Euro bond futures contract valuation price is not published or is otherwise unavailable on the first Eurex exchange business day of the roll period for either or both of the first nearby and second nearby Euro bond futures contracts and (b) the Euro bond futures contract valuation price is available on the second Eurex exchange business day of the roll period for both the first nearby and second nearby Euro bond futures contracts, then:

o

One half of the notional investment in the first nearby Euro bond futures contract will be rolled into the second nearby Euro bond futures contract on the second Eurex exchange business day of the roll period; and, if the Euro bond futures contract valuation price is also available on the third Eurex exchange business day of the roll period for both the first nearby and second nearby Euro bond futures contracts, then the second half of the notional investment in the first nearby Euro bond futures contract will be rolled over into the second nearby Euro bond futures contract on the third Eurex exchange business day of the roll period; but

o

If the Euro bond futures contract valuation price is not published or is otherwise unavailable on the third Eurex exchange business day of the roll period for either or both of the first nearby and second nearby Euro bond futures contracts, then rolling of any remaining portion of the notional investment in the first nearby Euro bond futures contract will be carried out as described below in Case 4.

•

Case 2: If the Euro bond futures contract valuation price is not published or is otherwise unavailable on both the first and second Eurex exchange business days of the roll period for either or both of the first nearby and second nearby Euro bond futures contracts, then

o

If the Euro bond futures contract valuation price is available on the third Eurex exchange business day of the roll period for both the first nearby and second nearby Euro bond futures contracts, then the entire notional investment in the first nearby Euro bond futures contract will be rolled into the second nearby Euro bond futures contract on the third Eurex exchange business day of the roll period; but

o	Otherwise, the rolling of any remaining portion of the notional investment in the first nearby Euro bond futures contract will be carried out as described below in Case 4.
•

Case 3: If the Euro bond futures contract valuation price is available on the first Eurex exchange business day of the roll period for both the first nearby and second nearby Euro bond futures contracts (on that day one-third of the notional investment in the first nearby Euro bond futures contract is rolled over into the second nearby Euro bond futures contract), but the Euro bond futures contract valuation price is not published or is otherwise unavailable on the second Eurex exchange business day of the roll period for either or both of the first nearby and second nearby Euro bond futures contracts, then the remaining two-thirds of the notional investment in the first nearby Euro bond futures contract will be rolled into the second nearby Euro bond futures contract on the third Eurex exchange business day of the roll period. However, if the Euro bond futures contract valuation price is not published or is otherwise unavailable on the third Eurex exchange business day of the roll period for either or both of the first nearby and second nearby Euro bond futures contracts, the rolling of any remaining portion of the notional investment in the first nearby Euro bond futures contract will be carried out as described below in Case 4.

•

Case 4: In any situation where the Euro bond futures contract valuation price for either or both of the first nearby and second nearby Euro bond futures contracts is not published or is otherwise unavailable on the third Eurex exchange business day of the roll period (including where such price is not published or is otherwise unavailable on both the first and third Eurex exchange business days of the roll period only, on both the second and third Eurex exchange business days of the roll period only or on all three Eurex exchange business days of the roll period), then any remaining amount of the notional investment in the first nearby Euro bond futures contract will be rolled into the second nearby Euro bond futures contract on the first notice date. The first notice date is the Eurex exchange business day immediately following the third Eurex exchange business day of the roll period. On the first notice date, rolling will be effected by using the first traded prices for the first nearby Euro bond futures contract and the second nearby Euro bond futures contract, provided that, if on such first notice date the first traded price for the first nearby Euro bond futures contract and/or the second nearby Euro bond futures contract is not published or is otherwise unavailable, then the first nearby Euro bond futures contract will be sold at the Euro bond futures contract valuation price for such first nearby Euro bond futures contract on the last reference day (which is the last Eurex exchange business day on which the Euro bond futures contract valuation prices for both of the first nearby and second nearby Euro bond futures contracts were available) and the second nearby Euro bond futures contract will be bought at the Euro bond futures contract valuation price for such second nearby Euro bond futures contract on the last reference day.

When rolling does not occur on a Eurex exchange business day during the roll period because the Euro bond futures contract valuation price is not published or is otherwise unavailable for either or both of the first nearby and second nearby Euro bond futures contracts (such day is referred to as a “bond no-roll Eurex exchange business day”), the calculation agent does not calculate a value for the European Government Bond Futures Rolling Strategy Index and instead publishes the last available value.

If, on any Eurex exchange business day immediately following a bond no-roll Eurex exchange business day, the Euro bond futures contracts are rolled over pursuant to the alternative rolling methodology described above, the calculation agent will apply an alternative calculation method to calculate the level of the European Government Bond Futures Rolling Strategy Index on that Eurex exchange business day. The level of the European Government Bond Futures Rolling Strategy Index on the Eurex exchange business day immediately following the bond no-roll Eurex exchange business day is calculated as follows: the value of the European Government Bond Futures Rolling Strategy Index as of the last reference day; multiplied by the sum of (i) the daily return ratio reflecting ether: (a) if such Eurex exchange business day falls within the roll period, the weighted performance of the first nearby Euro bond futures contract and the weighted performance of the second nearby Euro bond futures contract from the last reference day to such Eurex exchange business day; or (b) if such Eurex exchange business day is the first notice date of the first nearby Euro bond futures contract, the product of (x) the weighted performance of the first nearby Euro bond futures contract from the last reference day up to the rolling effected as of the opening of the market on such first notice date, (y) the weighted performance of the second nearby Euro bond futures contract from the last reference day up to the rolling effected as of the opening of the market on such first notice date and (z) the performance of the second nearby Euro bond futures contract, including the second nearby contracts into which any remaining portion of the first nearby Euro bond futures contract is rolled over on such first notice date, calculated based on the opening price and the official daily settlement price of the second nearby Euro bond futures contract on such first notice date (if the official daily settlement price of the second nearby Euro bond futures contract is not published or is otherwise unavailable on such first notice date, then the calculation agent does not calculate any value for the European Government Bond Futures Rolling Strategy Index and publishes the last available value), plus (ii) the overnight interest rate for the calculation period.

Maintenance of the European Government Bond Futures Rolling Strategy Index

Index Committee

The index committee is responsible for overseeing the index and the methodology, while the calculation agent is responsible for the daily implementation of the methodology, for the calculation of the index and for publication of the index value. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates.  As of the date hereof, at least 40 percent of the committee is comprised of employees of non-revenue generating functions (such employees being “control side” employees).  Other members consist of employees of The Goldman Sachs Group, Inc.’s global markets division, which includes employees who regularly trade the underlying asset. The calculation agent may consult the index committee when it comes to interpretation of the methodology.

Index Adjustments

The index committee may exercise limited discretion with respect to the index. If the terms of the Euro bond futures contracts are modified, the index committee may take steps it considers appropriate in response.

Any changes or actions taken by the index committee are publicly announced as promptly as is reasonably practicable and normally at least five Eurex exchange business days prior to their effective date. Additionally, adjustments made by the calculation agent in response to the unavailability of the Euro bond futures contract valuation price will be publicly announced as promptly as is reasonably practicable. Changes to the methodology made by the index committee are announced at least 60 Eurex exchange business days prior to their effective date.

German Bonds

The German bonds on which the Euro bond futures contracts are based are German bonds issued by the Federal Republic of Germany. These German bonds (as of the date hereof) have a remaining term at the time of expiration of the Euro bond futures contracts of 8.5 to 10.5 years and a coupon of 6%.

Disclaimer

The European Government Bond Futures Rolling Strategy Index (the “Index”) is the exclusive property of Goldman Sachs International, which has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P Dow Jones Indices”) to calculate and maintain the Index.  S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed to S&P Dow Jones Indices.  Neither S&P Dow Jones Indices, SPFS, Dow Jones nor any of their affiliates sponsor and promote the Index and none shall be liable for any errors or omissions in calculating the Index.

Historical Closing Levels of the Index

The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the index during the period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of the index as an indication of the future performance of the index. We cannot give you any assurance that the future performance of the index will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the index. Before investing in the offered notes, you should consult publicly available information to determine the relevant index closing levels between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the index over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graph below shows the daily historical levels of the index from January 1, 2016 through March 12, 2021. We obtained the closing levels shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of European Government Bond Futures Rolling Strategy Index

Japanese Government Bond Futures Rolling Strategy Index

The Japanese Government Bond Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•	is a fixed income index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	has a launch date of September 24, 2009, with a base value of 100 as of its base date, December 30, 1991; and
•	is sponsored by Goldman Sachs International (“GSI”) and calculated by S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“calculation agent”).

The Japanese Government Bond Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with exposure to the total return (including income from interest) of 10-Year Japanese Government Bond futures contracts currently listed for trading on the Osaka Securities Exchange (“OSE”). The Japanese Government Bond Futures Rolling Strategy Index is comprised of 10-Year Japanese Government Bond futures contracts (“JGB futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of JGB futures contracts equals one interest bearing JGB bond with a face value of 100 million yen and (as of the date hereof) a time to maturity at delivery of at least 7 years or more but less than 11 years. The Japanese Government Bond Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. The Japanese Government Bond Futures Rolling Strategy Index is calculated in Japanese yen on a total return basis. The Japanese Government Bond Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the Japanese Government Bond Futures Rolling Strategy Index

The Japanese Government Bond Futures Rolling Strategy Index is comprised of JGB futures contracts. At the time the Japanese Government Bond Futures Rolling Strategy Index invests in them, the futures contracts have a term to maturity of approximately three months. The JGB futures contract expire on a specific quarter end date (March, June, September or December). At any given time, there is more than one JGB futures contract listed on the OSE. The JGB futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the JGB futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. The Japanese Government Bond Futures Rolling Strategy Index includes the first nearby JGB futures contract that has not reached expiration or a roll period. As the first nearby JGB futures contract comes to its last trade date, it is replaced by the second nearby JGB futures contract via a replacement process referred to as rolling. For example, a JGB futures contract may have a June expiration.  As time passes, the contract expiring in June is replaced by a JGB futures contract with a September expiration during the relevant roll period.

Rolling is carried out during the “roll period”. The roll period refers to the three exchange business days starting from, and including, the third to last exchange business day prior to the last trade date of the first nearby JGB futures contract to, and including, the last exchange business day prior to the last trade date of such expiring JGB futures contract. On each exchange business day during the roll period, one third of the notional investment in the first nearby JGB futures contract is rolled into the second nearby JGB futures contract. Rolling is carried out pursuant to a different methodology when at any time during the roll period the JGB futures contract valuation prices for one or both of the first nearby and second nearby JGB Futures Contracts are not published or are otherwise unavailable as further described below.

Calculation of the Japanese Government Bond Futures Rolling Strategy Index

The Japanese Government Bond Futures Rolling Strategy Index is calculated in Japanese yen on a total return basis and the value of the index is calculated on each exchange business day, which is each day on which the OSE is open for trading. The value of the Japanese Government Bond Futures Rolling Strategy Index on any given exchange business day is calculated as follows: the product of (i) the value of the Japanese Government Bond Futures Rolling Strategy Index as of the immediately preceding exchange business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the JGB futures contracts (calculated as described below) on such day plus (b) the overnight interest rate for the immediately preceding exchange business day multiplied by the applicable day count fraction based on the number of calendar days in the calculation period (calculated as described below).

On each exchange business day (other than during the roll period), the daily return ratio of the value of the JGB futures contracts is calculated as the quotient of (a) the JGB futures contract valuation price on the relevant exchange business day divided by (b) the JGB futures contract valuation price on the immediately preceding exchange business day. The JGB futures contract valuation price is the last traded price per JGB futures contract quoted by the OSE on such exchange business day, provided that if there is a closing special quote per JGB futures contract quoted by the

OSE such quote shall be deemed to be the relevant JGB futures contract last traded price. Special quotes are mechanisms designed to prevent wild short-term price fluctuations. During the roll period, the calculation of the daily return ratio of the JGB futures contracts will reflect the price of the second nearby JGB futures contract rather than the first nearby JGB futures contract to the extent the index’s investment has been rolled over during the roll period.

The interest rate calculation uses the overnight interest rate published on the Reuters page JPY-BOJ-TONAT and the ACT/365 (Fixed) day count fraction convention. In the ACT/365 (Fixed) day count fraction convention, the actual number of days in the relevant period is divided by 365. If the overnight interest rate is not published or is otherwise unavailable for the applicable calculation period, then the last available overnight interest rate published on that page is used as the overnight interest rate for such calculation period.

When the JGB futures contract valuation price for the first nearby and/or the second nearby JGB futures contracts is not published or is otherwise unavailable, the calculation agent will not calculate the value of the Japanese Government Bond Futures Rolling Strategy Index or will calculate the value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of Japanese Government Bond Futures Contracts

Unavailability Outside of the Roll Period

If the JGB futures contract valuation price for the first nearby JGB futures contract is not published or otherwise unavailable on any exchange business day outside the roll period, then the calculation agent will not calculate any value for the Japanese Government Bond Futures Rolling Strategy Index and will publish the last available value for the index.

If, on the immediately following exchange business day, the JGB futures contract valuation price for the first nearby JGB futures contract is available, the daily return ratio of the value of the JGB futures contracts is calculated as the quotient of (a) the JGB futures contract valuation price on that exchange business day divided by (b) the last available JGB futures contract valuation price. However, if such exchange business day is the first day of the roll period and the JGB futures contract valuation price for the second nearby JGB futures contract is not published or is otherwise unavailable on that exchange business day, then, as further described below, the calculation agent will not calculate any value for the Japanese Government Bond Futures Rolling Strategy Index but will publish the last available value.

Unavailability During the Roll Period

If the JGB futures contract valuation price is not published or is otherwise unavailable for one or both of the first nearby and second nearby JGB futures contracts at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

•

Case 1: If the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on the first exchange business day of the roll period, then:

o

One half of the notional investment in the first nearby JGB futures contract will be rolled into the second nearby JGB futures contract on the second exchange business day of the roll period if the JGB futures contract valuation prices for both the first nearby and second nearby JGB futures contracts are available on such second exchange business day, and the second half of the notional investment in the first nearby JGB futures contract will be rolled over into the second nearby JGB futures contract on the third exchange business day of the roll period if the JGB futures contract valuation prices for both the first nearby and second nearby JGB future contracts are available on the third exchange business day;

o

If the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on the third exchange business day, then rolling of any remaining portion of the notional investment in the first nearby JGB futures contract will be carried out as described below in Case 4.

•

Case 2: If the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on both of the first and second exchange business days of the roll period, then

o	-The entire notional investment in the first nearby JGB futures contract will be rolled into the second nearby JGB futures contract on the third exchange business day of the roll period; however
o

If the JGB futures contract valuation price of one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on the third exchange business day, then rolling of any remaining portion of the notional investment in the first nearby JGB futures contract will be carried out as described below in Case 4.

•

Case 3: If the JGB futures contract valuation price for both of the first nearby and second nearby JGB futures contracts is available on the first exchange business day of the roll period, on which day one third of the notional investment in the first nearby JGB futures contract is rolled over into the second nearby JGB futures contract, but the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on the second exchange business day of the roll period, then the remaining two-thirds of the notional investment in the first nearby JGB futures contract will be rolled into the second nearby JGB futures contract on the third exchange business day of the roll period. However, if the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on the third exchange business day, then rolling of any remaining portion of the notional investment in the first nearby JGB futures contract will be carried out as described below in Case 4.

•

Case 4: In any situation where the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable on the third exchange business day of the roll period (including where such price is not published or is otherwise unavailable on both of the first and third exchange business days of the roll period only, on both of the second and third exchange business days of the roll period only or on all of the three exchange business days of the roll period), then any remaining amount of the notional investment in the first nearby JGB futures contract will be rolled into the second nearby JGB futures contract on the last trade date. The last trade date is the exchange business day immediately following the third exchange business day of the roll period. On the last trade date rolling will be effected by using the first traded prices for the first nearby JGB futures contract and the second nearby JGB futures contract, provided that, if on such last trade date the first traded price for the first nearby JGB futures contract and/or the second nearby JGB futures contract is not published or is otherwise unavailable, then the first nearby JGB futures contract will be sold at the valuation price for such first nearby JGB futures contract on the last reference day (which is the last exchange business day on which the valuation prices for both of the first nearby and second nearby JGB futures contracts were available) and the second nearby JGB futures contract will be bought at the valuation price for such second nearby JGB futures contract on the last reference day.

When rolling does not occur on an exchange business day during the roll period because the JGB futures contract valuation price for one or both of the first nearby and second nearby JGB futures contracts is not published or is otherwise unavailable (such day is referred to as a “no-roll exchange business day”), the calculation agent does not calculate a value for the Japanese Government Bond Futures Rolling Strategy Index and instead publishes the last available value.

If, on any exchange business day immediately following a no-roll exchange business day, the JGB futures contracts are rolled over pursuant to the alternative rolling methodology described above, the calculation agent will apply an alternative calculation method to calculate the level of the Japanese Government Bond Futures Rolling Strategy Index on that exchange business day. The level of the Japanese Government Bond Futures Rolling Strategy Index on such exchange business day is calculated as follows: the value of the Japanese Government Bond Futures Rolling Strategy Index as of the last reference day; multiplied by the sum of (i) the daily return ratio reflecting ether: (a) if such exchange business day falls within the roll period, the weighted performance of the first nearby JGB futures contract and the weighted performance of the second nearby JGB futures contract from the last reference day to such exchange business day; or (b) if such exchange business day is the last trade date, the product of (x) the weighted performance of the first nearby JGB futures contract from the last reference day up to the rolling effected as of the opening of the market on the last trade date, (y) the weighted performance of the second nearby JGB futures contract from the last reference day up to the rolling effected as of the opening of the market on the last trade date and (z) the performance of the second nearby JGB futures contract, including the second nearby contracts into which any remaining portion of the first nearby JGB futures contract is rolled over on the last trade date, from the opening of the market to market close on the last trade date (if the last traded price of the second nearby JGB futures contract is not published or is otherwise unavailable on such last trade date, then the calculation agent does not calculate any value for the Japanese Government Bond Futures Rolling Strategy Index and publishes the last available value), plus (ii) the overnight interest rate for the calculation period.

Maintenance of the Japanese Government Bond Futures Rolling Strategy Index

Index Committee

The index committee is responsible for overseeing the index and the methodology, while the calculation agent is responsible for the daily implementation of the methodology, for the calculation of the index and for publication of the index value. The index committee is comprised of employees of The Goldman Sachs Group, Inc. or one or more of its affiliates.  As of the date hereof, at least 40 percent of the committee is comprised of employees of non-revenue generating functions (such employees being “control side” employees).  Other members consist of employees of The Goldman Sachs Group, Inc.’s global markets division, which includes employees who regularly trade the underlying asset. The calculation agent may consult the index committee when it comes to interpretation of the methodology.

Index Adjustments

The index committee may exercise limited discretion with respect to the index. If the terms of the JGB futures contracts are modified, the index committee may take steps it considers appropriate in response.

Any changes or actions taken by the index committee are publicly announced as promptly as is reasonably practicable and normally at least five exchange business days prior to their effective date. Additionally, adjustments made by the calculation agent in response to the unavailability of the JGB futures contract valuation price will be publicly announced as promptly as is reasonably practicable. Changes to the methodology made by the index committee are announced at least 60 exchange business days prior to their effective date.

JGB Futures Contracts

The JGB futures contracts underlying the Japanese Government Bond Futures Rolling Strategy Index are contracts to buy or sell standardized trading units. One trading unit of JGB futures contracts equals one interest bearing JGB Bond with a face value of 100 million yen (as of the date hereof) and a time to maturity at delivery of at least 7 years or more but less than 11 years. At the time the index invests in them, the futures contracts will have a term to maturity of approximately three months. The JGB futures contracts require delivery of publicly offered interest-bearing JGB bonds with 7 years or more but less than 11 years remaining to maturity as of the issued date and the delivery date. The JGB futures contracts assume an annual interest rate of 6%, but each JGB bond’s interest rate is decided according to the JGB bond’s market value at the time of issue and will remain unchanged until maturity. The OSE will publish acceptable deliverable JGB bonds and their conversion factors for every JGB futures contract delivery date.

Disclaimer

The Japanese Government Bond Futures Rolling Strategy Index (the “Index”) is the exclusive property of Goldman Sachs International, which has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P Dow Jones Indices”) to calculate and maintain the Index.  S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed to S&P Dow Jones Indices.  Neither S&P Dow Jones Indices, SPFS, Dow Jones nor any of their affiliates sponsor and promote the Index and none shall be liable for any errors or omissions in calculating the Index.

Historical Closing Levels of the Index

The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the index during the period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of the index as an indication of the future performance of the index. We cannot give you any assurance that the future performance of the index will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the index. Before investing in the offered notes, you should consult publicly available information to determine the relevant index closing levels between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the index over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graph below shows the daily historical levels of the index from January 1, 2016 through March 12, 2021. We obtained the closing levels shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of Japanese Government Bond Futures Rolling Strategy Index

Emerging Markets Equity Futures Rolling Strategy Index

The Emerging Markets Equity Futures Rolling Strategy Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	has a launch date of April 14, 2011, with a starting value of 100 as of January 2, 2009; and
•	is sponsored by Goldman Sachs International (“GSI”) and calculated by Standard and Poor’s (“index calculation agent”).

The Emerging Markets Equity Futures Rolling Strategy Index is designed to measure the performance of an investment strategy with a synthetic exposure to the total return (including income from interest) of E-mini futures contracts on the MSCI Emerging Markets Index currently listed for trading on the ICE Futures U.S. (formerly NYSE Liffe U.S.). The Emerging Markets Equity Futures Rolling Strategy Index is comprised of E-mini MSCI Emerging Markets Index futures contracts (“EM equity futures contracts”), which are quarterly contracts to buy or sell standardized trading “units”. One trading unit of the E-mini MSCI Emerging Markets Index futures contracts equals $50 multiplied by the MSCI Emerging Markets Index (price return version). The Emerging Markets Equity Futures Rolling Strategy Index uses a roll methodology to replace these futures contracts as they expire. The MSCI Emerging Markets Index is a free-float adjusted market capitalization index intended to provide performance benchmarks for the emerging equity markets in the Americas, Europe, the Middle East, Africa and Asia, which are Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets Index contains large capitalization and mid-capitalization stocks and its constituent stocks are derived from the constituent stocks in the 27 MSCI standard single country indices for the emerging market countries listed above. The Emerging Markets Equity Futures Rolling Strategy Index is calculated in U.S. dollars ($) on a total return basis. The Emerging Markets Equity Futures Rolling Strategy Index is sponsored and maintained by GSI and calculated and published by the index calculation agent. Additional information is available on the following website: GS.com/index-methodologies. We are not incorporating by reference the website or any material it includes in this index supplement.

Construction of the Emerging Markets Equity Futures Rolling Strategy Index

The Emerging Markets Equity Futures Rolling Strategy Index is comprised of EM equity futures contracts. EM equity futures contracts have a quarterly expiration period (March, June, September or December). The EM equity futures contract closest to expiration at any given time is known as the “first nearby” futures contract, and the EM equity futures contract that is the second closest to expiration at any given time is known as the “second nearby” futures contract. The Emerging Markets Equity Futures Rolling Strategy Index includes the first nearby EM equity futures contracts that have not reached expiration or a roll period. When the first nearby EM equity futures contracts come to expiration, they are replaced by the second nearby EM equity futures contracts via a replacement process referred to as rolling. For example, an EM equity futures contract purchased and held in May specify a June expiration.  As time passes, the contract expiring in June is replaced by an EM equity futures contract for delivery in September.

Rolling is carried out during the “roll period”. The roll period refers to the five index business days starting from, and including, the fifth last index business day prior to the last trade date of the first nearby EM equity futures contract to, and including, the last index business day prior to the last trade date of such expiring EM equity futures contract. On each index business day during the roll period, one fifth of the notional investment in the first nearby EM equity futures contract is rolled into the second nearby EM equity futures contract. Rolling is carried out pursuant to a different methodology when at any time during the roll period the EM equity futures contracts valuation prices for one or both of the first nearby and second nearby EM equity futures contracts are not published or are otherwise unavailable as further described below.

Calculation of the Emerging Markets Equity Futures Rolling Strategy Index

The Emerging Markets Equity Futures Rolling Strategy Index is calculated in U.S. dollars on a total return basis and the value of the index is calculated on each index business day, which is each day on which the NYSE is open for trading. The value of the Emerging Markets Equity Futures Rolling Strategy Index on any given index business day is calculated as follows: the product of (i) the value of the Emerging Markets Equity Futures Rolling Strategy Index as of the immediately preceding index business day multiplied by (ii) the sum of (a) the daily return ratio of the value of the EM equity futures contracts (calculated as described below) on such day plus (b) the overnight interest rate for the calculation period.

On any given index business day (other than during the roll period), the daily return ratio of the value of the EM equity futures contracts is calculated as the quotient of (a) the EM equity futures contracts valuation price, which is the official daily settlement price per EM equity futures contract quoted by the relevant exchange on such index business day, on the relevant index business day divided by (b) the EM equity futures contracts valuation price on the immediately preceding index business day. During the roll period, the calculation of the daily return ratio of the EM equity futures contracts will reflect the price of the second nearby EM equity futures contracts into which the first nearby EM equity futures contracts are gradually rolled over.

The interest rate calculation uses the overnight interest rate published on the Global Insight DRI page USD-FEDERAL-FUNDS-H15 and the ACT/360 day count fraction convention, as defined in the 2006 ISDA Definitions. In the ACT/360 day count fraction convention, the actual number of days in the relevant period is divided by 360. If the overnight interest rate is not published or is otherwise unavailable for any the applicable calculation period, then the last available overnight interest rate published on that page is used as the overnight interest rate for such calculation period.

When at any given time the EM equity futures contracts valuation prices for the first nearby EM equity futures contracts and/or the second nearby EM equity futures contracts are not published or are otherwise unavailable, the index calculation agent will not calculate the daily index value of the Emerging Markets Equity Futures Rolling Strategy Index or will calculate such value pursuant to a different methodology described below.

Calculation and Unavailability of the Valuation Price of EM Equity Futures Contracts

Unavailability Outside of the Roll Period

If the EM equity futures contracts valuation price for the first nearby EM equity futures contracts is not published or otherwise unavailable on any index business day outside the roll period, then the index calculation agent will not calculate any value for the Emerging Markets Equity Futures Rolling Strategy Index and will publish the last available value for the index.

If, on the immediately following index business day, the EM equity futures contracts valuation price for the first nearby EM equity futures contract is available, the daily return ratio of the value of the EM equity futures contracts is calculated as the quotient of (a) the EM equity futures contracts valuation price on that index business day divided by (b) the last available EM equity futures contracts valuation price; however, if such index business day is the first day of the roll period and the EM equity futures contracts valuation price for the second nearby EM equity futures contracts is not published or is otherwise unavailable on that index exchange business day, then, as further described below, the index calculation agent will not calculate any value for the Emerging Markets Equity Futures Rolling Strategy Index but will publish the last available value.

Unavailability During the Roll Period

If the EM equity futures contracts valuation price for one or both of the first nearby and second nearby EM equity futures contracts is not published or is otherwise unavailable at any time during the roll period, then rolling is carried out pursuant to the following alternative rolling methodology:

•

Day 1. The weight (W1) of the notional investment in the first nearby EM equity futures contracts on the first index business day of the roll period will be calculated as follows and will be rolled into the second nearby EM equity futures contracts:

where d1 is a digital factor of 1 or 0. When the EM equity futures contracts valuation price for each of the first nearby and second nearby EM equity futures contracts is published and available on the first index business day of the roll period, it will be 1. Otherwise, it will be 0.

•

Day 2. The weight (W2) of the notional investment in the first nearby EM equity futures contracts on the second index business day of the roll period will be calculated as follows and will be rolled into the second nearby EM equity futures contracts:

where W1 is the weight of the notional investment actually rolled on the first index business day of the roll period as calculated above; and d2 is a digital factor of 1 or 0 When the EM equity futures contracts valuation price for each of the first nearby and second nearby EM equity futures contracts is published and available on the second index business day of the roll period, it will be 1. Otherwise, it will be 0.

•

Day 3. The weight (W3) of the notional investment in the first nearby EM equity futures contracts on the third index business day of the roll period will be calculated as follows and will be rolled into the second nearby EM equity futures contracts:

where W1 is the weight of the notional investment actually rolled on the first index business day of the roll period as calculated above; W2 is the weight of the notional investment actually rolled on the second index business day of the roll period as calculated above; and d3 is a digital factor of 1 or 0. When the EM equity futures contracts valuation price for each of the first nearby and second nearby EM equity futures contracts is published and available on the third index business day of the roll period, it will be 1. Otherwise, it will be 0.

•

Day 4. The weight (W4) of the notional investment in the first nearby EM equity futures contracts on the fourth index business day of the roll period will be calculated as follows and will be rolled into the second nearby EM equity futures contracts:

where W1 is the weight of the notional investment actually rolled on the first index business day of the roll period as calculated above; W2 is the weight of the notional investment actually rolled on the second index business day of the roll period as calculated above; W3 is the weight of the notional investment actually rolled on the third index business day of the roll period as calculated above; and d4 is a digital factor of 1 or 0. When the EM equity futures contracts valuation price for each of the first nearby and second nearby EM equity futures contracts is published and available on the fourth index business day of the roll period, it will be 1. Otherwise, it will be 0.

•

Day 5. The weight (W5) of the notional investment in the first nearby EM equity futures contracts on the fifth index business day of the roll period will be calculated as follows and will be rolled into the second nearby EM equity futures contracts

Where W1 is the weight of the notional investment actually rolled on the first index business day of the roll period as calculated above; W2 is the weight of the notional investment actually rolled on the second index business day of the roll period as calculated above; W3 is the weight of the notional investment actually rolled on the third index business day of the roll period as calculated above; W4 is the weight of the notional investment actually rolled on the fourth index business day of the roll period as calculated above; and d5 is a digital factor of 1 or 0. When the EM equity futures contracts valuation price for each of the first nearby and second nearby EM equity futures contracts is published and available on the fifth index business day of the roll period, it will be 1. Otherwise, it will be 0.

•

In any situation where the EM equity futures contracts valuation price for one or both of the first nearby and second nearby EM equity futures contracts is not published or is otherwise unavailable on the fifth index business day of the roll period, then any remaining amount of the notional investment in the first nearby EM equity futures contracts will be rolled into the second nearby EM equity futures contracts on the last trade date. The last trade date is the index business day immediately following the fifth index business day of the roll period. On the last trade date rolling will be effected by using the first traded prices for the first nearby EM equity futures contracts and the second nearby EM equity futures contracts, provided that, if on such last trade date the first traded price for the first nearby EM equity futures contracts and/or the first traded price for the second nearby EM equity futures contracts is not published or otherwise unavailable, then the first nearby EM equity futures contracts will be sold at the valuation price for such first nearby EM equity futures contracts on the last reference day (which is the last index business day on which the valuation prices for both of the first nearby and second nearby EM equity futures contracts were available) and the second nearby EM equity futures contracts will be bought at the valuation price for such second nearby EM equity futures contracts on the last reference day.

When rolling does not occur on any given index business day during the roll period because the EM equity futures contracts valuation price for one or both of the first nearby and second nearby EM equity futures contracts is not published or is otherwise unavailable (such day is referred to as a “no-roll index business day”), the index calculation agent does not calculate a value for the Emerging Markets Equity Futures Rolling Strategy Index and instead publishes the last available value.

If, on any index business day immediately following a no-roll index business day, the EM equity futures contracts are rolled over pursuant to the alternative rolling methodology described above, the index calculation agent will apply an alternative calculation method to calculate the level of the Emerging Markets Equity Futures Rolling Strategy Index on that index business day. The level of the Emerging Markets Equity Futures Rolling Strategy Index on such index business day is calculated as follows: the value of the Emerging Markets Equity Futures Rolling Strategy Index as of the last reference day; multiplied by the sum of (i) the daily return ratio reflecting ether: (a) if such index business day falls within the roll period, the weighted performance of the first nearby EM equity futures contracts and the weighted performance of the second nearby EM equity futures contracts from the last reference day to such index business day; or (b) if such index business day is the last trade date, the product of (x) the weighted performance of the first nearby

EM equity futures contracts from the last reference day up to the rolling effected as of the opening of the market on the last trade date, (y) the weighted performance of the second nearby EM equity futures contracts from the last reference day up to the rolling effected as of the opening of the market on such last trade date and (z) the performance of the second nearby EM equity futures contracts, including the second nearby contracts into which any remaining portion of the first nearby EM equity futures contracts are rolled over on such last trade date, calculated based on the opening price and the official daily settlement price of the second nearby EM equity futures contracts on such last trade date (if the official daily settlement price of the second nearby EM equity futures contracts is not published or is otherwise unavailable on such last trade date, then the index calculation agent does not calculate any value for the Emerging Markets Equity Futures Rolling Strategy Index and publishes the last available value), plus (ii) the overnight interest rate for the calculation period.

Maintenance of the Emerging Markets Equity Futures Rolling Strategy Index

If the terms of the EM equity futures contracts are modified or the MSCI Emerging Markets Index is rebased or otherwise adjusted, GSI may take steps it considers appropriate in response to such modification, rebasement or adjustment.

MSCI Emerging Markets Index

The MSCI Emerging Markets Index is intended to provide performance benchmarks for the emerging equity markets in the Americas, Europe, the Middle East, Africa and Asia, which are, as of the date of this index supplement, Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The constituent stocks of the MSCI Emerging Markets Index are derived from the constituent stocks in the 26 MSCI standard single country indices for the emerging market countries listed above. The MSCI Emerging Markets Index has a base date of December 31, 1987.

MSCI Emerging Markets Index Stock Weighting by Country as of March 12, 2021

Country:	Percentage (%)*
Argentina	0.11%
Brazil	4.33%
Chile	0.56%
China	38.61%
Colombia	0.17%
Czech Republic	0.10%
Egypt	0.08%
Greece	0.10%
Hungary	0.20%
India	9.64%
Indonesia	1.27%
Korea, Republic Of	13.10%
Kuwait	0.49%
Malaysia	1.39%
Mexico	1.70%
Pakistan	0.02%
Peru	0.23%
Philippines	0.66%
Poland	0.63%
Qatar	0.65%
Russian Federation	3.14%
Saudi Arabia	2.60%
South Africa	3.72%
Taiwan, Province Of China	13.72%
Thailand	1.86%
Turkey	0.35%
United Arab Emirates	0.56%

* Information provided by MSCI. Percentages may not sum to 100% due to rounding.

MSCI Emerging Markets Index Stock Weighting by Sector as of March 12, 2021

Sectorǂ	Percentage (%)*
Communication Services	12.11%
Consumer Discretionary	18.19%
Consumer Staples	5.46%
Energy	4.93%
Financials	18.04%
Health Care	4.29%
Industrials	4.18%
Information Technology	20.81%
Materials	8.00%
Real Estate	2.06%
Utilities	1.93%

ǂ Sector designations are determined by the index sponsor using criteria it has selected or developed.  Index sponsors may use very different standards for determining sector designations.  In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ.  As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

* Information provided by MSCI.  Percentages may not sum to 100% due to rounding.

Construction of the MSCI Emerging Markets Index

MSCI undertakes an index construction process at an individual market level, which involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the standard index; and (v) classifying securities under the Global Industry Classification Standard. The MSCI Emerging Markets Index construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. All of the MSCI Indices are standard indices, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.

Defining the Equity Universe

(i)

Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI global index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the U.S. and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe.  Preferred shares that exhibit characteristics of equity securities are eligible. Securities for which the Hong Kong Securities and Futures Commission has issued high shareholding concentration notices are not eligible.

(ii)

Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes.

(i)

Identifying Eligible Listings: A security may have a listing in the country where it is classified (a “local listing”) and/or in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe.  A security may be represented by a foreign listing only if the security is classified in a country that meets the foreign listing materiality requirement (as described below), and the security’s foreign listing is traded on an eligible stock exchange of a developed market country if the security is classified in a developed market country or, if the security is classified in an emerging market country, an eligible stock exchange of a developed market country or an emerging market country.

In order for a country to meet the foreign listing materiality requirement, the following is determined: all securities represented by a foreign listing that would be included in the country’s MSCI Country Investable Market Index if foreign listings were eligible from that country. The aggregate free-float adjusted market capitalization for all such securities should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI

Investable Market Index. If a country does not meet the foreign listing materiality requirement, then securities in that country may not be represented by a foreign listing in the global investable equity universe.

(i)	Applying Investability Screens: The investability screens used to determine the investable equity universe in each market are:

(a)

Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:

•

First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•

Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free float-adjusted market capitalization in descending order, the full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement.

•                  The rank of this company by descending order of full market capitalization within the developed market equity universe is noted, and will be used in determining the equity universe minimum size requirement at the next rebalance.

As of November 2020, the equity universe minimum size requirement was set at US$260,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each semi-annual index review, as described below.

(b)

Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(c)

Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have at least one eligible listing that has adequate liquidity as measured by its 12-month and 3-month annualized traded value ratio (“ATVR”) and 3-month frequency of trading. The ATVR attempts to mitigate the impact of extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities. A minimum liquidity level of 20% of the 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an emerging market. Securities in the MSCI China equity universe will not be eligible for inclusion in the MSCI Emerging Markets Index if the security is suspended or has been suspended for 50 consecutive days or more in the past 12 months.

Only one listing per security may be included in the market investable equity universe. In instances where a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe:

(1)	Local listing (if the security has two or more local listings, then the listing with the highest 3-month ATVR will be used).

(2)

Foreign listing in the same geographical region (MSCI classifies markets into three main geographical regions: EMEA, Asia Pacific and Americas.  If the security has two or more foreign listings in the same geographical region, then the listing with the highest 3-month ATVR will be used).

(3)	Foreign listing in a different geographical region (if the security has two or more foreign listings in a different geographical region, then the listing with the highest 3-month ATVR will be used).

Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above US$10,000 will fail the liquidity screening and will not be included in any market investable equity universe.

(d)  Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

(e)  Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index, such as the MSCI Emerging Markets Index, outside of a quarterly or semi-annual index review.

(f)   Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Determining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices:

•                  Investable Market Index (Large Cap + Mid Cap + Small Cap)

•                  Standard Index (Large Cap + Mid Cap)

•                  Large Cap Index

•                  Mid Cap Index

•                  Small Cap Index

Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements. For emerging market indices, the market coverage for a standard index is 42.5%. As of October 2020, the global minimum size range for an emerging market standard index is a full market capitalization of USD 1.83 billion to USD 4.21 billion.

Index Continuity Rules for Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:

•If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the MSCI Emerging Markets Index in order to reach the minimum number of required constituents.

•At subsequent MSCI Emerging Markets Index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.

Constituent index means any of the component country indices comprising the MSCI Emerging Markets Index.

Classifying Securities under the Global Industry Classification Standard

 All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS classification of each security is used by MSCI to construct additional indices.

Calculation Methodology for the MSCI Emerging Markets Index

The performance of the MSCI Emerging Markets Index is a free float weighted average of the U.S. dollar values of its component securities.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries the latest available closing price. In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation. If MSCI determines that another price is more appropriate based on the circumstances, an announcement would be sent to clients with the related information. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.

Maintenance of the MSCI Emerging Markets Index

In order to maintain the representativeness of the MSCI Indices, structural changes may be made by adding or deleting component securities. Currently, such changes in the MSCI Indices may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, continuous investability of constituents and replicability of the index and on index stability and minimizing turnover.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of semi-annual index reviews that systematically re-assess the various dimensions of the equity universe.

Ongoing event-related changes to the MSCI Emerging Markets Index are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis. MSCI will remove from the index as soon as practicable securities of companies that file for bankruptcy or other protection from their creditors, that are suspended and for which a return to normal business activity and trading is unlikely in the near future; or that fail stock exchange listing requirements with a delisting announcement. Securities may also be considered for early deletion in other significant cases, such as decreases in free float and foreign ownership limits, or when a constituent company acquires or merges with a non-constituent company or spins-off another company. In practice, when a constituent company is involved in a corporate event which results in a significant decrease in the company’s free float adjusted market capitalization or the company decreases its foreign inclusion factor to below 0.15, the securities of that constituent company are considered for early deletion from the indices simultaneously with the event unless, in either case, it is a standard index constituent with a minimum free float-adjusted market capitalization meeting at least two-thirds of 1.8 times one-half of the standard index interim size segment cut-off. Share conversions may also give rise to an early deletion. Changes in number of shares and foreign inclusion factors resulting from primary equity offerings representing at least 5% of the security’s pre-event number of shares are implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. MSCI implements pending number of shares and/or free float updates simultaneously with the event, unless the change in number of shares is less than 1% on a post-event number of shares basis, in which case it will be implemented at a subsequent index review. Changes in the number of shares smaller than 5% are implemented at a subsequent index review. Secondary offerings/block sales with sizes representing at least 5% of the security’s pre-event number of shares are implemented at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

MSCI’s quarterly index review process is designed to ensure that the country indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the semi-annual index review due to their importance. These quarterly index reviews may result in additions and deletions of component securities from a country index (or a security being removed from one country listing and represented by a different country listing) and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for component securities may result from: corporate events that should have been implemented at the time of such event but  could not be reflected immediately due to lack of publicly available details at the time of the event; exercise of IPO over-allotment options which result in an increase in free float; increases in foreign ownership limits; decreases in foreign ownership limits which did not require foreign investors to immediately sell shares in the market; re-estimates of free float figures resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa: the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents. However, no changes in foreign inclusion factors are implemented for any of the above events if the change in free float estimate is less than 1%, except in cases of correction. As discussed above, small changes in the number of shares resulting from, for example, exercise of options or warrants and employee stock option plans, conversion of convertible bonds or other instruments (including periodic conversion of preferred stocks), conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents, periodical conversion of a share class into another share class, exercise of over-allotment options, periodic share buybacks, the cancellation of shares, acquisition for shares of non-listed companies or assets, or other events that could not be implemented on or near the effective dates where no price adjustment factor is necessary, are generally updated at the quarterly index review rather than at the time of the event. The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. MSCI has noted that consistency is a factor in maintaining each component country index.

MSCI’s semi-annual index review is designed to systematically reassess the component securities of the MSCI Emerging Markets Index. During each semi-annual index review, the universe of component securities is updated and the global minimum size range for the MSCI Emerging Markets Index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the MSCI Emerging Markets Index. The following MSCI Emerging Markets Index maintenance activities, among others, are undertaken during each semi-annual index review: the list of countries in which securities may be represented by foreign listings is reviewed; the component securities are updated by identifying new equity securities that were not part of the MSCI Emerging Markets Index at the time of the previous quarterly index review; the minimum size requirement for the MSCI Emerging Markets Index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the MSCI Emerging Markets Index may be removed (or, with respect to any such security that has other listings, a determination is made as to whether any such listing can be used to represent the security in the market investable universe); and changes in “foreign inclusion factors” are implemented (provided the change in free float is greater than 1%, except in cases of correction). During a semi-annual index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. Foreign listings may become eligible to represent securities only from the countries that met the foreign listing materiality requirement during the previous semi-annual index review (this requirement is applied only to countries that do not yet include foreign listed securities). Once a country meets the foreign listing materiality requirement at a given semi-annual index review, foreign listings will remain eligible for such country even if the foreign listing materiality requirements are not met in the future.

The results of the semi-annual index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day of May and November.

MSCI Emerging Markets Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs as well as deleting constituents that enter ineligible alert boards.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

Disclaimers

 MSCI HAS NO CONNECTION, AFFILIATION, OBLIGATION, OR LIABILITY IN, TO, OR WITH GOLDMAN SACHS OR THE GOLDMAN SACHS INDEX AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY GOLDMAN SACHS INDEX.

The Emerging Markets Equity Futures Rolling Strategy Index (the “Index”) is the exclusive property of Goldman Sachs International, which has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P Dow Jones Indices”) to calculate and maintain the Index.  S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed to S&P Dow Jones Indices.  Neither S&P Dow Jones Indices, SPFS, Dow Jones nor any of their affiliates sponsor and promote the Index and none shall be liable for any errors or omissions in calculating the Index.

Historical Closing Levels of the Index

The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the index during the period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of the index as an indication of the future performance of the index. We cannot give you any assurance that the future performance of the index will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the index. Before investing in the offered notes, you should consult publicly available information to determine the relevant index closing levels between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the index over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graph below shows the daily historical levels of the index from January 1, 2016 through March 12, 2021. We obtained the closing levels shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of Emerging Markets Equity Futures Rolling Strategy Index

Bloomberg Gold Subindex Total Return

The Bloomberg Gold Subindex Total Return (which we may refer to as the “index”) is a sub-index of the Bloomberg Commodity IndexSM. The Bloomberg Gold Subindex Total Return is comprised of exchange-traded futures on gold that are included in the Bloomberg Commodity IndexSM. While the Bloomberg Gold Subindex Total Return is generally calculated in the same manner as the Bloomberg Commodity IndexSM, it is based entirely on the gold futures contract included in the Bloomberg Commodity IndexSM. The Bloomberg Gold Subindex Total Return is measured on total return basis, which means it reflects the returns that are potentially available through an unleveraged investment in the gold contracts composing the index plus hypothetical interest that could be earned at a Treasury bill rate on funds committed to the trading of the futures contracts.

The Bloomberg Commodity IndexSM is an index tracking the performance of a weighted basket of futures contracts on certain physical commodities. The level of the Bloomberg Commodity IndexSM therefore goes up or down depending on the overall performance of such weighted basket of commodity futures contracts. The Bloomberg Commodity IndexSM reflects the excess returns that are potentially available through an unleveraged investment in the commodities that are included in the Bloomberg Commodity IndexSM as described below. Effective July 1, 2014, UBS Securities LLC (collectively with its affiliates, “UBS”) transferred governance, calculation, distribution and licensing functions for the Bloomberg Commodity IndexSM to Bloomberg Index Services Limited (“BISL” and collectively with its affiliates, “Bloomberg”), although the Bloomberg Commodity IndexSM remains the property of UBS. The product, risk and operations committee is comprised of Bloomberg employees, and the Bloomberg Commodity IndexSM was rebranded from the Dow Jones-UBS Commodity Index to the Bloomberg Commodity IndexSM effective July 1, 2014. BISL is able to exercise all discretion that resided with UBS prior to July 1, 2014 regarding the constitution, weighting and calculation of the index and otherwise. BISL may exercise this discretion in ways that differ from the ways in which UBS may have historically exercised such discretion or would have exercised such discretion in the future. Accordingly, year over year comparisons may reflect these differences rather than solely differences in commodity contract performance and weight. The Bloomberg Commodity IndexSM is calculated, administered and published by BISL.

The calculation of the Bloomberg Gold Subindex Total Return follows the same rules, including rounding conventions, as the calculation of Bloomberg Commodity IndexSM, with the following difference: the Bloomberg Gold Subindex Total Return is calculated on a daily basis using both the lead future and next future contract for gold. The weighted average value of the lead future contract or the next future contract, as applicable, is calculated as the product of the price of the applicable gold contract multiplied by the applicable commodity index multiplier (which we refer to as the CIM), as determined for the Bloomberg Commodity IndexSM on the CIM Determination Date. In the event that the CIM for gold is zero, the Bloomberg Gold Subindex Total Return will continue to use the most recent non-zero CIM for all future calculations.

Additional information about the Bloomberg Gold Subindex Total Return and the Bloomberg Commodity IndexSM is available on the following website: bloombergindexes.com/.  We are not incorporating by reference the website or any material it includes into this index supplement.

Neither UBS nor Bloomberg has any obligation to continue to publish, and may discontinue publication of, the Bloomberg Gold Subindex Total Return or the Bloomberg Commodity IndexSM.

Neither we nor any of our affiliates made any due diligence inquiry with respect to the Bloomberg Gold Subindex Total Return or the Bloomberg Commodity IndexSM or make any representation that any public information regarding the Bloomberg Gold Subindex Total Return, the Bloomberg Commodity IndexSM or the index sponsor is accurate or complete.

Index Description

Because the Bloomberg Gold Subindex Total Return is a sub-index of the Bloomberg Commodity IndexSM, the rules with respect to its calculation and composition derive from the Bloomberg Commodity IndexSM. We therefore include the following information on the Bloomberg Commodity IndexSM.

The Bloomberg Commodity IndexSM currently is composed of the prices of twenty-three exchange-traded contracts on twenty-one physical commodities.  An exchange-traded commodity contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price.  The commodities included in the Bloomberg Commodity IndexSM for 2020 are: aluminum, coffee, copper, corn, cotton, crude oil (WTI crude and Brent crude), gold, ultra-low-sulfur diesel (heating oil), lean hogs, live cattle, low sulfur gas oil, natural gas, nickel, silver, soybean meal, soybean oil, soybeans, sugar, unleaded gasoline, wheat (Soft (Chicago) wheat and Hard Red Winter (Kansas City) wheat) and zinc.

The Bloomberg Commodity IndexSM Governance, Audit and Review Structure.  BISL uses two primary committees to provide overall governance and oversight of its benchmark administration activities:

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The product, risk and operations committee provides direct governance and is responsible for the first line of controls over the creation, design, production and dissemination of benchmark indices, strategy indices and fixings administered by BISL, including the Bloomberg Commodity IndexSM. The product, risk and operations committee is composed of Bloomberg personnel with significant experience or relevant expertise in relation to financial benchmarks. Meetings are attended by Bloomberg legal & compliance personnel. Nominations and removals are subject to review by Bloomberg’s benchmark oversight committee, discussed below.

•

The oversight function is provided by the benchmark oversight committee. The benchmark oversight committee is independent of the product, risk and operations committee and is responsible for reviewing and challenging the activities carried out by the product, risk and operations committee. In carrying out its oversight duties, the benchmark oversight committee receives reports of management information both from the product, risk and operations committee as well as Bloomberg legal and compliance members engaged in second level controls.

On a quarterly basis, the product, risk and operations committee reports to the benchmark oversight committee on governance matters, including but not limited to client complaints, the launch of new benchmarks, operational incidents (including errors & restatements), major announcements and material changes concerning the benchmarks, the results of any reviews of the benchmarks (internal or external) and material stakeholder engagements.

As described in more detail below, the Bloomberg Commodity IndexSM is reconstituted and rebalanced each year in January with respect to relative liquidity and production percentages.  The composition and annual weightings for the Bloomberg Commodity IndexSM are determined each year by BISL employees operating within the product, risk and operations committee under the oversight of the benchmark oversight committee.  Once approved, the new composition of the Bloomberg Commodity IndexSM is publicly announced, and takes effect in the month of January immediately following the announcement.

Set forth below is a summary of the composition of, and the methodology used to calculate, the Bloomberg Commodity IndexSM as of the date of this index supplement.  The methodology for determining the composition and weighting of the Bloomberg Commodity IndexSM and for calculating its level is subject to modification in a manner consistent with the purposes of the Bloomberg Commodity IndexSM, as described below.  BISL makes the official calculation of the level of the Bloomberg Commodity IndexSM.

GS&Co. and/or certain of its affiliates will trade the contracts comprising the Bloomberg Commodity IndexSM, as well as the underlying commodities and other derivative instruments thereon, for their proprietary accounts and other accounts under their management.  GS&Co. and/or certain of its affiliates may underwrite or issue other securities or financial instruments linked to the Bloomberg Commodity IndexSM and related indices.  These activities could present certain conflicts of interest and could adversely affect the level of the Bloomberg Commodity IndexSM.  There may be conflicts of interest between you and GS&Co.

Composition of the Bloomberg Commodity IndexSM

Commodities Available for Inclusion in the Bloomberg Commodity IndexSM.

Commodities are selected for the Bloomberg Commodity IndexSM that are believed to be both sufficiently significant to the world economy to merit consideration and that are tradable through a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metals Exchange (“LME”) and the contract for Brent Crude Oil and Low Sulphur Gas Oil, each of the commodities is the subject of at least one futures contract that trades on a U.S. exchange.  Twenty-five commodities are considered to be eligible for inclusion in the Bloomberg Commodity IndexSM.  They are: aluminum, cocoa, coffee, copper, corn, cotton, crude oil (WTI crude and Brent crude), gold, ultra-low-sulfur diesel (heating oil), lead, lean hogs, live cattle, low sulphur gas oil, natural gas, nickel, platinum, silver, soybean meal, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat (Soft (Chicago) wheat and Hard Red Winter (Kansas City) wheat) and zinc.

The twenty-one commodities represented in the Bloomberg Commodity IndexSM for 2020 are: aluminum, coffee, copper, corn, cotton, crude oil (WTI crude and Brent crude), gold, ultra-low-sulfur diesel (heating oil), lean hogs, live cattle, low sulfur gas oil, natural gas, nickel, silver, soybean meal, soybean oil, soybeans, sugar, unleaded gasoline, wheat (Soft (Chicago) wheat and Hard Red Winter (Kansas City) wheat) and zinc.

Designated Contracts for Each Commodity.  One or more commodity contracts known as “designated contracts” are selected by BISL for each commodity.  With the exception of several LME contracts, which are traded in London, low sulphur gas oil, which is traded on the ICE Futures Europe, in London, crude oil, for which two designated contracts have been selected, and wheat for which two designated contracts that are traded in North America have been selected, BISL selects for each index commodity one commodity contract that is traded in North America and denominated in U.S. dollars. Currently, only one contract on gold is included in the Bloomberg Commodity IndexSM. Data concerning the designated contracts is used to calculate the Bloomberg Commodity IndexSM.  It is possible that BISL will in the future select more than one designated contract for additional commodities or may select designated contracts that are traded outside of the United States or in currencies other than the U.S. dollar.  For example, in the event that changes in regulations concerning position limits materially affect the ability of market participants to replicate the Bloomberg Commodity IndexSM in the underlying futures markets, BISL may include multiple designated contracts for one or more commodities (in addition to crude oil and wheat) in order to enhance liquidity.  The termination or replacement of a commodity contract on an established exchange occurs infrequently; if a designated contract were to be terminated or replaced, BISL would select a commodity contract it deemed to be comparable, if available, to replace the designated contract.

Annual Reconstitution and Rebalancing of the Bloomberg Commodity IndexSM

The Bloomberg Commodity IndexSM is reconstituted and rebalanced each year in January on a price-percentage basis.  The annual constitution and weightings for the Bloomberg Commodity IndexSM are determined each year by BISL employees operating within the product, risk and operations committee under the oversight of the benchmark oversight committee.  Once approved, the new composition of the Bloomberg Commodity IndexSM is publicly announced, and takes effect in the month of January immediately following the announcement.

Calculations

The Bloomberg Gold Subindex Total Return reflects the returns on a “fully collateralized” investment in the Bloomberg Gold Subindex. To explain what is meant by “fully collateralized”, as a general matter, investors can enter into a commodity contract without paying the full value of the commodity contract by depositing margin that amounts to only a fraction of the full purchase price, which is referred to as an “uncollateralized” investment. On the other hand, to invest in a “fully-collateralized” investment, an investor needs to put up margin that equals the entire purchase price at the time of the establishment of the commodity contract. The clearing house that holds the margin as collateral for commodity contracts traded generally pays interest at U.S. Treasury bill rates on the monies held for the investors.

The Bloomberg Gold Subindex Total Return combines the returns of the Bloomberg Gold Subindex with the returns on cash collateral invested in Treasury Bills, which are reinvested into the Bloomberg Gold Subindex. The returns on cash collateral invested in Treasury Bills are calculated by using the most recent weekly auction high rate for 13 week (3 Month) U.S. Treasury Bills, as reported by the Bureau of the Public Debt of the U.S. Treasury, or any successor source, which is generally published once per week on Monday. The auction results are also available under the Bloomberg ticker USB3MTA Index.

The Bloomberg Gold Subindex is calculated on an excess return basis by applying the impact of the changes to the prices of futures contracts included in the Bloomberg Gold Subindex (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Bloomberg Gold Subindex is a mathematical process whereby the CIMs for the commodities included in the Bloomberg Gold Subindex are multiplied by respective prices in U.S. dollars for the applicable designated contracts. These products are then summed. The percentage change in this sum is then applied to the immediately preceding index value to calculate the then current index value.

The Bloomberg Commodity IndexSM Is a Rolling Index. The Bloomberg Commodity IndexSM is composed of futures contracts rather than physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts normally specify a certain date for the delivery of the underlying physical commodity.  In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically contracts on physical commodities specifying delivery on a nearby date must be sold and contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each futures contract occurs over a period of five Bloomberg Commodity IndexSM business days each month according to a pre-determined schedule.  This process is known as “rolling” a futures contract position. The Bloomberg Commodity IndexSM is, therefore, a “rolling index”.

Index Calculation Disruption Events.  From time to time, disruptions can occur in trading futures contracts on various commodity exchanges.  The daily calculation of the Bloomberg Commodity IndexSM will be adjusted in the event that BISL determines that any of the following index calculation disruption events exists:

•

termination or suspension of, or material limitation or disruption in the trading of any futures contract or first nearby futures contract used in the calculation of the Bloomberg Commodity IndexSM on that day,

•	the settlement value of any futures contract used in the calculation of the Bloomberg Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement value,
•	the failure of an exchange to publish official settlement values for any futures contract used in the calculation of the Bloomberg Commodity IndexSM, or
•	with respect to any futures contract used in the calculation of the Bloomberg Commodity IndexSM that trades on the LME, a business day on which the LME is not open for trading.

If a market disruption event occurs on any Bloomberg Commodity IndexSM business day during a hedge roll period (which the index sponsor defines as the fifth through ninth Bloomberg Commodity IndexSM business day of each month) in any month other than January affecting any futures contract included in the Bloomberg Commodity IndexSM, the portion of the roll that would have taken place on that Bloomberg Commodity IndexSM business day is deferred until the next Bloomberg Commodity IndexSM business day on which such conditions do not exist.  If any of these conditions exist throughout the hedge roll period, the roll with respect to the affected contract will be effected in its entirety on the next Bloomberg Commodity IndexSM business day on which such conditions no longer exist.  The market disruption event will not postpone the roll for any other futures contract for which a market disruption event has not occurred.

In the event that a market disruption event occurs during the hedge roll period scheduled for January of each year affecting a futures contract included in the Bloomberg Commodity IndexSM, the rolling or rebalancing of the relevant designated contract will occur in all cases over five Bloomberg Commodity IndexSM business days on which no market disruption event exists. The hedge roll period in January, and the resulting rebalancing that is occurring, will be extended if necessary until the affected designated contract finishes rolling over five Bloomberg Commodity IndexSM business days. The amounts of a particular futures contract rolled or rebalanced in January will always be distributed over five Bloomberg Commodity IndexSM business days, and rolling weight at the rate of 20% per Bloomberg Commodity IndexSM business day on any Bloomberg Commodity IndexSM business day following a market disruption event during such hedge roll period. This change affects only the rolling or rebalancing process in January, with no change to the rules for rolling futures contracts in other monthly hedge roll periods.

Material changes or amendments to the calculation methodology are subject to the approval of the product, risk and operations committee in consultation, if practicable, with UBS, except during periods of extraordinary circumstances, such as during a market emergency. Questions and issues relating to the application and interpretation of terms contained in the index methodology generally and calculations during periods of extraordinary circumstances in particular will be resolved or determined by BISL in consultation, if practicable, with UBS.

Disclaimer

“Bloomberg®”, and Bloomberg Gold SubindexSM Total Return are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Goldman Sachs International.  The Goldman Sachs Momentum Builder® Focus ER Index is not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS Securities”) or any of their subsidiaries or affiliates.  None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the products tied to the performance of the Goldman Sachs Momentum Builder® Focus ER Index or any member of the public regarding the advisability of investing in securities or commodities generally or in the products tied to the Goldman Sachs Momentum Builder® Focus ER Index particularly.  The only relationship of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates to Goldman Sachs International is the licensing of certain trademarks, trade names and service marks and of the Bloomberg Gold Subindex Total Return Index, which is determined, composed and calculated by Bloomberg in conjunction with UBS Securities without regard to Goldman Sachs International or the Goldman Sachs Momentum Builder® Focus ER Index.  Bloomberg and UBS Securities have no obligation to take the needs of Goldman Sachs International or the owners of any products tied to the performance of Goldman Sachs Momentum Builder® Focus ER Index into consideration in determining, composing or calculating the Bloomberg Gold Subindex Total Return Index.

Purchasers investing in products tied to the performance of the Goldman Sachs Momentum Builder® Focus ER Index should not conclude that the inclusion of a futures contract in the Bloomberg Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. The information in this document regarding the Bloomberg Commodity IndexSM components has been derived solely from publicly available documents. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Bloomberg Commodity IndexSM or any components in connection with products tied to the performance of the Goldman Sachs Momentum Builder® Focus ER Index. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Bloomberg Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG GOLD SUBINDEX TOTAL RETURN INDEXSM OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GOLDMAN, OWNERS OF THE PRODUCTS TIED TO THE PERFORMANCE OF THE GOLDMAN SACHS MOMENTUM BUILDER® FOCUS ER INDEX OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG GOLD SUBINDEX TOTAL RETURN INDEXSM OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG GOLD SUBINDEX TOTAL RETURN INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS (INCLUDING UBS), AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY DAMAGES – WHETHER INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE-ARISING IN CONNECTION WITH THE PRODUCTS TIED TO THE PERFORMANCE OF THE GOLDMAN SACHS MOMENTUM BUILDER® FOCUS ER INDEX OR THE GOLDMAN SACHS MOMENTUM BUILDER ® FOCUS ER INDEX OR ANY DATA OR VALUES RELATING THERETO-WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG, UBS SECURITIES AND GOLDMAN, OTHER THAN UBS AG.

Historical Closing Levels of the Index

The closing level of the index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the index during the period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of the index as an indication of the future performance of the index. We cannot give you any assurance that the future performance of the index will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the index. Before investing in the offered notes, you should consult publicly available information to determine the relevant index closing levels between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the index over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graph below shows the daily historical levels of the index from January 1, 2016 through March 12, 2021. We obtained the closing levels shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of Bloomberg Gold Subindex Total Return

THE NOTIONAL INTEREST RATE

The table set forth below illustrates the historical levels of the federal funds rate for the period shown below. The level of the federal funds rate has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the federal funds rate during the period shown below is not an indication that the level of the federal funds rate is more or less likely to increase or decrease at any time during the life of the notes.

You should not take the historical level of the federal funds rate as an indication of future levels of the federal funds rate.

In light of current market conditions, the trends reflected in the historical levels of the federal funds rate may be less likely to be indicative of the levels of the federal funds rate during the term of the notes.

Neither we nor any of our affiliates make any representation to you as to the performance of the federal funds rate. The actual levels of the federal funds rate may bear little relation to the historical levels of the federal funds rate shown below.

The graph below shows the daily historical levels of the federal funds rate from January 1, 2016 through March 12, 2021. We obtained the federal funds rates shown in the graph below from Reuters, without independent verification.

Historical Performance of Federal Funds Rate

USE OF PROCEEDS

We intend to lend the net proceeds from the sale of the notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

HEDGING

In anticipation of the sale of the notes, we and/or our affiliates have entered into, or expect to enter into, hedging transactions involving purchases of listed or over-the-counter options, futures and/or other instruments linked to the index, the eligible underlying assets, the reference equity indices or federal funds rate on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other index-linked notes we issue, some of which may have returns linked to the index, the eligible underlying assets, the reference equity indices or federal funds rate. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

●

expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the index or some or all of the eligible underlying assets, reference equity indices or federal funds rate,

●	may take or dispose of positions in the assets held by the eligible underlying indices,
●

may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market,

●

may take short positions in the eligible underlying assets, reference equity indices or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or

●	may take or dispose of positions in interest rate swaps, options swaps and treasury bonds.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the index, the eligible underlying assets, the reference equity indices, federal funds rate or assets held by the eligible underlying indices or reference equity indices. We expect our affiliates’ steps to involve sales of instruments linked to the index, the eligible underlying assets, the reference equity indices, federal funds rate or assets held by the eligible underlying indices or reference equity indices on or shortly before the determination date. Our affiliates’ steps also may involve sales and/or purchases of some or all of the listed or over-the-counter options, futures or other instruments linked to the index.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96- 23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each note to be issued, GS Finance Corp. expects to agree to sell to GS&Co., and GS&Co. expects to agree to purchase from GS Finance Corp., the principal amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement. GS&Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of GS Finance Corp. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a)the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)	a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or
(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA;

(iii)	or not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by GS Finance Corp.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This index supplement, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this index supplement, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this index supplement nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This index supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this index supplement and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, any offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this index supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This index supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this index supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

TABLE OF CONTENTS

MOBU Focus ER Index Supplement No. 1

GS Finance Corp.

Medium-Term Notes, Series F

guaranteed by

The Goldman Sachs Group, Inc.

MOBU Focus ER Index Supplement No. 1

Notes Linked to the Performance of the Goldman Sachs Momentum Builder® Focus ER Index